Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996

by and between

PACIFIC BELL TELEPHONE COMPANY

d/b/a SBC PACIFIC BELL TELEPHONE COMPANY

and

PAC-WEST TELECOMM, INC.

Table of Contents

AGREEMENT 1

1. Definitions *

2. INTERPRETATION AND CONSTRUCTION *

3. IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES *

4. INTERCONNECTION PURSUANT TO SECTION 251(c)(2)(A),(B),(C); 47 CFR § 51.305(a)(1) *

5. TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)(D); 252(d)(1) and (2); 47 CFR § 51.305(a)(5) *

6. TRANSMISSION AND ROUTING OF SWITCHED ACCESS TRAFFIC PURSUANT TO 251(c)(2) *

7. TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC *

8. SIGNALING *

9. NUMBERING *

10. RESALE - SECTIONS 251(b)(1); 251(c)(4); 252(d)(3); and 271(c)(2)(B)(xiv) *

11. UNBUNDLED NETWORK ELEMENTS - SECTIONS 251(c)(3), 271(c)(2)(B)(ii),(iv),(v),(vi),(x) *

12. NOTICE OF CHANGES - SECTION 251(c)(5) *

13. COLLOCATION - SECTION 251(c)(6) *

14. NUMBER PORTABILITY - SECTIONS 251(b)(2) and 271(c)(2)(B)(xi) *

15. DIALING PARITY - SECTION 251(b)(3); 271(c)(2)(B)(xii); and 271(e)(2) *

16. ACCESS TO RIGHTS-OF-WAY - SECTION 251(b)(4) and 271(c)(2)(B)(iii) *

17. DATABASE ACCESS - SECTION 271(c)(2)(B)(x) *

18. INTERCEPT REFERRAL ANNOUNCEMENTS *

19. COORDINATED REPAIR CALLS *

20. OTHER SERVICES 271(c)(B)(2)(vii) and 271(c)(2)(B)(viii) *

21. GENERAL RESPONSIBILITIES OF THE PARTIES *

22. EFFECTIVE DATE, TERM, AND TERMINATION *

23. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES *

24. CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER SELECTION *

25. SEVERABILITY *

26. INTELLECTUAL PROPERTY *

27. INDEMNIFICATION *

28. LIMITATION OF LIABILITY *

29. REGULATORY APPROVAL *

30. MISCELLANEOUS *

APPENDIX PRICING *

APPENDIX 800 *

1. DESCRIPTION *

2. TERMS AND CONDITIONS *

3. RATE REGULATIONS *

4. MONTHLY BILLING *

APPENDIX 911 - CA *

I. DEFINITIONS *

II. RESPONSIBILITIES *

III. METHODS AND PRACTICES *

IV. CONTINGENCY *

V. BASIS OF COMPENSATION *

VI. LIABILITY *

VII. MUTUALITY *

APPENDIX DAL *

1. PREAMBLE *

2. SERVICE PROVIDED *

3. USE OF SUBSCRIBER LISTING INFORMATION *

4. ASSIGNMENT *

5. BREACH OF CONTRACT *

6. LIABILITY *

7. TERM OF CONTRACT *

APPENDIX DCO *

APPENDIX ITR *

1. LOCAL AND INTRALATA TOLL TRAFFIC *

2. MEET POINT TRUNKS *

3. 800 (888) TRAFFIC *

4. E911 *

5. HIGH VOLUME CALL-IN NETWORK *

6. OPERATOR SERVICES *

7. TRUNK DESIGN BLOCKING CRITERIA *

8. FORECASTING RESPONSIBILITIES *

9. TRUNK SERVICING *

10. SERVICING OBJECTIVE/DATA EXCHANGE *

11. TRUNK FACILITY UNDER UTILIZATION *

12. NETWORK MANAGEMENT *

APPENDIX LIDB *

1. DEFINITIONS *

2. DESCRIPTION OF SERVICE *

3. PRICE AND PAYMENT *

4. OWNERSHIP OF INFORMATION *

5. TERM AND TERMINATION *

6. LIMITATION OF LIABILITY *

7. COMMUNICATION AND NOTICES *

8. CONFIDENTIALITY *

9. MUTUALITY *

10. ATTACHED AND INCORPORATED HEREIN ARE: *

APPENDIX LIDB - AS *

1. DEFINITIONS *

2. GENERAL DESCRIPTION *

3. SERVICE DESCRIPTION *

4. MANNER OF PROVISIONING *

5. BILLING *

6. LIABILITY *

7. DISCLAIMER OF WARRANTIES *

APPENDIX NIM *

1. METHODS FOR INTERCONNECTION *

2. PHYSICAL ARCHITECTURE *

3. POINTS OF INTERCONNECTION *

4. SUBSEQUENT INTERCONNECTION *

5. RESPONSIBILITIES OF THE PARTIES *

6. FIBER MEETS *

7. AVOIDANCE OF OVER PROVISIONING *

8. JOINT FACILITY GROWTH PLANNING *

9. VIRTUAL COLLOCATION INTERCONNECTION *

10. PHYSICAL COLLOCATION INTERCONNECTION *

11. LEASING OF PACIFIC'S FACILITIES *

APPENDIX NUMBER PORTABILITY *

1. INTRODUCTION *

2. PERMANENT NUMBER PORTABILITY (PNP) *

3. MASS CALLING CODES *

4. PROVISION OF PNP BY PAC-WEST TO PACIFIC *

5. APPLICABILITY OF OTHER RATES, TERMS AND CONDITIONS *

APPENDIX OSS-RESALE & UNE *

1. GENERAL CONDITIONS *

2. PRE-ORDER *

3. ORDERING/PROVISIONING *

4. MAINTENANCE/REPAIR *

5. BILLING *

6. REMOTE ACCESS FACILITY *

7. OPERATIONAL READINESS TEST (ORT) FOR ORDERING/ PROVISIONING AND REPAIR/ MAINTENANCE INTERFACES *

8. RATES *

9. EFFECTIVE DATE *

APPENDIX PHYSICAL COLLOCATION *

APPENDIX PERFORMANCE MEASUREMENTS *

1. INTRODUCTION *

APPENDIX RECIPROCAL COMPENSATION *

1. APPENDIX SCOPE *

2. PACIFIC DESIGNATIONS *

3. CLASSIFICATION OF TRAFFIC *

4. RESPONSIBILITIES OF THE PARTIES *

5. INTENTIONALLY OMITTED *

6. LOCAL AND ISP TRAFFIC - CALIFORNIA ONLY *

7 NON-LOCAL CALL TERMINATION *

8. TRANSIT TRAFFIC COMPENSATION *

9. INTRALATA 800 TRAFFIC *

10. MEET-POINT-BILLING (MPB) and SWITCHED ACCESS TRAFFIC COMPENSATION *

11 INTRALATA TOLL TRAFFIC COMPENSATION *

12. BILLING FOR MUTUAL COMPENSATION - PACIFIC *

13. RESERVATION OF RIGHTS AND SPECIFIC INTERVENING LAW TERMS *

14. ADDITIONAL TERMS AND CONDITIONS *

APPENDIX RESALE *

1. DESCRIPTION AND CHARGES FOR SERVICES *

2. TERMS AND CONDITIONS OF SERVICE *

3. ANCILLARY SERVICES *

4. BRANDING *

5. RESPONSIBILITIES OF PACIFIC *

6. RESPONSIBILITIES OF PAC-WEST *

7. PROCEDURES FOR NONPAYMENT AND DISCONNECTION *

APPENDIX ROW *

1. INTRODUCTION *

2. DEFINITIONS: *

3. GENERAL REQUIREMENTS *

4. REQUESTS FOR SPACE *

5. REQUESTS FOR DRAWINGS *

6. REQUESTS FOR INFORMATION *

7. MAKE READY WORK *

8. POLE ATTACHMENTS *

9. CONDUITS *

10. INNERDUCTS *

11. ACCESS TO PRIVATE EASEMENTS *

12. DISPUTE RESOLUTION *

EMERGENCY RESTORAL PROCEDURES *

APPENDIX SS7 *

1. SERVICE DESCRIPTION *

2. DEFINITIONS *

3. MANNER OF PROVISIONING *

4. DESCRIPTION OF RATE ELEMENTS *

5. RATES AND CHARGES *

6. ORDERING THE SERVICE *

7. RESPONSIBILITIES OF PACIFIC *

8. RESPONSIBILITIES OF PAC-WEST *

9. RESPONSIBILITIES OF THE PARTIES (PAC-WEST AND PACIFIC) *

APPENDIX UNE *

1. INTRODUCTION *

2. GENERAL TERMS AND CONDITIONS *

3. NETWORK INTERFACE DEVICE *

4. LOCAL LOOP *

5. LOCAL SWITCHING *

6. TANDEM SWITCHING *

7. OPERATOR SERVICES AND DIRECTORY ASSISTANCE *

8. INTEROFFICE TRANSPORT *

9. SIGNALING NETWORKS AND CALL-RELATED DATABASES *

10. OPERATIONS SUPPORT SYSTEMS FUNCTIONS *

11. CROSS CONNECTS *

12. PRICING *

APPENDIX WP *

1. SERVICE PROVIDED *

2. USE OF SUBSCRIBER LISTING INFORMATION *

3. PRICING *

4. ASSIGNMENT *

5. LIABILITY *

6. BREACH OF CONTRACT *

Interconnection Agreement Under Sections 251 And 252
Of The Telecommunications Act Of 1996

This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement") is by and between Pacific Bell Telephone Company d/b/a SBC Pacific Bell Telephone Company, a California Corporation ("PACIFIC"), and PAC-WEST TELECOMM, INC., ("Pac-West") a California Corporation doing business at 1776 W. March Lane, Suite 250, Stockton, CA.

WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide, directly or indirectly, Telephone Exchange Services and Exchange Access to residential and business end users predominantly over their respective telephone exchange service facilities in California; and

WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Telecommunications Act of 1996 ("the Act") and additional services as set forth herein; and

WHEREAS, for purposes of this Agreement, the Parties intend to operate where PACIFIC is the incumbent local exchange carrier and Pac-West, a competitive local exchange carrier, is certified by the California Public Utilities Commission, as required.

NOW, THEREFORE, PAC-WEST and PACIFIC hereby agree as follows:

  Definitions

    "Act" means the Communications Act of 1934 [47 U.S.C. 153(R)], as amended by the Telecommunications Act of 1996.

    "Affiliate" is as defined in the Act.

    "AMA" means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document published by Bellcore as GR-1100-CORE which defines the industry standard for message recording.

    "Automatic Number Identification" or "ANI" is a Feature Group D or a CAMA signaling parameter that forwards the telephone ("CAMA") or billing number ("FG-D") of the calling party.

    "Busy Line Verification Interrupt" or "BLVI" means a service in which an End User requests an operator to confirm the busy status of a line and requests an interruption of the call.

    "Calling Party Number" or "CPN" is a Signaling System 7 ("SS7") parameter whereby the ten (10) digit number of the calling party is forwarded from the End Office.

    "Central Office Switch" means a single switching system within the public switched telecommunications network, including the following:

            "End Office Switches" which are Class 5 switches where End User Exchange Services are directly connected and offered; and

            "Tandem Office Switches" or "Access Tandems" which are switches used to connect and switch calls over interoffice trunks between End Office Switches.

    Central Offices may be employed as combination End Office/Tandem Office switches.

    "CLASS Features" mean certain CCS-based features available to End Users including, but not limited to: Automatic Call Back; Call Trace; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

    "Collocation" refers to an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtual." "Physical Collocation" generally refers to the Collocating Party installing and maintaining its own equipment in the Housing Party's premises. "Virtual Collocation is defined in Appendix NIM and generally refers to the "Housing Party" owning, installing and maintaining the collocated equipment in the Housing Party's premises.

    "Commission" or "CPUC" means the California Public Utilities Commission.

    "Common Channel Signaling" or "CCS" is a special network, fully separate from the transmission path of the public switched network, that digitally transmits call set-up and network control data. Unless otherwise agreed by the Parties, the CCS protocol used by the Parties shall be SS7.

    "Competitive Local Exchange Carriers - "CLEC" is as defined in the Act.

    "Control Office" means an exchange carrier center or office designated as its company's single point of contact for the provisioning and maintenance of its portion of interconnection arrangements.

    "Dialing Parity" is as defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity.

    "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

    "Digital Signal Level 0" or "DS-0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

    "Digital Signal Level 1" or "DS-1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS-1 is the initial level of multiplexing.

    "Digital Signal Level 3" or "DS-3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS-3 is defined as the third level of multiplexing.

    "End User" means a third-party residence or business that subscribes to Telecommunications Services provided by either of the Parties or by another telecommunications service provider.

    "Exchange Access" see Switched Access.

    "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications Carriers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

    "Fiber Meet" means an Interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed-upon location.

    "Interconnection" is as defined in the Act.

    "Interconnection Activation Date" is the date that the construction of the joint facility Interconnection arrangement has been completed, trunk groups have been established, and joint trunk testing is completed.

    "Interexchange Carrier" or "IXC" (also referred to as "Switched Access Customer") means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services. For purposes of Section 6 of this Agreement, the term "IXC" includes any entity which purchases FGB or FGD Switched Access Service in order to originate or terminate traffic to/from Pac-West's End Users.

    "IntraLATA Toll Traffic" means those intraLATA station calls that are not defined as Local Traffic in this Agreement.

    "Line Side" refers to End Office switch connections that have been programmed to treat the circuit as a local line connected to a terminating station (e.g., an ordinary subscriber's telephone station set, a PBX, answering machine, facsimile machine or computer). Line Side connections offer only those transmission and signal features appropriate for a connection between an End Office and such terminating station.

    "Local Exchange Routing Guide" or "LERG" means a Bellcore Reference Document used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations.

    "Local Exchange Traffic" is as defined in the Act.

    "Local Interconnection Trunks/Trunk Groups" are used for the termination of Local Exchange Traffic, using Bellcore Technical Reference GR-317-CORE ("GR-317").

    "Local Calls" are as defined by the Commission. Local Calls currently include all 0-12 mile calls based on the rate centers of the originating and terminating NPA-NXXs of the callers, irrespective of whether the routing point of an NPA-NXX is different than the rate center of that NPA-NXX (these include but are not limited to ZUM Zone 1 and ZUM Zone 2 calls) and, where established in incumbent LEC tariffs, ZUM Zone 3 and Extended Area Service (EAS) calls.

    "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

    "MECAB" refers to the Multiple Exchange Carrier Access Billing ("MECAB") document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the Alliance for Telecommunications Industry Solutions ("ATIS"). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of access services provided to an IXC by two or more LECs, or by one LEC in two or more states within a single LATA.

    "MECOD" refers to the Multiple Exchange Carriers Ordering and Design "MECOD") Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the Alliance for Telecommunications Industry Solutions ("ATIS"). The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes methods for processing orders for access service which is to be provided to an IXC by two or more telecommunications providers.

    "Meet-Point Billing" or "MPB" refers to a billing arrangement whereby two or more Telecommunications Carriers jointly provide for Switched Access Service to an IXC, with each LEC receiving an appropriate share of its switched access revenues as defined by its effective access tariffs.

    "Meet Point Trunks/Trunk Groups" ("MPTGs") are used for the joint provision of Switched Access services, utilizing Bellcore Technical References GR-394-CORE ("GR-394") and GR-317-CORE ("GR-317"). MPTGs are those between a local End Office and an Access Tandem as described in FSD 20-24-0000 and 20-24-0300.

    "Mid-Span Meet" means an interconnection between two LECs whereby each provides its own cable and equipment up to the meet point of the cable facilities. The meet point is the demarcation establishing ownership of and responsibility for each LEC's portion of the transmission facility.

    "Network Element Bona Fide Request" or "BFR" means the process described in Appendix UNE that is attached hereto and incorporated herein that prescribes the terms and conditions relating to a Party's request that the other Party provide a Network Element.

    "Originating Line Information ("OLI")" is an SS7 Feature Group D signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling party.

    "Point of Interconnection" or "POI" means a physical location at which the Parties' networks meet for the purpose of establishing interconnection. POIs include a number of different technologies and technical interfaces based on the Parties' mutual agreement.

    "Rating Point" means the Vertical and Horizontal ("V&H") coordinates associated with a particular telephone number for rating purposes.

    "Routing Point" means a location which a LEC has designated on its own network as the homing or routing point for traffic inbound to Exchange Service provided by the LEC which bears a certain NPA-NXX designation. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access services. The Routing Point need not be the same as the Rating Point, nor must it be located within the Rate Center area, but must be in the same LATA as the NPA-NXX.

    "Switched Access" service means an offering of access to services or facilities for the purpose of the origination or termination of traffic from or to Exchange Service customers in a given area pursuant to a Switched Access tariff. Switched Access Services includes: Feature Group A ("FGA)", Feature Group B ("FGB"), Feature Group C ("FGC"), Feature Group D ("FGD"), Toll Free Service, 700 and 900 access. Switched Access service does not include traffic exchanged between LECs for the purpose of local exchange interconnection.

    "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps ("OC-1/STS-1") and higher rates are direct multiples of the base rate, up to 13.22 Gbps.

    "Telephone Exchange Service" is as defined in the Act.

    "Toll Free Service" means service provided with any dialing sequence that invokes toll-free, i.e., 800-like, service processing. Toll Free Service includes calls to the Toll Free Service 800/888 NPA SAC codes and excludes services using standard NPA-NXX dialing patterns, irrespective of whether the routing point of the NPA-NXX is in a different rate center than the rating point of that NPA-NXX.

    "Trunk-Side" refers to a Central Office Switch connection that is capable of, and has been programmed to treat the circuit as connecting to another switching entity, for example, another Central Office switch. Trunk-Side connections offer those transmission and signaling features appropriate for the connection of switching entities and cannot be used for the direct connection of ordinary telephone station sets.

    "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Access Service.

  INTERPRETATION AND CONSTRUCTION

  [Section Deleted]

  IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES

  Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Sections 4, 5, and 6 for the transmission and routing of Telephone Exchange Service Traffic and Exchange Access Traffic shall be established for each Exchange Area on Appendix DCO attached hereto and incorporated by reference. Appendix DCO may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection of additional Exchange Areas by modifying or updating Appendix DCO.

  INTERCONNECTION PURSUANT TO SECTION 251(c)(2)(A),(B),(C); 47 CFR § 51.305(a)(1)

    Scope

    This Section refers to the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Appendix ITR (Interconnection Trunking Requirements), attached hereto and incorporated by reference prescribes the specific trunk groups (and traffic routing parameters). Appendix NIM describes the facilities for the transmission and routing of traffic as described in Appendix ITR.

    Interconnection Coverage § 251(c)(2)(B) and (C), 47 CFR § 51.305(a)(2)

    The Parties will provide for interconnection of their networks that is at least equal in quality to that provided by PACIFIC to itself or to any subsidiary, affiliate, or any other party to which PACIFIC provides interconnection and shall interconnect at any technically feasible point in their network as defined in Appendix NIM, attached hereto and incorporated by reference. The Parties will establish Local Interconnection Trunks to exchange Local and IntraLATA Toll traffic. All traffic exchanged over Local Interconnection Trunk Groups will be treated as Pac-West traffic and subject to the terms and conditions of this Agreement. Neither Party shall terminate Switched Access traffic over Local Interconnection Trunks. Separate two-way Meet Point trunks will be established for the joint provisioning of Switched Access traffic. Local Interconnection will be provided via two-way trunks unless both Parties agree to implement one-way trunks on a case-by-case basis. In depth description is included in Appendix ITR.

      The Parties shall interconnect their facilities as follows:

              Each Party will establish a Local Interconnection Trunk Group with each Access Tandem in the LATA(s) in which it originates or terminates Local and/or Toll traffic with the other Party. Parties may not route Local Interconnection traffic to an Access Tandem destined for an NXX that subtends another tandem. The Parties agree that direct trunking to an End Office from either Party's End Office or Access Tandem is permitted under the terms of this section.

              In addition to the tandem interconnection described above, either Party may establish End Office-to-End Office or End Office-to-tandem or tandem-to-tandem trunk groups. In the case of host-remote End Offices, such interconnection shall occur at the location of the host or remote, at the option of the Party deploying the host-remote End Office.

    Methods for Interconnection

  Methods for Interconnection and Physical Architecture shall be as defined in Appendix NIM.

  TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)(D); 252(d)(1) and (2); 47 CFR § 51.305(a)(5)

    Scope of Traffic

    This Section 5 prescribes traffic routing parameters for Local Interconnection Trunk Group(s) the Parties shall establish over the Interconnections specified in Section 4.

      Either Party may opt at any time to terminate, i.e., overflow, to the other Party some or all Local Exchange Traffic and intraLATA Toll traffic originating on its network, together with Switched Access traffic, via Feature Group D or Feature Group B Switched Access Services. Either Party may otherwise purchase these Switched Access Services from the other Party subject to the rates, terms, and conditions specified in its standard intrastate access tariffs, including any usage-sensitive rates for the Local Exchange or intraLATA Toll traffic terminated over the Switched Access service.

      Each Party shall deliver to the other Party over the Local Interconnection Trunk Group(s) only such traffic which is destined for those publicly dialable NPA-NXX codes served by End Offices that directly subtend the Access Tandem or to those Wireless Service Providers that directly subtend the Access Tandem.

      Unless otherwise agreed to, each Party shall deliver all traffic destined to terminate at either Party's End Office or tandem in accordance with the serving arrangements defined in the LERG Common Language Location Identifier (CLLI) Code.

      Where the Parties deliver over the Local Interconnection Trunk Group(s) miscellaneous calls (e.g., time, weather, NPA-555, Mass Calling Codes) destined for each other, they shall deliver such traffic in accordance with the serving arrangements defined in the LERG Common Language Location Identifier Code.

      N11 codes (e.g., 611, 811, & 911) shall not be sent between Pac-West's and PACIFIC's network over the Local Interconnection Trunk Group(s).

      For purposes of compensation under this Agreement, the traffic traded between Pac-West and PACIFIC will be classified as either Local Traffic, Transit Traffic, IntraLATA Interexchange Traffic, or interLATA Interexchange Traffic. The Parties agree that, notwithstanding the classification of traffic under this Agreement, either Party is free to define its own "local" calling area(s) for purposes of its provision of Telecommunications Services to its End Users.

      All Local Calls, including Local Calls originated by or terminated to any internet service provider, are subject to payment of local reciprocal compensation under the terms of this Agreement.

      Calls originated by one Party's End User and terminated to the other Party's End User will be classified as "Local Traffic" for purposes of intercompany compensation, if they are "Local Calls" as defined by this Agreement (Section 1.31).

      PACIFIC shall deliver all traffic destined to terminate at Pac-West's End Office in accordance with the serving arrangements defined in the Common Language Location Identifier Code, except PACIFIC will not deliver calls destined to Pac-West End Office(s) via another LEC's or CLEC's tandem.

      PACIFIC shall terminate traffic from third party LECs, CLECs, or Wireless Service Providers delivered to PACIFIC's network through Pac-West's tandem. Prior to the routing of such traffic, the Parties agree to negotiate the issues of network capacity and forecasting caused by such termination. The Parties shall conduct such negotiations in good faith and shall not unreasonably withhold consent to the routing of such traffic.

      PACIFIC shall complete traffic delivered from Pac-West destined to third-party LECs, CLECs or WSPs in the LATA, when these third parties subtend PACIFIC's tandem(s). PACIFIC shall have no responsibility to ensure that any third party LEC, CLEC or WSP will accept such traffic.

    Responsibilities of the Parties

      Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

      Each Party will include in the information transmitted to the other for each call being terminated on the other's network, where available, the originating Calling Party Number ("CPN").

      If the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information will be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use ("MOU") of calls exchanged with CPN information. If the percentage of calls passed with CPN is less than ninety percent (90%), all calls passed without CPN will be billed as Switched Access.

      For intraLATA Toll Free Service calls where such service is provided by one of the Parties, the compensation shall be charged by the Party originating the call, rather than the Party terminating the call. This includes originating charges as well as a Basic Toll Free Access Query charge as specified in Appendix PRICING or Pac-West's local exchange tariff.

      Each Party will calculate terminating interconnection minutes of use based on standard Automatic Message Accounting ("AMA") recordings made within each Party's network. These recordings are the basis for each Party to generate bills to the other Party.

      Measurement of minutes of use over Local Interconnection Trunk Groups shall be in actual conversation seconds. The total conversation seconds over each individual Local Interconnection Trunk Group will be totaled for the entire monthly bill and then rounded to the next whole minute.

      Each Party will provide the other, within thirty (30) calendar days or by mutually agreed upon date after the end of each calendar quarter, a usage report with the following information regarding traffic it sent to (i.e., terminated over) the Local Interconnection Trunk arrangements.

        Total traffic volume described in terms of minutes and messages and by call type (local, toll, and other) terminated to each other over the Local Interconnection Trunk Groups; and

        Percent Local Usage ("PLU") and Percent Local Minutes.

      Upon mutual agreement of the Parties, originating records for local, transit, and intraLATA toll traffic shall be exchanged for the purposes of billing intercompany terminating compensation.

        On a monthly basis, each Party will record its originating MOUs including identification of the originating and terminating NXXs for all intercompany calls.

        Each Party will transmit the summarized originating MOUs above to the transiting and/or terminating Party for subsequent monthly intercompany settlement billing.

        Bills rendered by either Party will be paid within fifteen (15) days of receipt subject to subsequent audit verification.

        MOUs for the rates contained herein will be measured in seconds by call type, and accumulated each billing period into one (1) minute increments for billing purposes in accordance with industry rounding standards.

        Each Party will multiply the tandem routed and end office routed terminating MOUs by the appropriate rate contained in this Section to determine the total monthly billing to each Party.

    Reciprocal Compensation for Termination of Local Traffic

      The Compensation set forth below will apply to all Local Traffic as defined in Section 5.1.8 of this Agreement.

      Applicability of Rates

        The rates, terms, conditions in this Section 5.3 apply only to the termination of Local Traffic, unless otherwise noted in Section 5.

      Rate Elements

        The Parties will pay to one another the charges for the following rate elements for the termination of Local Traffic.

                Tandem Switching - (where used) compensation for the use of tandem switching functions (which includes subtending tandem offices:

                  Setup per Call, and

                  MOU;

                Common Transport ("where used") - compensation for the transmission facilities between the local tandem and the End Offices subtending that tandem.

                  Fixed Mileage and

                  Variable Mileage

                Basic Switching- Interoffice Terminating:

                  Setup per Call

                  MOU;

      Local Traffic Interconnection Rates

    See Appendix Pricing

    Reciprocal Compensation for Transit Traffic

      Transit Traffic allows one Party to send traffic to a third party network through the other Party's tandem. A Transit Traffic rate element applies to all MOUs between a Party and third party networks that transit the other Party's tandem switch. The originating Party will be billed Transit Traffic rate element unless otherwise specified.

      The Transit Traffic rate element shall be equal to the Tandem Switching rate plus two times the Common Transport Fixed rate element as specified in Appendix PRICING.

      When Pac-West uses a PACIFIC access tandem to transit a toll call to another LEC end office, and that LEC is a member of the California Toll Pool, ("Pooling LEC"), PACIFIC will bill, and Pac-West will pay, PACIFIC's local switching and proportionate local transport rates in addition to the transit rate above. PACIFIC will remit such revenues to the California Toll Pool. When a Pooling LEC originates a toll call that terminates to a Party's NXX, Party will bill and PACIFIC will pay, Party's local switching and local transport rates as if the call originated from a PACIFIC end office.

      If either Party receives a call through the other Party's Access Tandem that originates from another LEC, Pac-West or Wireless Service Provider, the Party receiving the transited call will not charge the other Party any rate element for this call regardless of whether the call is local or toll. The Parties will establish appropriate billing relationships directly with the Wireless Service Provider, other CLEC or LEC with the exception of the independent LECs listed in Section 21.11 of this Agreement.

      In the event one Party originates traffic that transits the second Party's network to reach a third party telecommunications carrier with whom the originating Party does not have a traffic interchange agreement, then originating Party will indemnify the second Party against any and all charges levied by such third party telecommunications carrier, including any termination charges related to such traffic and any attorneys fees and expenses.

    Reciprocal Compensation for Termination of IntraLATA Interexchange Traffic

    For intrastate intraLATA interexchange service traffic, compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service ("MTS") and originating access rates for 800 Service as set forth in each Party's Intrastate Access Service Tariff. For interstate intraLATA intercompany service traffic (i.e., when a LATA crosses a state boundary), compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service ("MTS") and originating access rates for 800 Service as set forth in each Party's Intrastate Access Service Tariff.

    Compensation for Origination and Termination of Switched Access Service Traffic to or from an IXC (Meet-Point Billing ("MPB") Arrangements)

      The Parties will establish MPB arrangements in order to provide Switched Access Services to IXCs via PACIFIC's Access Tandem switches in accordance with the MPB guidelines adopted by and contained in the Ordering and Billing Forum's MECOD and MECAB documents.

      For interstate, interLATA traffic, the Parties will charge IXCs according to access rates as set forth in each Party's own applicable tariffs.

      Billing to IXCs for the Switched Access Services jointly provided by the Parties via Meet-Point Billing arrangement shall be according to the multiple bill/single tariff method. As described in the MECAB document, each Party will render a bill in accordance with its own tariff for that portion of the service it provides. For the purpose of this Agreement, Pac-West is the Initial Billing Company ("IBC") and PACIFIC is the Subsequent Billing Company ("SBC"). The actual rate values for each element shall be the rates contained in that Party's own applicable access tariffs.

      The Parties will maintain provisions in their respective federal and state access tariffs, or provisions within the National Exchange Carrier Association ("NECA") Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

      As detailed in the MECAB document, the Parties will, in accordance with accepted time intervals, exchange all information necessary to accurately, reliably, and promptly bill third Parties for Switched Access Services traffic jointly handled by the Parties via the Meet Point Arrangement. Each Party reserves the right to charge the other Party for the recording/processing functions it performs. Information shall be exchanged in Exchange Message Record ("EMR") format, on magnetic tape or via a mutually acceptable electronic file transfer protocol.

      Meet-Point Billing shall also apply to all jointly provided MOU traffic bearing the 900, 800, and 888 NPAs or any other non-geographic NPAs which may likewise be designated for such traffic in the future where the responsible party is an IXC. When PACIFIC performs 800 database queries, PACIFIC will charge the service provider for the database query in accordance with standard industry practices and applicable tariffs.

      Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet Point Billing service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

      Each Party will provide the other with the Switched Access detailed usage data within thirty (30) days of the end of the billing period. Each Party will provide to the other the Switched Access summary usage data within ten (10) working days after the date that a bill is rendered to the IXC by the initial Party. To the extent Pac-West provides PACIFIC with Access Usage Records, PACIFIC will compensate Pac-West on the same terms as Pac-West compensates PACIFIC. PACIFIC acknowledges that currently there is no charge for Summary Usage Data Records but that such a charge may be appropriate. At Pac-West's request, PACIFIC will negotiate a mutual and reciprocal charge for provision of Summary Usage Data Records.

      Errors may be discovered by Pac-West, the IXC or PACIFIC. Both PACIFIC and Pac-West agree to provide the other Party with notification of any discovered errors within two (2) business days of the discovery.

      In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data within sixty (60) days of notification and if such reconstruction is not possible, shall accept a reasonable estimate of the lost data, based upon at least three (3), but no more than twelve (12) months of prior usage data, if available.

    Maintenance of Service

      A Maintenance of Service charge applies whenever either Party requests the dispatch of the other Party's personnel for the purpose of performing maintenance activity on the interconnection trunks, and any of the following conditions exist:

              no trouble is found in the interconnection trunks; or

              the trouble condition results from equipment, facilities or systems not provided by the Party whose personnel were dispatched; or

              trouble clearance did not otherwise require dispatch and, upon dispatch requested for repair verification, the interconnection trunk did not exceed Maintenance Limits.

      If a Maintenance of Service initial charge has been applied and trouble is subsequently found in the facilities of the Party whose personnel were dispatched, the charge will be canceled.

      Billing for Maintenance of Service is based on each half-hour or fraction thereof expended to perform the work requested. The time worked is categorized and billed at one of the following three rates:

              basic time;

              overtime; or

              premium time,

  as defined for billing by PACIFIC in PACIFIC's revised tariff CPUC . No. 175-T and in Pac-West's Exchange tariff.

  TRANSMISSION AND ROUTING OF SWITCHED ACCESS TRAFFIC PURSUANT TO 251(c)(2)

    Scope of Traffic

  Section Appendix ITR (Interconnection Trunking Requirements) attached to this Interconnection Agreement prescribes parameters for certain trunk groups ("Meet Point Trunks") to be established over the Interconnections.

  TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

    Reserved for Future Use

  SIGNALING

    The Parties will interconnect their networks using SS7 signaling as defined in GR-000317-CORE and GR-000394-CORE, including ISDN User Part ("ISUP") for trunk signaling and Transaction Capabilities Application Part ("TCAP") for CCS-based features in the interconnection of their networks. Either Party may establish CCS interconnections either directly and/or through a third party. Whether direct or by third party, CCS interconnection shall be pursuant to PUB L-780023-PB/NB. If CCS interconnection is established through a third party, the rates, terms, and conditions of the parties' respective tariffs will apply. If CCS interconnection is established directly between Pac-West and PACIFIC, the rates, terms, and conditions of Appendix SS7 will apply.

    The Parties will cooperate in the exchange of TCAP messages to facilitate full interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each carrier offers such features and functions to its own End Users. All CCS signaling parameters deployed by both Parties will be provided including CPN. All privacy indicators will be honored.

    CCS shall be used in conjunction with Meet Point Trunks; except multifrequency ("MF") signaling will be used on a separate Meet Point Trunk Group to complete originating calls to Switched Access customers that use MF FGD signaling protocol. MF and CCS trunk groups shall not be provided within a DS-1 facility; a separate DS-1 per signaling type must be used.

    Originating FGB calls delivered to PACIFIC's tandem(s) shall use GR-317 signaling format unless the associated FGB carrier employs GR-394 signaling for its FGB traffic at the serving Access Tandem.

  NUMBERING

    Nothing in this Agreement shall be construed to limit or otherwise adversely impact in any manner either Party's right to employ or to request and be assigned any North American Numbering Plan ("NANP") number resources including, but not limited to, central office ("NXX") codes pursuant to the Central Office Code Assignment Guidelines, or to establish, by tariff or otherwise, Exchanges and Rating Points corresponding to such NXX codes. Each Party is responsible for administering the NXX codes it is assigned.

    At a minimum, in those areas where Pac-West intends to provide facilities-based local exchange service, Pac-West shall obtain at least one NXX per incumbent local exchange carrier rate center which is required to ensure compliance with the industry-approved Central Office Code NXX Assignment Guidelines (April, 1997) and the FCC's Second Report and Order in CC Docket 96-116 released August 18, 1997 (Local Number Portability).

    Each Party agrees to make available via the LERG, up-to-date listings of its own assigned NPA-NXX codes, along with associated Rating Points and Exchanges.

    Each Party is responsible to program and update its own switches and network systems to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose fees or charges on the other Party for such required programming and updating activities.

    Each Party is responsible to input required data into the Routing Data Base Systems ("RDBS") and into the Bellcore Rating Administrative Data Systems ("BRADS") or other appropriate system(s) necessary to update the Local Exchange Routing Guide ("LERG"), unless negotiated otherwise.

    Upon the request of Pac-West, PACIFIC shall perform LERG input for Pac-West. Pac-West agrees to pay PACIFIC the sum of $110 per NXX in exchange for PACIFIC's input of required data necessary to update the Local Exchange Routing Guide ("LERG") on Pac-West's behalf. PACIFIC shall not be liable for any losses or damages arising out of errors, defects, or failures associated with the input of Pac-West's data into the LERG.

    Neither Party is responsible for notifying the other Parties' End Users of any changes in dialing arrangements, including those due to NPA exhaust, unless otherwise ordered by the law, the Commission, the FCC, or a court.

    NXX Migration

  Where either Party has activated an entire NXX for a single End User, or activated more than half of an NXX for a single End User with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such End User chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will require development of a transition process to minimize impact on the Network and on the End User(s)' service and will be subject to appropriate industry lead times (currently forty-five (45) days) for movements of NXXs from one switch to another.

  RESALE - SECTIONS 251(b)(1); 251(c)(4); 252(d)(3); and 271(c)(2)(B)(xiv)

    Availability of PACIFIC Retail Telecommunications Services for Resale

  PACIFIC shall offer to Pac-West for resale at wholesale rates its Telecommunications Services, as described in Section 251(c)(4) of the Act, pursuant to the terms and conditions of Appendix RESALE attached hereto and incorporated herein by this reference.

  UNBUNDLED NETWORK ELEMENTS - SECTIONS 251(c)(3), 271(c)(2)(B)(ii),(iv),(v),(vi),(x)

  Pursuant to Appendix UNE, which is attached hereto and made a part hereof, PACIFIC will provide Pac-West access to Unbundled Network Elements for the provision of a telecommunication service as required by Sections 251 and 252 of the Act and in compliance with those portions of the FCC's First Report and Order in CC Docket No. 96-98 that are in effect, subject to any modifications on reconsideration, stay or appeal, under the terms and conditions described herein and in the Appendices hereto.

  NOTICE OF CHANGES - SECTION 251(c)(5)

  Nothing in this Agreement shall limit either Party's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. Both Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 96-98, Second Report and Order, as may be amended from time to time. Both Parties agree to coordinate interconnection matters consistent with the requirements of the Americans with Disabilities Act (42 U.S.C. 12101) and with Sections 255 and 256 of the Act.

  COLLOCATION - SECTION 251(c)(6)

    PACIFIC shall provide to Pac-West Physical Collocation pursuant to Appendix PHYSICAL COLLOCATION which may be added by written amendment to this Agreement.

    PACIFIC shall provide to Pac-West Virtual Collocation pursuant to Appendix NIM.

  NUMBER PORTABILITY - SECTIONS 251(b)(2) and 271(c)(2)(B)(xi)

  The Parties shall provide Permanent Number Portability ("PNP") on a reciprocal basis. Pursuant to the provisions in the Act and the FCC's First Report and Order, and in accordance with the terms and conditions outlined in Appendix Number Portability, which is attached hereto and incorporated herein.

  DIALING PARITY - SECTION 251(b)(3); 271(c)(2)(B)(xii); and 271(e)(2)

    The Parties shall provide Local Dialing Parity to each other as required under Section 251(b)(3) of the Act.

    PACIFIC shall provide IntraLATA Dialing Parity in accordance with Section 271(e)(2) of the Act and Section 8 of the Commission's regulations in Docket 97-2010.

  ACCESS TO RIGHTS-OF-WAY - SECTION 251(b)(4) and 271(c)(2)(B)(iii)

  Each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it owns or controls, pursuant to Appendix ROW, in accordance with Section 224 of the Act on terms, conditions, and prices comparable to those offered to any other Telecommunications provider pursuant to each Party's applicable tariffs and/or standard agreements.

  DATABASE ACCESS - SECTION 271(c)(2)(B)(x)

  In accordance with Section 27 (c)(2)(B)(x) of the Act, PACIFIC shall provide Pac-West with nondiscriminatory access to databases and associated signaling necessary for call routing and completion. Access to PACIFIC's signaling network and call related databases will be provided as described in the following Appendices: SS7, LIDB Service, LIDB Administrative System, 800, and AIN (refer to General Terms and Conditions, Section 46.7.2). When requesting access to databases not otherwise provided for in this Agreement, or appropriate interfaces, regardless of whether they constitute Unbundled Network Elements, Pac-West will use the Network Element Bona Fide Request process. This process is defined in Appendix UNE, which is attached hereto and incorporated herein by reference.

  INTERCEPT REFERRAL ANNOUNCEMENTS

  When an End User customer changes from one Party to the other Party and does not retain its original telephone number, the Party formerly providing service to the End User will provide a referral announcement on the abandoned telephone number. This announcement will provide details on the new number to be dialed to reach this customer. These arrangements will be provided reciprocally for the same period of time and under the same terms and conditions as either provides to its existing End User customers.

  COORDINATED REPAIR CALLS

  To avoid and minimize the potential for End User confusion, each Party shall inform their respective End Users of their respective repair bureau telephone number(s) to access such bureaus. In the event that either Party receives a misdirected repair call, the Parties agree to employ the following procedures for handling such calls:

          To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of local exchange service in a courteous manner, at no charge, and the End User will be provided the correct contact telephone number.

          In responding to repair calls, neither Party shall make disparaging remarks about the other, nor shall they use these repair calls as the basis for internal referrals, to solicit customers, or to market services, nor shall they initiate extraneous communications beyond the direct referral to the correct repair telephone number.

  OTHER SERVICES 271(c)(B)(2)(vii) and 271(c)(2)(B)(viii)

    White Pages

    In accordance with Section 271(c)(2)(B)(viii) of the Act, PACIFIC will make nondiscriminatory access to White Pages service available under the terms and conditions of Appendix WP, attached hereto and incorporated by reference.

    911 and E911 Services

    Pursuant to Section 271(c)(2)(B)(vii)(I) of the Act, PACIFIC will make nondiscriminatory access to 911 and E911 services available under the terms and conditions of Appendix 911, attached hereto and incorporated by reference.

    Directory Assistance ("DA")

    Pursuant to Section 271(c)(2)(B)(vii)(II) of the Act, PACIFIC will provide nondiscriminatory access to DA services under the terms and conditions identified in Appendix DA, attached hereto and incorporated by reference.

    Operator Services

    Pursuant to Section 271(c)(2)(B)(vii)(III) of the Act, PACIFIC shall provide nondiscriminatory access to Operator Services under the terms and conditions identified in Appendix OS, attached hereto and incorporated by reference.

    Hosting

    At Pac-West's request, PACIFIC shall perform hosting responsibilities for the provision of billable message data and/or access usage data received from a CLEC for distribution to the appropriate billing and/or processing location or for delivery to a CLEC of such data via PACIFIC's internal network or the nationwide CMDS network pursuant.

    Signaling System 7 Interconnection

    At Pac-West's request, PACIFIC shall perform SS7 interconnection services for Pac-West pursuant to Appendix SS7, attached hereto and incorporated by reference.

    Advanced Intelligent Network

  One or more of the ILECs making up PACIFIC have deployed a set of AIN features and functionalities unique to the particular ILEC(s). As such, the AIN network architecture, methods of access and manner of provisioning are specific to that ILEC or those ILECs. Accordingly, any request for AIN access pursuant to this Agreement must be reviewed for technical feasibility, with all rates, terms, and conditions related to such request to be determined on an individual case basis and to be negotiated between the Parties. Upon request by Pac-West, and where technically feasible, PACIFIC will provide Pac-West with access to PACIFIC's Advanced Intelligent Network (AIN) platform, AIN Service Creation Environment (SCE) and AIN Service Management System (SMS) based upon ILEC-specific rates, terms, conditions, and means of access to be negotiated by the Parties pursuant to Section 252 of the Act, and incorporated into this Agreement by Appendix or amendment, as applicable, subject to approval by the appropriate state Commission.

  GENERAL RESPONSIBILITIES OF THE PARTIES

    Each Party is individually responsible to provide facilities within its network that are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with PACIFIC's network as referenced in Bellcore's BOC Notes on LEC Networks Practice No. SR-TSV-002275, and to terminate the traffic it receives in that standard format to the proper address on its network. The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

    Neither Party shall use any service related to or use any of the services or elements provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's End Users. Either Party may discontinue or refuse service, but only for so long as the other Party is violating this provision. Upon such violation, either Party shall provide the other Party notice of the violation at the earliest practicable time.

    Each Party is solely responsible for the services it provides to its End Users and to other Telecommunications Carriers.

    The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

    At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g. workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, and automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

      Workers' Compensation insurance with benefits afforded under the laws of each state covered by this Agreement and Employers Liability insurance with minimum limits of $100,000 for Bodily Injury-each accident, $500,000 for Bodily Injury by disease-policy limits and $100,000 for Bodily Injury by disease-each employee.

      Commercial General Liability insurance with minimum limits of: $10,000,000 General Aggregate limit; $5,000,000 each occurrence sub-limit for all bodily injury or property damage incurred in any one occurrence; $1,000,000 each occurrence sub-limit for Personal Injury and Advertising; $10,000,000 Products/Completed Operations Aggregate limit, with a $5,000,000 each occurrence sub-limit for Products/Completed Operations. Fire Legal Liability sub-limits of $2,000,000 are also required if this Agreement involves collocation. The other Party must be named as an Additional Insured on the Commercial General Liability policy.

      If use of an automobile is required, Automobile Liability insurance with minimum limits of $1,000,000 combined single limits per occurrence for bodily injury and property damage, which coverage shall extend to all owned, hired and non-owned vehicles.

      Each Party shall require subcontractors providing services under this Agreement to maintain in force the insurance coverage and limits required in Sections 21.5.7 through 21.5.7.03 of this Agreement.

      The Parties agree that companies affording the insurance coverage required under Section 21 shall have a rating of B+ or better and a Financial Size Category rating of VII or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance coverage.

      Each party must request from its insurance company a 30 day advance notice of insurance cancellation. If a Party receives notice of cancellation from its insurer, that Party shall immediately provide such notice to the other Party. The other Party must receive such notification within one (1) business day from the first Party's receipt of cancellation notification.

      Each Party agrees to accept the other Party's program of self-insurance in lieu of insurance coverage if certain requirements are met. These requirements are as follows:

        The Party desiring to satisfy its Workers' Compensation and Employers Liability obligations through self-insurance shall submit to the other Party a copy of its Certificate of Authority to Self-Insure its Workers' Compensation obligations issued by each state covered by this Agreement or the employer's state of hire; and

        The Party desiring to satisfy its automobile liability obligations through self-insurance shall submit to the other Party a copy of the state-issued letter approving self-insurance for automobile liability issued by each state covered by this Agreement; and

        The Party desiring to satisfy its general liability obligations through self-insurance must provide evidence acceptable to the other Party that it maintains at least an investment grade (e.g., B+ or higher) debt or credit rating as determined by a nationally recognized debt or credit rating agency such as Moody's, Standard and Poor's or Duff and Phelps.

      This Section 21.5 is a general statement of insurance requirements and shall be in addition to any specific requirement of insurance referenced elsewhere in this Agreement or a Referenced Instrument.

    Unless otherwise stated, each Party will render a monthly bill to the other for service(s) provided hereunder. Remittance in full will be due within fifteen (15) days of that billing date. Interest shall apply on overdue amounts (other than disputed amounts which are subject to Section 30.12) at the rate specified in Section 30.12, unless otherwise specified in an applicable tariff. Each Party reserves the right to net delinquent amounts against amounts otherwise due the other.

    PACIFIC participates at OBF to develop standardized methods and shall implement ordering and billing formats/processes consistent with industry guidelines as capabilities are deployed. Where such guidelines are not available or PACIFIC decides not to fully utilize industry guidelines, PACIFIC will provide Pac-West with information on its ordering and billing format/process and requirements at the earliest practicable time.

    For the purposes of establishing provisioning and billing service to Pac-West, Pac-West is required to provide to PACIFIC its PACIFIC authorized and nationally recognized OCN for facilities-based business (interconnection and/or Unbundled Network Elements) in PACIFIC. Pac-West name associated with specific OCN must be consistent in PACIFIC.

    Unless otherwise agreed, if the designated Party fails to file the jointly signed agreement with the Commission within thirty (30) days of both Parties signatures, then the signed agreement is null and no longer valid. If the contract becomes null, either Party can initiate negotiations to a new agreement.

  EFFECTIVE DATE, TERM, AND TERMINATION

    This Agreement shall be effective upon approval by the CPUC (the "Effective Date").

    The term of this Agreement shall be three (3) years and shall commence upon the Effective Date. Absent the receipt by one Party ("Receiving Party") of written notice from the other Party 365 calendar days, but in no event less than 180 calendar days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term, this Agreement shall remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 22.3, below. To the extent that the contract continues in effect beyond the three year date for any reason, during such period each Party shall continue to perform its obligations and provide the services described herein that are to be included in the successor agreement until such time as the latter agreement becomes effective; provided however, the terms and conditions applying to services, UNEs, reciprocal compensation and interconnection beyond the three year date shall be governed by, and true-up to, the negotiated/arbitrated provisions that succeed the original three year term. Renegotiations shall commence no later than 45 days after the notice of nonrenewal and renegotiation is received by the Receiving Party.

    Notwithstanding any other provision of this Agreement, either Party may terminate this Agreement in the event that the other Party fails to perform a material obligation or breaches a material term of this Agreement after written notice thereof that disrupts the operation of either Party's network and/or End User service and the other Party fails to cure such nonperformance or breach within forty-five (45) calendar days after written notice thereof.

    If pursuant to Section 22.2, above, this Agreement continues in full force and effect after the expiration of the Term, either Party may terminate this Agreement ninety (90) days after delivering written notice to the other Party of its intention to terminate this Agreement, subject to Section 22.5, below. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this Section 22.4 other than its obligations under Section 22.5, below.

    Upon termination or expiration of this Agreement in accordance with this Section 22, above:

      each Party shall comply immediately with its obligations set forth in Section 30.6, below; and

      each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement; and

      each Party 's indemnification obligations shall survive.

    No remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

  EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. ADDITIONALLY, NEITHER PACIFIC NOR PAC-WEST ASSUMES RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY THE OTHER WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

  CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER SELECTION

  Each Party will abide by applicable state or federal laws and regulations in obtaining End User authorization prior to changing End User's local service provider to itself and in assuming responsibility for any applicable charges as specified in Section 258(b) of the Telecommunications Act of 1996. Pac-West shall make authorization available to PACIFIC upon request and at no charge. Only an End User can initiate a challenge to a change in its local exchange service provider. If an End User notifies PACIFIC or Pac-West that the End User requests local exchange service, the Party receiving such request shall be free to immediately provide service to such End User. When an End User changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the End User's direction or the End User's authorized agent. Further, when an End User abandons the premise, PACIFIC is free to reclaim the unbundled network element facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

  SEVERABILITY

    The Parties negotiated the services, arrangements, Interconnection, terms, and conditions of this Agreement as a total arrangement and it is intended to be nonseverable, subject only to Section 30.16 of this Agreement.

    In the event the Commission, the FCC, or a court rejects any portion or determines that any provision of this Agreement is contrary to law, or is invalid or unenforceable for any reason, the Parties shall continue to be bound by the terms of this Agreement, insofar as possible, except for the portion rejected or determined to be unlawful, invalid, or unenforceable. In such event, the Parties shall negotiate in good faith to replace the rejected, unlawful, invalid, or unenforceable provision and shall not discontinue service to the other Party during such period if to do so would disrupt existing service being provided to an End User. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

  INTELLECTUAL PROPERTY

  PACIFIC as the provider of the Unbundled Network Elements will provide all features, functions, and capabilities of the individual elements. PACIFIC will provide a list of all vendors/licensers applicable to the subject Unbundled Network Element(s) (which vendors have provided PACIFIC a software license) within seven (7) days of a request for such a list by Pac-West. PACIFIC agrees to use its best efforts to facilitate the obtaining of any necessary license or right to use agreement. PACIFIC makes no warranties, express or implied, concerning Pac-West's (or any third party's) rights with the respect to use of intellectual property (including without limitation, patent, copyright, and trade secret rights). PACIFIC reserves the right to amend the Intellectual Property provision of this Agreement to reflect the FCC ruling (and any appeal therefrom) in CC Docket No. 96-98 (File No. CCBPol 97-4), In the Matter of Petition of MCI for Declaratory Ruling.

  INDEMNIFICATION

    Except as otherwise provided herein or in specific appendices, each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the service(s) and facility(ies) provided by the other Party, its agents, subcontractors, or others retained by such parties.

    Except as otherwise provided herein or in specific appendices, and to the extent not prohibited by law and not otherwise controlled by tariff, each Party (the "Indemnifying Party") shall defend and indemnify the other Party (the "Indemnified Party") and hold such Indemnified Party harmless against any loss to a third party arising out of the negligence or willful misconduct by such Indemnifying Party, its agents, its End User, contractors, or others retained by such parties, in connection with the indemnifying provision of services or functions under this Agreement.

    In the case of any loss alleged or made by an End User of either Party, the Party whose End User alleged or made such loss ("Indemnifying Party") shall defend and indemnify the other Party ("Indemnified Party") against any and all such claims or loss by its End Users regardless of whether the underlying service was provided or unbundled element was provisioned by the Indemnified Party, unless the loss was caused by the gross negligence or intentional misconduct of the other ("Indemnified") Party.

    Pac-West agrees to indemnify, defend, and hold PACIFIC harmless from any loss arising out of PACIFIC's provision of 911 services to Pac-West or out of Pac-West's End Users' use of the 911 service, whether suffered, made, instituted, or asserted by Pac-West or its End Users, including for any personal injury or death of any person or persons, except for loss which is the direct result of PACIFIC'S own negligence or willful misconduct.

    PACIFIC shall not be liable for damages to an End User's premises resulting from the furnishing of unbundled elements, including the installation and removal of equipment and associated wiring, unless the damage is caused by PACIFIC's negligence or willful misconduct. PACIFIC does not guarantee or make any warranty with respect to unbundled elements when used in an explosive atmosphere.

    Each Party shall be indemnified, defended, and held harmless by the other Party against any loss arising from a Party's use of services or elements provided under this Agreement involving:

            tort claims, including claims for libel;

            slander;

            invasion of privacy; or

            infringement of copyright arising from a Party's own communications or the communications of its End Users.

    This includes, but is not limited to, suits arising from disclosure of any customer-specific information associated with either the originating or terminating numbers used to provision unbundled elements provided hereunder or all other claims arising out of any act or omission of the End User in the course of using services or functions provided pursuant to this Agreement.

    The Indemnifying Party agrees to defend any suit brought against the Indemnified Party for any loss identified in this Section or specific appendices. The Indemnified Party agrees to notify the Indemnifying Party promptly in writing of any written claims, lawsuits or demands for which the Indemnifying Party may be responsible under this Agreement. The Indemnified Party shall cooperate in every reasonable way to facilitate defense or settlement. The Indemnifying Party shall have the right to control and conduct the defense and settlement of any action or claim subject to the consultation of the Indemnified Party. The Indemnifying Party shall not be responsible for any settlement unless the Indemnifying Party approved such settlement in advance and agrees to be bound by the settlement agreement.

    Pac-West acknowledges that its right under this contract to interconnect with PACIFIC's network and to unbundle and/or combine PACIFIC's network elements (including combining with Pac-West's network elements) may be subject to or limited by intellectual property (including, without limitation, patent, copyright, and trade secret rights) and contract rights of third parties. It is the sole obligation of Pac-West to obtain any consents, authorizations, or licenses under intellectual property or proprietary rights held by third parties that may be necessary for its use of PACIFIC network facilities under this Agreement. PACIFIC hereby conveys no licenses to use such intellectual property rights and makes no warranties, express or implied, concerning Pac-West's (or any third party's) rights with respect to such intellectual property and contract rights, including, without limitation, whether such rights will be violated by such interconnection or unbundling and/or combining of elements (including combining with Pac-West's network elements) in PACIFIC's network. PACIFIC does not and shall not indemnify or defend, nor be responsible for indemnifying or defending Pac-West for any liability losses, claims, costs, damages, demand, penalties, or other expenses arising out of, caused by, or relating to Pac-West's interconnection with PACIFIC's network and unbundling and/or combining PACIFIC's network elements (including combining with Pac-West's network elements).

    Pac-West agrees to indemnify and hold PACIFIC harmless from and against all liability, losses, claims, costs, damages, demand, penalties, or other expenses, including but not limited to costs of litigation and reasonable attorneys fees, arising out of, caused by, or relating to any real or potential claim, demand, or action that Pac-West's interconnection with PACIFIC's network, or Pac-West's use of services or functions offered hereunder, or unbundling and/or combining of PACIFIC's network elements (including combining with Pac-West's network elements) violates or infringes upon any intellectual property rights of any third party or constitutes a breach of contract. Pac-West shall notify PACIFIC in writing within ten (10) days after Pac-West receives notification of any claim or suit subject to this provision. PACIFIC shall undertake and control the defense and settlement of any such claim or suit and Pac-West shall cooperate fully with PACIFIC in connection herewith. In no event shall PACIFIC be liable for any consequential damages or loss of profits which Pac-West may suffer arising out of same.

    Pac-West shall reimburse PACIFIC for damages to PACIFIC facilities utilized to provide unbundled elements hereunder caused by the negligence or willful act of Pac-West or resulting from Pac-West's improper use of PACIFIC facilities, or due to malfunction of any facilities or equipment provided by other than PACIFIC. Nothing in the foregoing provision shall be interpreted to hold one Pac-West liable for another local service provider or End User's actions. Upon reimbursement for damages, PACIFIC will cooperate with Pac-West in prosecuting a claim against the person causing such damage. Pac-West shall be subrogated to the right of recovery by PACIFIC for the damages to the extent of such payment.

  LIMITATION OF LIABILITY

    Except for indemnity obligations under this Agreement, or except as otherwise provided in specific appendices, each Party's liability to the other Party for any loss relating to or arising out of any negligent act or omission in its performance under this Agreement, whether in contract or tort, shall not exceed in total the amount PACIFIC or Pac-West has to or would have charged the other Party for the affected service(s) or function(s) which were not performed or were otherwise improperly performed.

    Except for losses alleged or made by an End User of either Party, or except as otherwise provided in specific appendices, in the case of any loss alleged or made by a third party arising under the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation under this section shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its own negligence or willful misconduct or that of its agents, servants, contractors, or others acting in aid or concert with it.

    In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental, or punitive damages, including but not limited to, loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted, or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided that the foregoing shall not limit a Party's obligation under this Agreement to indemnify, defend, and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorney's fees) and Consequential Damages of such third party.

  REGULATORY APPROVAL

    The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. The Parties believe in good faith and agree that the terms in this Agreement, to which they have agreed (i.e., excluding arbitrated provisions) are not inconsistent with the specifically mentioned sections of the Act and are in the public interest. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification.

  MISCELLANEOUS

    Authorization

      PACIFIC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

      Pac-West is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

    Compliance and Certification

      Each Party shall comply with all federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

      Each Party warrants that it has obtained all necessary state certification required in those states in which it has ordered services from the other Party pursuant to this Agreement. Upon request by any state governmental entity, each Party shall provide proof of certification.

      Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the Communications Law Enforcement Act ("CALEA"). Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities, and services fully comply with CALEA.

    Law Enforcement

    PACIFIC and Pac-West shall handle law enforcement requests as follows:

            Intercept Devices:

            Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with an End User of the other Party, it shall refer such request to the Party that serves such End User, unless the request directs the receiving Party to attach a pen register, trap-and-trace or form of intercept on the Party's facilities, in which case that Party shall comply with any valid request.

            Subpoenas:

            If a Party receives a subpoena for information concerning an End User the Party knows to be an End User of the other Party, it shall refer the subpoena to the requesting party with an indication that the other Party is the responsible company, unless the subpoena requests records for a period of time during which the Party was the End User's service provider, in which case the Party will respond to any valid request.

            Emergencies:

    If a Party receives a request from a law enforcement agency for temporary number change, temporary disconnect, or one-way denial of outbound calls for an End User of the other Party by the receiving Party's switch, that Party will comply with a valid emergency request. However, neither Party shall be held liable for any claims or damages arising from compliance with such requests on behalf of the other Party's End User and the Party serving such End User agrees to indemnify and hold the other Party harmless against any and all such claims.

    Independent Contractor

    Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes, and other payroll taxes with respect to its employees, as well as any taxes, contributions, or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire, and otherwise control its employees.

    Force Majeure

    Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations related to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

    Confidentiality

      All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data:

              furnished by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") dealing with customer-specific, facility-specific, or usage-specific information, other than customer information communicated for the purpose of publication or directory database inclusion, 911, call processing, billing or settlement or as otherwise mutually agreed upon; or

              in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary;"; or

              communicated orally and declared to the Receiving Party at the time of delivery, or by written notice given to the Receiving Party within ten (10) days after declaration to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the Disclosing Party.

      Upon request by the Disclosing Party, the Receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, or otherwise. In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement.

      Each Party shall keep all the other Party's Proprietary Information confidential in the same manner in which it keeps its own Proprietary Information confidential, and shall use the other Party's Proprietary Information only for performing the covenants contained in the Agreement and shall disclose such Proprietary Information only to those employees, contractors, agents or Affiliates who have a need to know. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

      Unless otherwise agreed, the obligations of confidentiality and nonuse set forth in the Agreement do not apply to such Proprietary Information that:

              was at the time of receipt, already known to the Receiving Party, free of any obligation to keep confidential and evidenced by written records prepared prior to delivery by the Disclosing Party;

              is, or becomes publicly known through no wrongful act of the receiving Party;

              is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Disclosing Party with respect to such information;

              is independently developed by an employee, agent, or contractor of the Receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information;

              is disclosed to a third person by the Disclosing Party without similar restrictions on such third person's rights;

              is approved for release by written authorization of the Disclosing Party;

              is required to be made public by the Receiving Party pursuant to applicable law or regulation provided that the Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 30.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain. Notwithstanding the foregoing, PACIFIC shall be entitled to disclose confidential information on a confidential basis to regulatory agencies upon request for information as to PACIFIC's activities under the Act.

      Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

      Pursuant to Section 222(b) of the Act, both Parties agree to limit their use of Proprietary Information received from the other to the permitted purposed identified in the Act.

    Governing Law

    For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of California without reference to conflict of law provisions.

    Taxes

      Each Party purchasing Interconnection, Resale Services, Network Elements, functions, facilities, products and services under this Agreement shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, municipal fees, transfer, transaction or similar taxes, fees, or surcharges (hereinafter "Tax") imposed on, or with respect to, the Interconnection, Resale Services, Network Elements, functions, facilities, products and services under this Agreement provided by or to such Party, except for (a) any Tax on either party's corporate existence, status, or income or (b) any corporate franchise Taxes. Whenever possible, Taxes shall be billed as a separate item on the invoice.

      With respect to any purchase of Interconnection, Resale Services, Network Elements, functions, facilities, products and services under this Agreement if any Tax is required or permitted by Applicable Law to be collected from the purchasing Party by the providing Party, then: (i) the providing Party shall bill the purchasing Party for such Tax; (ii) the purchasing Party shall remit such Tax to the providing Party; and (iii) the providing Party shall remit such collected Tax to the applicable taxing authority. Failure to include Taxes on an invoice or to state a Tax separately shall not impair the obligation of the purchasing Party to pay any Tax. Nothing shall prevent the providing Party from paying any Tax to the appropriate taxing authority prior to the time: (1) it bills the purchasing Party for such Tax, or (2) it collects the Tax from the purchasing Party. Notwithstanding anything in this Agreement to the contrary, the purchasing Party shall be liable for and the providing Party may collect Taxes which were assessed by or paid to an appropriate taxing authority within the statute of limitations period but not included on an invoice within four (4) years after the Tax otherwise was owed or due.

      With respect to any purchase hereunder of Interconnection, Resale Services, Network Elements, functions, facilities, products and services under this Agreement that are resold to a third party, if any Tax is imposed by Applicable Law on the End User in connection with any such purchase, then: (i) the purchasing Party shall be required to impose and/or collect such Tax from the End User; and (ii) the purchasing Party shall remit such Tax to the applicable taxing authority. The purchasing Party agrees to indemnify and hold harmless the providing Party for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing Party to pay or collect and remit such tax to such authority.

      If the providing Party fails to bill or to collect any Tax as required herein, then, as between the providing Party and the purchasing Party: (i) the purchasing Party shall remain liable for such uncollected Tax; and (ii) the providing Party shall be liable for any penalty and interest assessed with respect to such uncollected Tax by such authority. However, if the purchasing Party fails to pay any Taxes properly billed, then, as between the providing Party and the purchasing Party, the purchasing Party will be solely responsible for payment of the Taxes, penalty, and interest.

      If the purchasing Party fails to impose and/or collect any Tax from End Users as required herein, then, as between the providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest and penalty assessed thereon with respect to the uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing Party has agreed to pay or impose on and/or collect from End Users, the purchasing Party agrees to indemnify and hold harmless the providing Party for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing Party to pay or collect and remit such Tax to such authority.

      If either Party is audited by a taxing authority or other Governmental Authority, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

      To the extent a sale is claimed to be for resale and thus subject to tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation of the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party for any period prior to the date that the purchasing Party presents a valid certificate. If Applicable Law excludes or exempts a purchase of Interconnection, Resale Services, Network Elements, functions, facilities, products, and services under this Agreement from a Tax, but does not also provide an exemption procedure, then the providing Party will not collect such Tax if the purchasing Party (a) furnishes the providing Party with a letter signed by an officer of the purchasing Party claiming an exemption and identifying the Applicable Law that both allows such exemption and does not require an exemption certificate; and (b) supplies the providing Party with an indemnification agreement, reasonably acceptable to the providing Party, which holds the providing Party harmless from any tax, interest, penalties, loss, cost, or expense with respect to forbearing to collect such Tax.

      With respect to any Tax or Tax controversy covered by this Section 30.8, the purchasing Party is entitled to contest with the imposing jurisdiction, pursuant to Applicable Law and at its own expense, any Tax that it is ultimately obligated to pay or collect. The purchasing Party will ensure that no lien is attached to any asset of the providing Party as a result of any contest. The purchasing Party shall be entitled to the benefit of any refund or recovery of amounts that it had previously paid resulting from such a contest. Amounts previously paid by the providing Party shall be refunded to the providing Party. The providing Party will cooperate in any such contest.

        All notices, affidavits, exemption certificates or other communications required or permitted to be given by either Party to the other under this Section 30.8 shall be sent in accordance with Section 30.14 hereof.

    Non-Assignment

    Each Party covenants that, if it sells or otherwise transfers to a third party its Telephone Exchange and Switched Access network facilities within any territory within which PACIFIC is an Incumbent Local Exchange Carrier ("PACIFIC's Territory")as of the date of this Agreement, or any portion thereof, to a third party, it will require as a condition of such transfer that the transferee agree to be bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party; provided that each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prompt written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

    Non-Waiver

    Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

    Audits

    Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

      Upon reasonable written notice and at its own expense, each Party or its authorized representative (providing such authorized representative does not have a conflict of interest related to other matters before one of the Parties) shall have the right to conduct an audit of the other Party to give assurances of compliance with the provisions of this Agreement; provided, that neither Party may request more than two (2) such audits within any twelve (12) month period. This includes on-site audits at the other Party's or the Party's vendor locations. Each Party, whether or not in connection with an audit, shall maintain reasonable records for a minimum of twenty-four (24) months and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement. Each Party's right to access information for audit purposes is limited to data not in excess of twenty-four (24) months in age.

    Disputed Amounts

      Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of:

                one and one-half percent (1-1/2%) per month; or

                the highest rate of interest that may be charged under applicable law.

    Dispute Resolution.

      Alternative to Litigation.

      Except as provided under Section 252 of the Act with respect to the approval of this Agreement by the Commission, the Parties desire to resolve disputes arising out of or relating to this Agreement without litigation. Accordingly, the Parties agree to use the following alternative dispute resolution procedures with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

      Informal Dispute Resolution Negotiations.

      At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising out of or relating to this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery, and shall not be admissible in the arbitration described below or in any lawsuit or agency proceeding without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise discoverable, be discovered or otherwise admissible, be admitted in evidence, in the arbitration, agency proceeding or lawsuit.

      Formal Dispute Resolution.

      Subject to Section 30.7, if the Parties are unable to resolve the dispute through negotiations, then either Party may invoke the formal Dispute Resolution procedures described herein. Unless agreed among the Parties, formal Dispute Resolution procedures, including arbitration or other procedures as appropriate, may be invoked not earlier than sixty (60) calendar days after receipt of the letter initiating Dispute Resolution. If both Parties do not agree to arbitration, then either Party may proceed with any remedy available to it pursuant to law, equity or agency proceeding.

      Arbitration.

      If the negotiations do not resolve the dispute within sixty (60) business days of the initial written request, and both Parties agree to submit the dispute to Arbitration, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect except that the Parties may select an arbitrator outside AAA rules upon mutual agreement. A Party may demand such arbitration in accordance with the procedures set out in those rules. The Parties shall mutually agree upon a discovery plan including the type and number of interrogatories and depositions allowed. If unable to agree on the discovery plan the Parties will ask the arbitrator to issue an arbitration plan consistent with the AAA rules. The arbitration hearing shall be commenced within sixty (60) business days of the demand for arbitration. The arbitration shall be held in a mutually agreeable city. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) business days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

      Expedited Arbitration Procedures.

      If the issue to be resolved through the negotiations referenced in Sections 30.13.2 and 30.13.3 directly and materially affects service to either Party's End Users, then the period of resolution of the dispute through negotiations before the dispute is to be submitted to binding arbitration or other remedy proceeding shall be five (5) business days. When such a service affecting dispute is submitted to arbitration, the arbitration shall be conducted pursuant to the expedited procedures rules of the Commercial Arbitration Rules of the AAA (i.e., rules 53 through 57) then in effect.

      Costs.

      Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (including search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

      Continuous Service.

      The Parties shall continue providing services to each other during the pendency of any dispute resolution procedure, and each Party shall continue to perform its obligations (including making payments in accordance with this Agreement).

      No Conflict

    The Dispute Resolution procedures set forth in this Agreement are not intended to conflict with applicable requirements of the Act or the state commission with regard to procedures for the resolution of disputes arising out of this Agreement. In the event of any such conflict, the requirements of the Act or the Commission shall control.

    Notices

    Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally; on the date receipt is acknowledged in writing by the recipient if delivered by regular mail; or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Notice may also be provided by facsimile, which shall be effective on the next Business Day following the date of transmission as reflected in the facsimile confirmation sheet. "Business Day" shall mean Monday through Friday, PACIFIC/Pac-West holidays excepted. Any notice shall be delivered using one of the alternatives mentioned in this section and shall be directed to the applicable address indicated below or such address as the Party to be notified has designated by giving notice in compliance with this section.

NOTICE CONTACT	PAC-WEST CONTACT	PACIFIC CONTACT
NAME/TITLE	Mart McCann	Contract Administration ATTN: Notices Manager
STREET ADDRESS	1776 West March Lane, Ste 250	311 S. Akard, 9th Floor Four Bell Plaza
CITY, STATE, ZIP CODE	Stockton, CA 95207	Dallas, TX 75202-5398
TELEPHONE NUMBER	209 926-4224	NA
FAX NUMBER	209 926-4585	214-464-2006

    Publicity and Use of Trademarks or Service Marks

        The Parties agree not to use in any advertising or sales promotion, press releases, or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied; the Party to whom a request is directed shall respond promptly. Nothing herein, however, shall be construed as preventing either Party from publicly stating the fact that it has executed this Agreement with the other Party.

        Nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for commercial purposes without prior written approval.

    Section 252(i) Obligations

    If Pacific enters into an agreement (the "Other Agreement") approved by the Commission or FCC pursuant to Section 252 of the Act (regardless of whether the approved agreement was negotiated or arbitrated) which provides for the provision of any individual interconnection, service, or network element arrangement covered in this Agreement to another requesting Telecommunications Carrier, including an Affiliate, Pacific shall make available to Pac-West such individual interconnection, service, or network element arrangement upon the terms and conditions provided in the Other Agreement which are legitimately related to the purchase of the individual element being sought. Pac-West shall notify Pacific in writing of the terms and conditions which it desires to incorporate into this Agreement, and Pacific shall submit the request by advice letter to the Commission for approval within 30 days after such notice from Pac-West. At its sole option, Pac-West may also avail itself of the Other Agreement in its entirety. Nothing in this Section 30.16 is intended to or shall be construed to restrict in any manner any Party's rights pursuant to Section 252 of the Act or any regulations adopted thereunder.

    Joint Work Product

    This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

    Intervening Law

    This Agreement is entered into as a result of both private negotiation between the Parties and the incorporation of the results of arbitration by the California Public Utilities Commission. If the actions of the State of California or federal legislative bodies, courts, or regulatory agencies of competent jurisdiction, including but not limited to the United States Supreme Court's decision in AT&T Corp. v. Iowa Utilities Bd., 1999 WL 24568 (U.S.), and any remand thereof, invalidate, modify, or stay the enforcement of laws or regulations that were the basis for a provision of this Agreement, the affected provision shall be invalidated, modified, or stayed, consistent with the action of the legislative body, court, or regulatory agency. In such event, the Parties shall expend diligent efforts to arrive at an agreement respecting the modifications to the Agreement which must be included in a written amendment signed by both Parties.. If negotiations fail, disputes between the Parties concerning the interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in this Agreement.

    The Parties further acknowledge and agree that by executing this Agreement, neither Party waives any of its rights, remedies, or arguments with respect to AT&T Corp. v. Iowa Utilities Bd., 1999 WL 24568 (U.S.), or the outcome of any remand thereof including its rights under this paragraph. Finally, whenever a tariffed rates is cited or quoted, it is understood that said cite incorporates any changes to said tariffs as required by the Telecommunications Act of 1996.

    No Third Party Beneficiaries; Disclaimer of Agency

    This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

    No License

    No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions, and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

    Survival

    The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

    Scope of Agreement

    This Agreement is intended to describe and enable specific Interconnection and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

    Entire Agreement

The terms contained in this Agreement and any Schedules, Exhibits, Appendices, tariffs, and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals, and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified in writing signed by an officer of each Party.

PAC-WEST TELECOMM, INC. Pacific Bell Telephone Company d/b/a

SBC Pacific Bell Telephone Company

By SBC Telecommunication, Inc.

Its authorized agent
Signature: /s/ John F. Sumpter	Signature: /s/ Mike Auinbauh
Name: John F. Sumpter (Print or Type)	Name: Mike Auinbauh (Print or Type)
Title: VP, Regulatory (Print or Type)	Title: President - Industry Markets
Date: May 15, 2003	Date: May 15, 2003

APPENDIX PRICING

APPENDIX 800

Appendix 800

Access to the Toll Free Calling Database

This Appendix sets forth the terms and conditions under which PACIFIC provides Access to the Toll Free Calling Database.

1. DESCRIPTION

1.1 PACIFIC's 800 database, an ANSI SS7 call-related database system, receives updates processed from the national System Management System/800 ("SMS/800") database. Customer records in the SMS/800 are created or modified by entities known as Responsible Organizations ("RespOrg") who obtain access to the SMS/800 via the System Management System/800 database, Tariff FCC No. 1. 800 Service Providers must either become their own RespOrg or use the services of an established RespOrg. The services of a RespOrg include creating and updating 800 records in the SMS/800 to download to the 800 database(s). PACIFIC does not, either through a tariff or contract, provide RespOrg service.

1.2 After the 800 customer record is created in the SMS/800, the SMS/800 downloads the records to the appropriate databases, depending on the area of service chosen by the 800 subscriber. An 800 customer record is created in the SMS/800 for each 800 number to be activated. The SMS/800 initiates all routing changes to update information on a nationwide basis.

1.3 Access to the Toll Free Calling Database allows Pac-West to access PACIFIC's 800 database for the purpose of switch query and database response. Access to the Toll Free Calling Database supports the processing of toll free calls (e.g., 800 and 888) where identification of the appropriate carrier (800 Service Provider) to transport the call is dependent upon the full ten digits of the toll free number (e.g., 1+800+NXX+XXXX). Access to the Toll Free Calling Database includes all 800-type dialing plans (i.e., 800, 888, and other codes as may be designated in the future).

1.4 Access to the Toll Free Calling Database provides the carrier identification function required to determine the appropriate routing of an 800 number based on the geographic origination of the call, from a specific or any combination of NPA/NXX, NPA or LATA call origination detail.

1.5 There are three optional features available with 800 service:

(a) POTS Translation;

(b) Multiple Destination; and

(c) Six-Digit Master Number List Turnaround.

1.5.1 The POTS Translation feature converts the 800 number into a designated 10-digit number. If the 800 Service Provider provides the designated 10-digit number associated with the 800 number and requests delivery of the designated 10-digit number in place of the 800 number, PACIFIC will deliver the designated 10-digit number.

1.5.2 The Multiple Destination feature allows the customer to create routing schemes utilizing:

(a) Time of Day;

(b) Day of Week

(c) Day of Year

(d) Allocation of Traffic by Percentage

(e) NPA-NXX-XXXX

1.5.3 The Six-Digit Master Number List Turnaround feature applies when customer identification is performed for Canadian and Caribbean toll free numbers. This feature is billed in lieu of the Basic Toll Free Access Query charge.

2. TERMS AND CONDITIONS

2.1 Access to the Toll Free Calling Database provided under these terms and conditions is only available for use in the provision of telephone exchange and exchange access telecommunications services as specified in the Telecommunications Act of 1996 and any effective rules and regulations of the Federal Communications Commission and Public Utility Commission of California.

2.2 Access to the Toll Free Calling Database is offered separate and apart from other unbundled network elements necessary for operation of the network routing function addressed in these terms and conditions, e.g., end office 800 SSP functionality and CCS/SS7 signaling. This Appendix is separate from the prices, terms, conditions, and billing for such related elements, and in no way shall this Appendix be construed to circumvent the prices, terms, conditions or billing as specified for such related elements.

2.3 Pac-West shall address its queries to PACIFIC's database to the alias point code of the STP pair identified by PACIFIC. Pac-West's queries shall use subsystem number 0 in the calling party address field and a translations type of 254 with a routing indicator set to route on global title. Pac-West acknowledges that such subsystem number and translation type values are necessary for PACIFIC to properly process queries to its 800 database.

2.4 Each Party warrants to the other that it shall send queries and SS7 messages conforming to the ANSI approved standards for SS7 protocol and pursuant to the Specifications and Standards documents attached and incorporated herein in Exhibit I. Both Parties acknowledge that transmission in said protocol is necessary for each Party to provision Access to the Toll Free Calling Database (or the equivalent thereof). Each Party reserves the right to modify its network pursuant to other specifications and standards, which may include Bellcore Specifications defining specific service applications, message types, and formats, that may become necessary to meet the prevailing demands within the U.S. telecommunications industry. All such changes shall be announced in accordance with the then prevailing industry standard procedures. Each Party shall work cooperatively to coordinate any necessary changes.

2.5 Pac-West acknowledges and agrees that CCS/SS7 network overload due to extraordinary volumes of queries and/or other SS7 network messages can and will have a detrimental effect on the performance of PACIFIC's CCS/SS7 network and its 800 database. Pac-West further agrees that PACIFIC, at its sole discretion, may employ certain automatic and/or manual overload controls within PACIFIC's CCS/SS7 network to guard against these detrimental effects. PACIFIC shall report to Pac-West any instances where overload controls are invoked due to Pac-West's CCS/SS7 network. Pac-West shall take immediate corrective actions as are necessary to cure the conditions causing the overload situation.

2.6 During periods of 800 database system congestion, PACIFIC shall utilize an automatic code gapping procedure to control congestion that may affect the service of all customers of PACIFIC's 800 database. The automatic code gapping procedure used by PACIFIC shall notify the Pac-West's switch of the gap length (how long Pac-West's switch should wait before sending another query) and the gap duration (how long the switch should continue to perform gapping). For example, during an overload condition, the automatic code gapping procedures shall tell PACIFIC 's 800 database when to begin to drop one out of three queries received. This code gapping procedure shall be applied uniformly to all users of PACIFIC's 800 database. PACIFIC reserves the right to manually invoke the automatic code gapping procedure to control congestion.

2.7 Prior to PACIFIC initiating service under this Appendix, Pac-West shall provide an initial forecast of busy hour query volumes. Pac-West shall update its busy hour forecast for each upcoming calendar year (January - December) by October 1 of the preceding year and also whenever Pac-West anticipates a change to existing forecasts. Pac-West shall provide such updates each year for the first three (3) years of this Appendix. If, prior to the establishment of a mutually agreeable service effective date, in writing, PACIFIC, at its discretion, determines that it lacks adequate processing capability to provide Access to the Toll Free Calling Database to Pac-West, PACIFIC shall notify Pac-West of PACIFIC's intent not to provide the services under this Appendix and this Appendix will be void and have no further effect.

2.8 Pac-West shall from time to time at PACIFIC's request, provide additional forecasted information as deemed necessary by PACIFIC for network planning in connection with this offering.

2.9 PACIFIC shall test the Access to the Toll Free Calling Database in conjunction with CCS/SS7 Interconnection Service (e.g., SS7 Appendix) as outlined in Bellcore Technical References TR-NWT-000533, GR-954-CORE, GR-905-CORE, and PUB L-780023-PB/NB.

2.10 Pac-West shall only use Access to the Toll Free Calling Database to determine the routing requirements for originating 800 calls. Neither Pac-West nor carrier customers of Pac-West, if Pac-West is acting on behalf of other carriers, shall use the database information to copy, store, maintain or create any table or database of any kind or for any purpose. If Pac-West acts on behalf of other carriers to access PACIFIC's Toll Free Calling Database, Pac-West shall prohibit such carriers from copying, storing, maintaining, or creating any table or database of any kind from any response provided by PACIFIC after a query to PACIFIC's Toll Free Calling Database. Pac-West shall only use this network element in connection with the provision of telephone exchange and exchange access services.

2.11 Pac-West shall ensure that it has sufficient link capacity and related facilities to handle its signaling and toll free traffic without adversely affecting other network subscribers.

2.12 PACIFIC shall provide Access to the Toll Free Calling Database as set forth in this Appendix only as such elements are used for Pac-West's activities on behalf of its Nevada local service customers where PACIFIC is the incumbent local exchange carrier. Pac-West agrees that any other use of PACIFIC's Toll Free Calling Database for the provision of 800 database service by Pac-West will be pursuant to the terms, conditions, rates, and charges of PACIFIC's effective tariffs, as revised, for 800 database services.

2.13 This Appendix shall become effective on _______(date)___________ and shall continue for one (1) year from the effective date of implementation of Access to the Toll Free Calling Database. Thereafter, this Appendix shall remain in effect unless terminated by either Party upon written notice given sixty (60) days in advance of the termination date.

2.14 Ordering and billing inquiries for the elements described herein shall be directed to the Local Service Center ("LSC"). Ordering shall be done through the LSC using the standard Pac-West order form and PACIFIC's CCS/SS7 Interconnect Questionnaire, if applicable.

3. RATE REGULATIONS

3.1 Pac-West shall pay the rates for Access to the Toll Free Calling Database, as described in Appendix PRICING. These rates and charges will apply for one (1) year from the service effective date for each exchange. After one (1) year, PACIFIC may change the rates upon sixty (60) days' notice. PACIFIC may first give such notice sixty days before the end of the first year.

3.2 Rate Elements

There are four rate elements associated with Access to the Toll Free Calling Database:

(a) Basic Toll Free Access Query Rate Element;

(b) POTS Translations Rate Element;

(c) Multiple Destination Routing Rate Element; and

(d) Six-Digit Master Number List Turnaround Rate Element.

3.3 Pac-West shall pay the Basic Toll Free Access query rate for each query received and processed by PACIFIC's database. When applicable, the charge for the additional features (POTS Translations, Multiple Destination Routing, and Six-Digit Master Number List Turnaround) are per query and in addition to the Basic Toll Free Access query charge, and shall also be paid by Pac-West.

4. MONTHLY BILLING

PACIFIC shall render monthly billing statements to Pac-West, and remittance in full will be due within thirty (30) days of receipt.

APPENDIX 800
EXHIBIT I

SPECIFICATIONS AND STANDARDS
Description of Subject Area and Issuing Organization	Document Number
Bellcore, SS7 Specifications	GR-246-CORE
TR-NWT-000271
TR-NWT-000533
Bellcore, CCS Network Interface Specifications	GR-905-CORE
PUB L-780023-PB/NB
GR-954-CORE

APPENDIX 911 - CA

Appendix 911 - CA

Terms and Conditions for Providing Connection
to E911 Universal Emergency Number Service
(California)

This appendix between PACIFIC and Pac-West sets forth the terms and conditions upon which PACIFIC will provide Pac-West's connection to E911 Universal Emergency Number Service.

I. DEFINITIONS

A. As used herein and for the purpose of this appendix, the following terms shall have the meanings set forth below:

1. E911 Universal Emergency Number Service (also referred to as Expanded 911 Service or Enhanced 911 Service) - a telephone exchange communications service whereby a public safety answering point (PSAP) designated by the E911 customer may receive and answer telephone calls placed by dialing number 911. E911 includes the service provided by the lines and equipment associated with the service arrangement for the answering, transferring, and dispatching of public emergency telephone call dialed to 911.

2. E911 Customer - a municipality or other state or local government unit, or an authorized agent of one or more municipalities or other state or local government units to whom authority has been lawfully delegated to respond to public emergency telephone calls, at the minimum, for emergency police and fire services through the use of one telephone number, 911.

3. Public Safety Answering Point (PSAP) - an answering location for 911 calls originating in a given area. The E911 customer may designate a PSAP as primary or secondary, which refers to the order in which calls are directed for answering. Primary PSAPs respond first; secondary PSAPs receive calls on a transfer basis. PSAPs are public safety agencies such as police, fire, emergency medical, etc., or a common bureau serving a group of such entities.

4. Centralized Automatic Message Accounting (CAMA) trunk - a trunk capable of transmitting Automatic Number Identification (ANI) associated with E911 customer calls from switch to the E911 Network.

5. Automatic Number Identification (ANI) - feature that automatically forwards the telephone number of the calling party to the E911 Selective Router from which it is switched to the public safety answering point (PSAP) and is displayed at an attendant position console.

6. Automatic Location Identification (ALI) - feature that forwards the name, street address, class of service, and other pre-determined information associated with the calling party's telephone number (identified by ANI) to the PSAP for display.

7. Selective Routing (SR) - feature that provides the capability to selectively route a 911 call to the designated primary PSAP based upon the identified number of the calling party.

8. Database Management System (DBMS) - a system of manual procedures and computer programs used to create, store, and update the data required for the SR and ALI service features of E911 service.

II. RESPONSIBILITIES

A. PACIFIC shall provide and maintain such equipment at the E911 Selective Router and the DBMS as is necessary to perform the E911 services set forth herein. This shall include some or all of the following:

1. Transporting the E911 calls from the meet-point with the Pac-West facilities connecting Pac-West's exchanges listed in Exhibit I (attached hereto and made a part hereof) to the Selective Router of the E911 System.

2. Switching the E911 calls through the Selective Router to the designated primary PSAP or to designated alternate locations, according to routing criteria specified by the E911 customer.

3. Storing the names, addresses, and associated telephone numbers from Pac-West's exchanges in the electronic data processing database for the E911 DBMS. Pac-West is responsible for downloading and updating this information.

4. Transmission of ANI and ALI information associated with Pac-West's end users accessing E911 service to the PSAP for display at an attendant position console.

B. PACIFIC shall provide and maintain sufficient dedicated E911 trunks from PACIFIC's Selective Router to the PSAP of the E911 customer, according to provisions of the E911 tariff and specifications of the E911 Customer.

C. PACIFIC shall provide Pac-West with an E9-1-1 Selective Router Map that correlates the Exchange or Rate Centers with the appropriate Selective Router.

D. PACIFIC shall provide Pac-West with a file containing the Master Street Address Guide (MSAG) for the exchanges or communities specified in Exhibit I, which is attached hereto and incorporated by reference, in accordance with the terms of PACIFIC's Schedule Cal PUC No. A.9. In addition, PACIFIC shall provide Pac-West with a statistical report, in a timely fashion, of Pac-West's customer base files downloaded by Pac-West to PACIFIC's DBMS, so that Pac-West may ensure the accuracy of the end user records.

E. Pac-West shall connect its switches to the E911 Selective Router by one-way outgoing CAMA trunks dedicated for originating 911 emergency service calls, according to specification in the document E911 Technical Network Interface Specifications Document contained in PACIFIC's CLEC Handbook, or by dedicated trunks using SS7 protocol in areas served by an E911 Selective Router capable of supporting SS7 connectivity for 9-1-1. Pac-West will attest it has been provided copies of the documents referenced in D. and E., above.

F. At a reasonable time prior to establishment of E911 Service, Pac-West shall download and maintain thereafter all information required to establish records necessary for furnishing connection to E911 Service and shall promptly notify PACIFIC via PACIFIC's E911 gateway of any changes to be made to such records. Pac-West shall adopt and comply with operating methods applicable to downloading and maintaining Pac-West's end user records in PACIFIC's DBMS, as set forth in PACIFIC's CLEC Handbook.

G. Pac-West acknowledges that its end users in a single local calling scope may be served by different PSAPs, and Pac-West shall be responsible for providing facilities to route calls from its end users to the proper E911 Selective Router.

H. Pac-West and PACIFIC agree that Exhibit I shall be completed by the Parties thirty (30) days prior to the passing of live traffic.

III. METHODS AND PRACTICES

With respect to all matters covered by this appendix, each Party will adopt and comply with standard industry operating methods and practices and will observe the terms and conditions of PACIFIC's tariff, rules, and regulation of the FCC, the California Public Utility Commission, and the State of California 911 operations manual, that apply to the provision of E911 Service.

IV. CONTINGENCY

A. The parties agree that the E911 service is provided for the use of the E911 Customer, under the guidelines established by the State of California, and recognizes the authority of the State of California and the E911 Customer to establish service specifications and grant final approval (or denial) of service configurations offered by PACIFIC and the Pac-West. The terms and conditions of this appendix represent a negotiated plan for providing E911 service, for which Pac-West must obtain documentation of approval from the appropriate state or E911 Customer(s) which have jurisdiction in the area(s) in which Pac-West's customers are located. Pac-West shall provide such documentation to PACIFIC prior to use of Pac-West's E911 connection for actual emergency calls. Appropriate documentation (i.e. State of California TD-280A form) shall be obtained from the State of California 9-1-1 Program.

B. The terms and conditions of this appendix are subject to renegotiation in the event that the E911 Customer or State of California orders changes to the E911 service that necessitate revision of this appendix.

V. BASIS OF COMPENSATION

A. Rates for access to E911 Services are set forth in PACIFIC's Schedule CAL PUC Tariff No. A.9.

B. Charges shall begin on the date connection to E911 Service commences.

VI. LIABILITY

A. PACIFIC's liability and potential damages, if any, for its gross negligence, recklessness or intentional misconduct, is not limited by any provision of this Appendix. PACIFIC shall not be liable to the Pac-West, its end users or its E911 calling parties or any other parties or persons for any loss or damages arising out of errors, interruptions, defects, failures or malfunctions of the E911 Service, including any and all equipment and data processing systems associated therewith. Damages arising out of such interruptions, defects, failures or malfunctions of the system after PACIFIC has been notified and has had reasonable time to repair, shall in no event exceed an amount equivalent to any charges made for the service affected for the period following notice from the Pac-West until service is restored.

B. Pac-West's liability and potential damages, if any, for its gross negligence, recklessness or intentional misconduct is not limited by any provision of this Appendix. Pac-West shall not be liable to PACIFIC, its Customers or its E911 calling parties or any other parties or persons for any loss or damages arising out of errors, interruptions, defects, failures or malfunctions of the E911 Service, including any and all equipment and data processing systems associated therewith. Damages arising out of such interruptions, defects, failures or malfunctions of the system after the Pac-West has been notified and has had reasonable time to repair, shall in no event exceed an amount equivalent to any charges made for the service affected for the period following notice from the Customer until service is restored.

C. Pac-West agrees to release, indemnify, defend, and hold harmless PACIFIC from any and all loss, claims, demands, suits, and other action, or any liability whatsoever, except for claims arising from PACIFIC's own negligence or other wrongful act, arising out of PACIFIC's provision of service hereunder or out of the Pac-West's end users' use of the E911 Service, whether suffered, made, instituted or asserted by the Pac-West, its end users, or by any other parties or persons, for any personal injury or death of any person or persons, or for any loss, damage or destruction of any property, whether owned by the Pac-West, its end users or others.

D. Pac-West also agrees to release, indemnify, defend and hold harmless PACIFIC from any and all loss, claims, demands, suits or other actions involving an allegation of the infringement or invasion of the right of privacy or confidentiality of any person or persons, caused or claimed to have caused, directly or indirectly, by the installation, operation, failure to operate, maintenance, removal, presence, condition, occasion, or use of the E911 Service features and the equipment associated therewith, including but not limited to the identification of the telephone number, address or name associated with the telephone used by the party or parties accessing E911 Service hereunder, except which arise out of the negligence or other wrongful act of PACIFIC.

VII. MUTUALITY

Pac-West agrees that to the extent it offers the type of services covered by this appendix to any company, that should PACIFIC request such services, Pac-West will provide such services to PACIFIC under terms and conditions comparable to the terms and conditions contained in this appendix.

APPENDIX 911
California

EXHIBIT II

DOCUMENTATION OF E911
CUSTOMER'S APPROVAL

APPENDIX DAL

Appendix DAL

Mutual License and Compensation Agreement
For Local Directory Assistance Listings

This Appendix contains the terms and conditions under which PACIFIC and Pac-West agree to the mutual licensing of subscriber listing information, as follows:

1. PREAMBLE

1.1 PACIFIC and Pac-West each own and maintain databases containing the subscriber listing information (name, address, and published telephone number) of their respective telephone subscribers.

1.2 PACIFIC uses the subscriber listing information in its databases to provide directory assistance ("DA") service to individuals who call PACIFIC's DA to obtain such information.

1.3 Inasmuch as PACIFIC provides DA service under contract for other Local Exchange Carriers ("LECs") and Competitive Local Exchange Carriers, ("CLECs"), PACIFIC's databases also contain subscriber listing information for other LEC and CLEC End Users.

1.4 Now, therefore, in consideration of these premises, PACIFIC and Pac-West agree to license to each other certain subscriber listing information contained in each Party's database, under the following terms and conditions:

2. SERVICE PROVIDED

2.1 PACIFIC and Pac-West shall license to each other the subscriber listing information of their End Users for the book codes listed in Exhibit A.

2.2 PACIFIC shall provide to Pac-West published subscriber listing information contained in PACIFIC's database pertaining to subscribers of all CLECs and other LECs that have granted PACIFIC written authorization to release such subscriber listing information to Pac-West.

2.3 PACIFIC currently utilizes manual processes in obtaining and inputting subscriber listings of independent Local Exchange Carriers ("LECs") into its DA database. Pac-West requests for independent LEC subscriber listing information will be handled on an individual case basis and priced accordingly.

2.4 Pac-West shall provide PACIFIC a minimum of thirty (30) days notice prior to the date when the initial load of listing information is to occur.

3. USE OF SUBSCRIBER LISTING INFORMATION

3.1 Pac-West may use the subscriber listing information licensed and provided pursuant to this Appendix for the sole purpose of providing DA services.

3.2 Upon termination of this Agreement, Pac-West shall cease using, for any purpose whatsoever, the subscriber listing information provided hereunder by PACIFIC, and shall promptly return such subscriber listing information to PACIFIC.

4. ASSIGNMENT

The subscriber listing information shall remain the property of PACIFIC. Pac-West shall not sublicense, assign, sell or transfer the subscriber listing information licensed hereunder, nor shall Pac-West authorize any other company or any person to use the subscriber listing information for any other purpose. Pac-West shall take appropriate measures to guard against any unauthorized use of the listings provided to it hereunder (at least the same measures it takes to protect its own listings from unauthorized use), whether by Pac-West, its agents, employees or others.

5. BREACH OF CONTRACT

In the event a Party is found to have materially breached this Appendix, such breach shall be remedied immediately and the non-breaching Party shall have the right to terminate, upon fifteen (15) days notice, until the other Party's breach is remedied. Further, should Pac-West breach this agreement, it shall immediately cease use of PACIFIC's subscriber listing information.

6. LIABILITY

6.1 PACIFIC makes no express or implied warranties whatsoever regarding the correctness of the subscriber listing information provided to Pac-West. PACIFIC will not be held liable for any errors or omissions in or arising out of Pac-West's use of such information

6.2 Pac-West hereby releases PACIFIC from any and all liability for damages due to errors or omissions in the subscriber listing information provided under this Appendix, or by reason of delay in providing the subscriber listing information, including, but not limited to, special, indirect, consequential, punitive or incidental damages.

6.3 Pac-West shall indemnify, protect, save harmless, and defend PACIFIC (or PACIFIC's officers, employees, agents, assigns and representatives) from and against any and all losses, liability, damages, and expense arising out of any demand, claim, suit, or judgment by a third party in any way related to PACIFIC supplying subscriber listing information, or any actual error or omission. Pac-West shall so indemnify regardless of whether the demand, claim or suit by the third party is brought jointly against Pac-West and PACIFIC, and/or against PACIFIC alone. However, if such demand, claim or suit specifically alleges that an error or omission appears in DA listing information, PACIFIC may, at its option, assume and undertake its own defense, or assist in the defense of Pac-West, in which event Pac-West shall reimburse PACIFIC for reasonable attorney's fees and other expenses incurred by it in handling and defending such demand, claim and/or suit. Pac-West shall not enter into any settlement of any such demand, claim or suit without the prior written consent of PACIFIC.

7. TERM OF CONTRACT

This Appendix shall continue in force until terminated by one hundred-twenty (120) days prior written notice by either Party to the other.

EXHIBIT A

Database Exchanges Covered
STATE	Directory	WPDC	NPA(s)

APPENDIX DCO

APPENDIX ITR

Appendix ITR

(Trunking Requirements)

This Appendix provides descriptions of the trunking requirements for Pac-West and PACIFIC interconnection. All references to incoming and outgoing trunk groups are from the perspective of Pac-West.

1. LOCAL AND INTRALATA TOLL TRAFFIC

1.1 Tandem Trunking - Single Tandem LATAs. Where PACIFIC has a single Access Tandem in a LATA, IntraLATA Toll and Local traffic shall be combined on a single Local Interconnection trunk group at the tandem for calls destined to or from all End Offices that "home" on PACIFIC's tandem. This trunk group shall be two-way and will utilize Signaling System 7 ("SS7") signaling.

1.2 Tandem Trunking - Multiple Tandem LATAs. Where PACIFIC has more than one Access Tandem in a LATA, IntraLATA Toll and Local traffic shall be combined on a single Local Interconnection Trunk Group at every PACIFIC tandem for calls destined to or from all End Offices that "home" on each tandem. These trunk groups shall be two-way and will utilize Signaling System 7 ("SS7") signaling.

1.3 Direct End Office Trunking. Direct End Office trunks terminate traffic from a Pac-West switch to a PACIFIC End Office and are not switched at a Tandem location. The Parties shall establish a two-way direct End Office trunk group when End Office traffic reaches or exceeds the 24 or more trunk level. The Parties will meet to review the traffic level and reach agreement regarding the establishment of the Direct End Office Trunk. Overflow from either end of the direct End Office trunk group will be alternate routed to the appropriate Tandem.

While the Parties agree that it is the responsibility of the Pac-West to enter into arrangements with each third party carrier (ILECs or other CLECs) to deliver or receive transit traffic, PACIFIC acknowledges that such arrangements may not currently be in place and an interim arrangement will facilitate traffic completion on an interim basis. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with third-party carrier to exchange transit traffic to Pac-West and (ii) the date transit traffic volumes exchanged by the Pac-West and third-party carrier exceed the volumes specified in Section 1.4, PACIFIC will provide Pac-West with transit service. Pac-West agrees to use reasonable efforts to enter into agreements with third-party carriers as soon as possible after the Effective Date.

When Tandem trunks are deployed, Pac-West shall route appropriate traffic (i.e. only traffic to End Offices that subtend that Tandem) to the respective PACIFIC Tandems on the trunk groups defined below. PACIFIC shall route appropriate traffic to Pac-West switches on the trunk groups defined below.

1.4 When transit traffic through the PACIFIC Tandem from Pac-West to another Local Exchange Carrier, CLEC or wireless carrier switch requires 3 T-1s or more over three consecutive months, Pac-West shall establish a direct End Office trunk group between itself and the other Local Exchange Carrier, CLEC or wireless carrier switch. Pac-West shall route Transit Traffic via PACIFIC's Tandem switches, and not at or through any PACIFIC End Offices. This trunk group will be serviced in accordance with the Trunk Design Blocking Criteria in Section 7.0.

2. MEET POINT TRUNKS

2.1 InterLATA traffic shall be transported between Pac-West's Central Office and PACIFIC's Access Tandem over a "Meet Point" Trunk Group separate from Local and IntraLATA Toll traffic. The Meet Point Trunk Group will be established for the transmission and routing of jointly provided Switched Access traffic between Pac-West's End Users and Interexchange Carriers via a PACIFIC Access Tandem. These trunk groups shall be set up as two-way and will utilize SS7 signaling, except multifrequency ("MF") signaling will be used on a separate Meet Point Trunk Group to complete originating calls to Switched Access customers that use MF FGD signaling protocol.

2.2 When PACIFIC has more than one Access Tandem within a LATA, the Pac-West shall utilize a separate Meet Point Trunk Group to every PACIFIC Access Tandem within the LATA under which the Pac-West "homes" an NPA-NXX, using DS-1 or DS-3 facilities other than the facilities used for Local Interconnection Trunk groups.

2.3 MF and SS7 trunk groups shall not be provided within a DS-1 facility; a separate DS-1 per signaling type must be used.

2.4 PACIFIC will not offer blocking capability for Switched Access customer traffic delivered to any PACIFIC tandem for completion on Pac-West's network. The Parties understand and agree that Meet Point Trunking arrangements are available and functional only to/from Switched Access customers who directly connect with any PACIFIC tandem that Pac-West subtends in each LATA. In no event will PACIFIC be required to route such traffic through more than one tandem for connection to/from Switched Access customers. PACIFIC shall have no responsibility to ensure that any Switched Access customer will accept traffic that Pac-West directs to the Switched Access customer. PACIFIC also agrees to furnish Pac-West, upon request, a list of those IXCs which also interconnect with PACIFIC's tandem(s).

2.5 Pac-West will provide all CCS signaling including, without limitation, Charge Number and originating line information ("OLI"). For terminating FGD, PACIFIC will pass all CCS signaling including, without limitation, CPN if it receives CPN from FGD carriers. All privacy indicators will be honored. Network signaling information such as Transit Network Selection ("TNS") parameter, Carrier Identification Codes ("CIC"), (CCS platform), and CIC/OZZ information (non-CCS environment) will be provided by CARRIER wherever such information is needed for call routing or billing. The Parties will follow all OBF adopted standards pertaining to TNS and CIC/OZZ codes.

3. 800 (888) TRAFFIC

3.1 All originating Toll Free Service calls for which Pac-West requests that PACIFIC perform the Service Switching Point ("SSP") function (e.g., perform the database query) shall be delivered using GR-394 format over the Meet Point Trunk Group. Carrier Code "0110" and Circuit Code of "08" shall be used for all such calls.

3.2 All post-query Toll Free Service calls for which Pac-West performs the SSP function, if delivered to PACIFIC, shall be delivered using GR-394 format over the Meet Point Trunk Group for calls destined to IXCs, or shall be delivered by Pac-West using GR-317 format over the Local Interconnection Trunk Group for calls destined to End Offices that directly subtend the tandem.

4. E911

A segregated trunk group will be required to each appropriate E911 tandem within the exchange in which the Pac-West offers the Exchange Service. This trunk group shall be set up as a one-way outgoing only and shall utilize MF CAMA signaling.

5. HIGH VOLUME CALL-IN NETWORK

5.1 A separate High Volume Call In-Local Interconnection ("HVCI-LI") trunk group may be provisioned between Pac-West's end office(s) and PACIFIC's LERG-designated High Volume Call-In tandem(s) or High Volume Call-In Serving Office(s) for each of PACIFIC's Mass Calling NPA-NXX(s) in a LATA or, alternately, between Pac-West's tandem and PACIFIC's LERG-designated HVCI tandem(s) or HVCI Serving Office(s). This HVCI-LI trunk group shall be designed and built as one-way (Pac-West Central Office-to-PACIFIC tandem) only and shall use MF signaling. As the HVCI-LI trunk group is designed to block all excessive attempts toward HVCI/Mass Calling NXXs, it is necessarily exempt from the one percent blocking standard described elsewhere for other final Local Interconnection Trunk Groups. It is recommended that this group be sized as follows:

Number of Access Lines Served	Number of HVCI-LI Trunks
0 - 10,000	2
10,000 - 20,000	3
20,000 - 30,000	4
30,000 - 40,000	5
40,000 - 50,000	6
50,000 - 60,000	7
60,000 - 75,000	8
75,000 +	9 Maximum

5.2 All applicable compensation arrangements described elsewhere for Local Interconnection Trunks/Trunk Groups and terminating access shall apply to HVCI-LI Trunks/Trunk Groups and traffic.

5.3 Should Pac-West assign a Mass Calling code and establish an HVCI-LI interface for traffic destined to its HVCI central office(s), Pac-West must "home" its HVCI-serving office on a PACIFIC HVCI tandem, and a similar HVCI-LI trunking arrangement (1-way outgoing with MF signaling) will be provided from PACIFIC's tandem to Pac-West. In order to allow the parties time to order and install such HVCI-LI trunks, Pac-West must provide PACIFIC notification of its intention to deploy Mass Calling code(s) at least ninety (90) days before such codes are opened in the LERG.

5.4 Where PACIFIC and Pac-West both provide HVCI-LI trunking, both parties' HVCI-LI trunks may ride the same DS-1. MF and SS7 trunk groups shall not be provided within a DS-1 facility; a separate DS-1 per signaling type must be used.

6. OPERATOR SERVICES

6.1 No Operator Contract - Inward Operator Assistance. Pac-West may choose from two interconnection options for Inward Operator Assistance as follows:

6.1.1 Option 1 - Interexchange Carrier ("IXC"). Pac-West may utilize the Interexchange Carrier Network. Pac-West operator will route its calls requiring inward operator assistance through its designated IXC POP to PACIFIC's TOPS tandem. PACIFIC shall route its calls requiring inward operator assistance to Pac-West's Designated Operator Switch through the designated IXC POP.

6.1.2 Option 2 - The Pac-West Operator Switch. Pac-West reports its switch as the designated serving switch for its NPA-NXX's and requests PACIFIC to route its calls requiring inward operator assistance to the Pac-West. This option requires a segregated two-way trunk group with MF signaling from PACIFIC Access Tandem to the Pac-West switch.

6.1.3 BLV and BLVI. BLV and BLVI inquiries between operator bureaus shall be routed over the Local Interconnection Trunks using network-routable access codes published in the LERG.

6.2 Operator Contract with PACIFIC

6.2.1 Directory Assistance ("DA"). Pac-West may contract for DA services only. A segregated trunk group for these services would be required to PACIFIC's TOPS tandem. This trunk group is set up as one-way outgoing only and utilizes MF and Operator Services signaling.

6.2.2 Express Call Completion ("ECC"). Pac-West contracting for DA services may also contract for ECC. This requires a segregated one-way trunk group to PACIFIC's TOPS tandem. This trunk group is set up as one-way outgoing only and utilizes MF signaling.

6.2.3 Busy Line Verification. When PACIFIC's operator is under contract to verify Pac-West's End User loop, PACIFIC will utilize a segregated one-way trunk group with MF signaling from PACIFIC's Access Tandem to Pac-West switch.

6.2.4 Operator Assistance (0+, 0-). This service requires a one-way trunk group from Pac-West's switch to PACIFIC's TOPS tandem. This trunk group may carry ECC calls in addition to OA calls. MF and Operator Services signaling will be required on the trunk group.

6.3 Operator Services/Directory Assistance Trunk Group(s)

6.3.1 If PACIFIC agrees through a separate appendix or contract to provide Inward Assistance Operator Services for Pac-West, Pac-West will initiate an ASR for a one-way trunk group from its designated operator services switch to the PACIFIC OPERATOR SERVICES Tandem utilizing MF signaling. PACIFIC at it's option may initiate an ASR for a one-way MF signaling trunk groups from its OPERATOR SERVICES Tandem to the Pac-Wests designated operator services switch.

6.3.2 If PACIFIC agrees through a separate appendix or contract to provide Directory Assistance and/or Operator Services for Pac-West the following trunk groups are required:

6.3.2.1 Directory Assistance (DA):

6.3.2.1.1 Pac-West may contract for DA services only. A segregated trunk group for these services will be required to the appropriate PACIFIC OPERATOR SERVICES Tandem in the LATA for the NPA the Pac-West wishes to serve. This trunk group is set up as one-way outgoing only and utilizes Modified Operator Services Signaling (2 Digit Automatic Number Identification (ANI)). Pac-West will have administrative control for the purpose of issuing ASR's on this one-way trunk group.

6.3.2.2 Directory Assistance Call Completion (DACC):

6.3.2.2.1 Pac-West contracting for DA services may also contract for DACC. This requires a segregated one-way trunk group to each PACIFIC OPERATOR SERVICES Tandem within the LATA for the combined DA and DACC traffic. This trunk group is set up as one-way outgoing only and utilizes Modified Operator Services Signaling (2 Digit ANI). Pac-West will have administrative control for the purpose of issuing ASR's on this one-way trunk group.

6.3.2.3 Busy Line Verification/Emergency Interrupt (BLV/EI):

6.3.2.3.1 When PACIFIC's operator is under contract to verify the busy status of the Pac-West End Users, PACIFIC will utilize a segregated one-way with MF signaling trunk group from PACIFIC's Operator Services Tandem to Pac-West switch. Pac-West will have administrative control for the purpose of issuing ASR's on this one-way trunk group.

6.3.2.4 Operator Assistance (0+, 0-):

6.3.2.4.1 This service requires a one-way trunk group from Pac-West switch to PACIFIC's OPERATOR SERVICES Tandem. Two types of trunk groups may be utilized. If the trunk group transports DA/DACC, the trunk group will be designated with the appropriate traffic use code and modifier. If DA is not required or is transported on a segregated trunk group, then the group will be designated with a different appropriate traffic use code and modifier. Modified Operator Services Signaling (2 Digit ANI) will be required on the trunk group. Pac-West will have administrative control for the purpose of issuing ASR's on this one-way trunk group.

6.3.2.5 Digit-Exchange Access Operator Services Signaling:

6.3.2.5.1 Pac-West will employ Exchange Access Operator Services Signaling (EAOSS) from the equal access End Offices (EAEO) to the OPERATOR SERVICES switch that are equipped to accept 10 Digit Signaling for Automatic Number Identification (ANI).

6.3.2.6 OS QUESTIONAIRE

6.3.2.6.1 If Pac-West chooses PACIFIC to provide either OS and/or DA, then Pac-West agrees to accurately complete the OS Questionnaire prior to submitting ASRs for OS and DA trunks.

7. TRUNK DESIGN BLOCKING CRITERIA

7.1 Trunk requirements for forecasting and servicing shall be based on the blocking objectives shown in Table 1. Trunk requirements shall be based upon time consistent average busy season busy hour twenty (20) day averaged loads applied to industry standard Neal-Wilkinson Trunk Group Capacity algorithms (use Medium day-to-day Variation and 1.0 Peakedness factor until actual traffic data is available).

TABLE 1

Trunk Group Type	Design Blocking Objective
Local Tandem	1%
Local Direct End Office (Primary High)	ECCS*
Local Direct End Office (Final)	2%
IntraLATA	1%
Local/IntraLATA	1%
InterLATA (Meet Point) Tandem	0.5%
911	1%
Operator Services (DA/DACC)	1%
Operator Services (0+, 0-)	1%
Busy Line Verification-Inward Only	1%

* During implementation the Parties will mutually agree on an ECCS or some other means for the sizing of this trunk group.

8. FORECASTING RESPONSIBILITIES

8.1 Pac-West will provide an initial trunk forecast for establishing the initial interconnection facilities and equipment. Pac-West will provide subsequent forecasts on a semi-annual basis in the months of December and June, no later than January 1 and July 1, concurrent with the publication of PACIFIC's General Trunk Forecast including yearly forecasted trunk quantities for all trunk groups described in this Appendix for a minimum of three years, and the use of Common Language Location Identifier ("CLLI-MSG") which is described in Bellcore documents BR795-100-100 and BR795-400-100.

8.2 The semi-annual forecasts shall include:

(a) yearly forecasted trunk quantities (which include measurements that reflect actual tandem Local Interconnection and Meet Point trunks, End Office Local Interconnection trunks, and tandem-subtending Local Interconnection end office equivalent trunk requirements) for a minimum of three (current and plus-1 and plus-2) years; and

(b) a description of major network projects anticipated for the following six months. Major network projects include trunking or network rearrangements, shifts in anticipated traffic patterns, orders for greater than four (4) DS-1s, or other activities that are reflected by a significant increase or decrease in trunking demand for the following forecasting period.

(c) the Parties shall agree on a forecast provided under § 8.1 to ensure efficient utilization of trunks. Orders for trunks that exceed forecasted quantities for forecasted locations will be accommodated as facilities and/or equipment becomes available. Parties shall make all reasonable efforts and cooperate in good faith to develop alternative solutions to accommodate orders when facilities are not available. Intercompany forecast information must be provided by the Parties to each other twice a year.

(d) The Parties shall agree on a forecast provided under § 8.1 to ensure efficient utilization of trunks based on . Orders for trunks that exceed forecasted quantities for forecasted locations will be accommodated as facilities and/or equipment becomes available. Parties shall make all reasonable efforts and cooperate in good faith to develop alternative solutions to accommodate orders when facilities are not available. Intercompany forecast information must be provided by the Parties to each other twice a year.

8.3 If differences in semi-annual forecasts of the Parties vary by more than 48 additional DS-0 two-way trunks for each Local Interconnection Trunk Group, the Parties shall meet to reconcile the forecast to within 48 DS-0 trunks.

8.4 Each Party shall provide a specified point of contact for planning, forecasting, and trunk servicing purposes.

9. TRUNK SERVICING

9.1 Orders between the Parties to establish, add, change or disconnect trunks shall be processed by using an Access Service Request ("ASR").

9.2 As discussed in this Appendix, both Parties will jointly manage the capacity of Local Interconnection Trunk Groups. Both Parties may send a Trunk Group Service Request ("TGSR") to the other Party to trigger changes to the Local Interconnection Trunk Groups based on capacity assessment. Either Party upon receipt of a TGSR will issue an ASR to the other Party:

(a) within ten (10) business days after receipt of the TGSR, upon review of and in response to the TGSR received; or

(b) at any time as a result of either Party's own capacity management assessment, in order to begin the provisioning process. The intervals used for the provisioning process will be the same as those used for PACIFIC's Switched Access service.

9.3 Orders that comprise a major project, i.e., greater than four (4) DS-1's, shall be submitted at the same time, and their implementation shall be jointly planned and coordinated. Major projects are those that require the coordination and execution of multiple orders or related activities between and among PACIFIC and Pac-West work groups, including but not limited to the initial establishment of Local Interconnection or Meet Point trunk groups and service in an area, NXX code moves, re-homes, facility grooming, or network rearrangements.

9.4 Pac-West will be responsible for engineering its network on its side of the POI. PACIFIC will be responsible for engineering its network on its side of the POI.

9.5 Due dates for the installation of Local Interconnection and Meet Point Trunks covered by this Appendix shall be based on PACIFIC's intrastate Switched Access intervals. If within 30 days of the original due date, either Party is unable to or not ready to perform Acceptance Tests, or is unable to accept the Local Interconnection Service Arrangement trunk(s) by the due date, the Requesting Party will cancel the order or the Providing Party will commence billing for the trunks as set forth in each Party's Access Service Tariff, not to exceed PACIFIC's Access Services Tariff Schedule Cal. P.U.C. No. 175-T, Section 5.2.3.A.

9.6 Trunk servicing responsibilities for TOPS trunks used for stand-alone operator service or Directory Assistance are the sole responsibility of Pac-West.

10. SERVICING OBJECTIVE/DATA EXCHANGE

Each Party agrees to service trunk groups to the foregoing blocking criteria in a timely manner when trunk groups exceed measured blocking thresholds on an average time consistent busy hour for a twenty (20)-business day study period. Upon request, each Party will make available to the other trunk group measurement reports for trunk groups terminating in the requesting Party's network. These reports will contain offered load, measured in CCS (100 call seconds), that has been adjusted to consider the effects of overflow, retrials, and day-to-day variation. They will also contain overflow CCS associated with the offered load, day-to-day variation, peakedness factor, the date of the last week in the four-week study period and the number of valid days of measurement. These reports shall be made available at a minimum on a semi-annual basis upon request.

11. TRUNK FACILITY UNDER UTILIZATION

If a trunk group is under 75 percent (75%) of CCS capacity on a monthly average basis, for each month of any three month period, either Party may request the issuance of an order to resize the trunk group, which shall be left with not less than 25 percent excess capacity. In all cases, grade of service objectives identified in Section 7 above shall be maintained.

12. NETWORK MANAGEMENT

12.1 Restrictive Controls. Either Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps set at appropriate levels on traffic toward each other's network, when required, to protect the public switched network from congestion due to facility failures, switch congestion, or failure or focused overload. Pac-West and PACIFIC will immediately notify each other of any protective control action planned or executed.

12.2 Expansive Controls. Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes will not be used to circumvent normal trunk servicing. Expansive controls will only be used when mutually agreed to by the Parties.

12.3 Mass Calling. Pac-West and PACIFIC shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes.

APPENDIX LIDB

Appendix LIDB Service

1. DEFINITIONS

1.1 A-links means a diverse pair of facilities connecting local end office switching centers with Signaling Transfer Points.

1.2 Alternate Billing Service (ABS) means a service that allows end users to bill calls to accounts that may not be associated with the originating line. There are three types of ABS calls: calling card, collect, and third number billed calls.

1.3 Billed Number Screening (BNS) means a validation of toll billing exception (TBE) data and performance of public telephone checks, i.e., determining if a billed line is a public (including those classified as semi-public) telephone number.

1.4 Calling Card Service (CCS) means a service that enables a calling customer to bill a telephone call to a calling card number with or without the help of an operator.

1.5 Calling Name Database means a Party's database containing current Calling Name Information, including the Calling Name Information of any telecommunications company participating in that Party's Calling Name Database.

1.6 Calling Name Delivery Service (CNDS) means a service that enables a terminating customer to identify the calling party by a displayed name before a call is answered. The calling party's name is retrieved from a Service Control Point (SCP) database and delivered to the customer's premise between the first and second ring for display on compatible customer premises equipment (CPE).

1.7 Calling Name Information means a telecommunications company's records of its subscribers' names associated with one or more assigned ten-digit telephone numbers.

1.8 CNAM Query is Pacific Bell's LIDB Service Application that allows Pac-West to query Pacific Bell's LIDB for Calling Name Information in order to deliver that information to Pac-West's local subscribers.

1.9 Common Channel Signaling (CCS) Network means an out-of-band, packet-switched, signaling network used to transport supervision signals, control signals, and data messages. LIDB Queries and Response messages are transported across the CCS network.

1.10 Database (or Data Base) means an integrated collection of related data. In the case of LIDB, the database is the line number and related line information.

1.11 Data Owner means a telecommunications company, including Pacific Bell and Nevada Bell, that stores and/or administers its own data in a party's LIDB, LIDB-like database, or Calling Name Database.

1.12 Group Record means information in LIDB that is common to all telephone numbers in an NPA-NXX or all Special Billing Numbers in an NPA-0/1XX.

1.13 Line Information Data Base (LIDB) means a transaction-oriented database system that functions as a centralized repository for data storage and retrieval. LIDB is accessible through Common Channel Signaling (CCS) networks. LIDB contains records associated with customer line numbers and special billing numbers. LIDB accepts Queries from other Network Elements and provides return result, return error, and return reject Responses as appropriate. The interface for LIDB Service functionality is Pacific Bell's regional STP.

1.14 LIDB Service Application means the Query types Pacific Bell accepts for access to LIDB information.

1.15 Line Record means information in LIDB that is specific to a single telephone number or special billing number.

1.16 Nonrecurring Charge means a one-time charge that applies for a specific work activity (i.e., installation or change to an existing service). Nonrecurring Charges are applicable for the establishment of LIDB Service, LIDB Service Applications, service rearrangements, and service order activity.

1.17 Originating Point Code (OPC) means a code assigned to identify Pac-West's system(s) that originate LIDB Service Queries.

1.18 Personal Identification Number (PIN) means a confidential four-digit code number provided to a calling card customer to prevent unauthorized use of his/her calling card number. LIDB can store a PIN for those line numbers that have an associated calling card.

1.19 Query means a message in American National Standards Institute's (ANSI) standard SS7 signaling protocol that represents a request to LIDB or a LIDB-like database for Information.

1.20 Query Rate means a per-query usage rate that applies to each Query received at Pacific Bell's LIDB and/or Calling Name Database.

1.21 Query Transport Rate means a per-query usage rate that applies to certain Queries transported from Pacific Bell's STP to the SCP where LIDB resides and back.

1.22 Response means an SS7 message that, when appropriately interpreted, represents an answer to a Query.

1.23 Service Control Point (SCP) means a CCS network node where LIDB resides.

1.24 Service Order Charge means a nonrecurring charge that applies to each service order form Pac-West uses to specify the originating point codes (OPCs) of its LIDB Query-originating systems and/or the OPCs of its Query-originating carrier customers.

1.25 Service Rearrangements are changes to existing services that do not result in changes to previously established OPCs.

1.26 Service Switching Point (SSP) means the software capability within a system that provides the SS7 message preparation/interpretation capability plus SS7 transmission/reception access ability.

1.27 Signaling System 7 (SS7) means the signaling protocol used by the CCS network.

1.28 Signaling Transfer Point (STP) is the point where a Party interconnects with a CCS/SS7 network. In order to connect to Pacific Bell's SS7 network, Pac-West or a third party initiating Pac-West's Queries must connect with a Pacific Bell STP in order to connect to Pacific Bell's SCP.

1.29 Special Billing Number means a Line Record in LIDB that is based on a NXX-0/1XX numbering format. NXX-0/1XX numbering formats are similar to NPA-NXX formats except that the fourth digit of an NXX-0/1XX line record is either a zero (0) or a one (1).

1.30 Toll Billing Exception (TBE) Service means a service that allows end users to restrict third number billing or collect calls to their lines.

1.31 Validation Information means a Data Owner's records of its Calling Card Service and Toll Billing Exception Service.

2. DESCRIPTION OF SERVICE

2.1 LIDB Service provides access to Pacific Bell's LIDB using the LIDB Service Applications specified herein. LIDB Service Applications provide access to LIDB data or LIDB service processing using defined query types. Such access provides Pac-West with information that Pac-West can use to appropriately complete calls or services.

2.2 Pacific Bell will provide Pac-West with access to Pacific Bell's LIDB for the following LIDB service applications:

Validation Query

CNAM Query

2.3 Pacific Bell will provide Pac-West with access to Pacific Bell's LIDB for any new query type based upon mutually acceptable rates, terms and conditions.

2.4 All Pac-West Validation Queries to Pacific Bell's LIDB shall use a translations type of 253 and a subsystem number in the calling party address field that is mutually agreed upon by the Parties. Pac-West acknowledges that such subsystem number and translation type values are necessary for Pacific Bell to properly process Queries to its LIDB.

2.5 All CNAM Queries to Pacific Bell's LIDB shall use a translations type of 005 and a subsystem number in the calling party address field that is mutually agreed upon by the Parties. Pac-West acknowledges that such subsystem number and translation type values are necessary for Pacific Bell to properly process Queries to its LIDB.

2.6 Pac-West will send Queries to Pacific Bell that conform to the ANSI approved standards for SS7 protocol and pursuant to the specification standards documents identified in Exhibit II attached hereto and incorporated by reference. Both Parties acknowledge that transmission in said protocol is necessary for each party to provision LIDB Service (or the equivalent thereof). Both Parties will send SS7 Messages complying with ANSI approved standards for SS7 protocol and pursuant to the specification standards documents identified in Exhibit II. Each Party reserves the right to modify its network pursuant to other specifications standards, which may include Bellcore Specifications defining specific service applications, message types and formats, that may become necessary to meet the prevailing demands within the U.S. telecommunications industry. All such changes shall be announced a minimum of one hundred eighty (180) days in advance of implementation through industry standard procedures. Each Party will work cooperatively to coordinate any necessary changes.

2.7 Pac-West acknowledges that CCS/SS7 network overload due to extraordinary volumes of Queries and/or other SS7 network messages can and will have a detrimental effect on the performance of Pacific Bell's CCS/SS7 network. Pac-West further agrees that Pacific Bell, in its sole discretion, shall employ certain automatic and/or manual overload controls within Pacific Bell's CCS/SS7 network to guard against these detrimental effects. Pacific Bell will report to Pac-West any instances where overload controls are invoked due to Pac-West's CCS/SS7 network and Pac-West agrees in such cases to take immediate corrective actions as are necessary to cure the conditions causing the overload situation.

2.8 Prior to Pacific Bell initiating service under this Appendix, Pac-West shall provide an initial forecast of busy hour Query volumes by LIDB Service Application. If, prior to the establishment of a mutually agreeable service effective date, in writing, Pacific Bell, at its sole discretion, determines that it lacks adequate processing capability to provide LIDB Service to Pac-West, Pacific Bell shall notify Pac-West of Pacific Bell's intent not to provide the services under this Appendix and this Appendix will be void and have no further effect. Such termination will be without penalty to Pacific Bell.

2.9 Pac-West will update its busy hour forecast for each upcoming calendar year (January - December) by October 1 of the preceding year. Pac-West shall provide such updates each year for the first three (3) years of this Appendix.

2.10 Pacific Bell will perform testing of LIDB Service in conjunction with CCS/SS7 Interconnection Service as outlined in Bellcore Technical References TR-NWT-000954, TR-TSV-000905, and TP 76638.

2.11 Pacific Bell supports the performance standards as defined in Section 7 of TR- TSV-000905. The overall end-to-end CCS/SS7 network objective is less than ten minutes unavailability per year from any Signal Point (SP) to any other SP. The performance objective for any single SP, including a Service Control Point (SCP), is less than three minutes unavailability per year. The combined link set from the SCP to the Signal Transfer Point (STP) has a performance objective of less than two minutes unavailability per year.

2.12 All access by Pac-West to Pacific Bell's LIDB will occur through Pacific Bell's regional STP as designated by Pacific Bell.

2.13 Other telecommunications companies, including Pac-West, may store data in Pacific Bell's LIDB. Pacific Bell will request that such Data Owning companies store every working line number and Special Billing Number served by that company for which the NPA-NXX or NPA-0/1XX is supported by Pacific Bell's LIDB.

2.14 Pac-West understands that access to Pacific Bell's LIDB may not provide Pac-West with access to all of the data of all Data Owners in Pacific Bell's LIDB. When Pacific Bell implements Data Screening by Data Owner, certain Data Owners may choose to limit or restrict Pac-West from accessing their data. Pac-West understands and agrees that Pacific Bell will comply with Data Owners' requests to so limit or restrict their data. Should Pac-West desire access to any restricted Data Owner's LIDB Information, Pac-West understands and agrees that such negotiations will be between Pac-West and said Data Owner.

2.15 Pacific Bell will update its LIDB information; e.g., add, delete, and modify customer accounts as customers move, become delinquent on their account, or order new service, on a daily basis. Pacific Bell will request other Data Owners to provide such updates in like time.

2.16 Pacific Bell has procedures in place to deactivate billing validation data in the event that such data is being used fraudulently or in the event end users exceed Pacific Bell-defined limits on toll charges. Pacific Bell will update Pacific Bell-issued calling cards that Pacific Bell suspects of being fraudulently used or exceeding Pacific Bell-defined toll limits seven (7) days a week, 24 hours a day.

2.17 Pacific Bell's LIDB Service will provide the following functions on a per query basis:

Validation Service Query

- validation of a telecommunications calling card account number stored in LIDB;

- determination of whether the billed line has decided in advance to reject certain calls billed as collect or to a third number; and

- determination of billed line as a public (including those classified as semi public) or nonworking telephone number.

CNAM Query

- retrieval of the name associated with a calling number.

2.18 Pacific Bell provides LIDB Service as set forth in this Appendix only as such services are used for Pac-West's activities on behalf of its California and Nevada local service customers where either Pacific Bell or Nevada Bell is the incumbent local exchange carrier. Pac-West agrees that any other use of Pacific Bell's LIDB, for the provision of LIDB Service Applications by Pac-West outside of the area where either Pacific Bell or Nevada Bell is the incumbent local exchange carrier in California and/or Nevada, will be pursuant to the terms, conditions, rates, and charges of other agreements, including effective tariffs.

3. PRICE AND PAYMENT

3.1 Pac-West will pay Pacific Bell a Query rate and/or a Query Transport Rate for each Query initiated into Pacific Bell's LIDB. These rates are set forth in Exhibit I (Basis of Compensation), which is attached hereto and incorporated by reference.

3.2 Pac-West will pay a Nonrecurring Charge for each request for establishment or change of existing LIDB Service and/or LIDB Service Application. The LIDB Service Establishment Charge is a nonrecurring charge that applies per originating point code per request and is set forth in Exhibit I (Basis of Compensation).

3.3 Pac-West will pay a Service Order Charge for each request for service order activity. The Service Order Charge is set forth in Exhibit I (Basis of Compensation).

3.4 Payment to Pacific Bell for LIDB Service will be based upon the rates set forth in Exhibit I (Basis of Compensation), attached hereto and made a part thereof. These rates and charges will apply for one (1) year from the service effective date for each exchange. After one (1) year, Pacific Bell may change the rates upon sixty (60) days' notice. Pacific Bell may first give such notice sixty (60) days before the end of the first year. Notwithstanding the forgoing, any rate Pacific Bell provides pursuant to its Tariff FCC No. 128 will change effective with any revision to such tariff.

3.5 Except as provided in paragraphs 3.6 through 3.9 below for CNAM Query, Pacific Bell will record usage information for Pac-West's LIDB Service Queries terminating to Pacific Bell's LIDB. Pacific Bell will use its SCPs as the source of usage data. Pacific Bell will aggregate usage by the point code of the Query-originating SSP for each LIDB Service Application.

3.6 Until such time as Pacific Bell has the ability set forth in paragraph 3.5 above, Pac-West will provide Pacific Bell with usage information from which Pacific Bell will bill Pac-West for both Pac-West's access and Pac-West's Query-originating carrier customers' access to Pacific Bell's Calling Name Database. Pac-West will provide such information to Pacific Bell on a monthly basis by a date agreed to by Pacific Bell and Pac-West. Pac-West will deliver such information to locations specified by Pacific Bell. If Pac-West uses a third-party network to access Pacific Bell's Calling Name Database, and Pac-West's third-party network provider can record and provide Pacific Bell with recordings of Pac-West's usage, Pacific Bell will accept such usage provided that the requirements in paragraphs 3.7 through 3.9 will apply Pac-West's third-party network provider.

3.7 Pac-West will provide, or cause to be provided to, Pacific Bell with CNAM Query usage information at no additional charge to Pacific Bell. Pac-West will either aggregate such usage by Originating Point Code or Pac-West will provide Pacific Bell with reports that identify usage by Originating Point Code. Pac-West and Pacific Bell will agree upon the format and media type Pac-West will use to provide such usage data to Pacific Bell. Pac-West understands and agrees that Pacific Bell cannot identify access by data owner until Pacific Bell has the capability set forth in paragraph 3.5 above. When Pacific Bell has the ability set forth in paragraph 3.5 above, Pacific Bell will bill Pac-West based upon Pacific Bell's own usage recordings as set forth in paragraph 3.5 above.

3.8 Pacific Bell will have the right to audit, at its expense, all source documents, systems, records, and procedures, to verify usage Information submitted by Pac-West.

3.9 While the provisions in paragraph 3.5 through 3.8 are in effect, Pac-West agrees that Pacific Bell will bill Pac-West for all CNAM Queries Pac-West originates or transports to Pacific Bell's network. Pac-West will recover from its Query-originating carrier customers (if any) any charges associated with their access to Pacific Bell's Calling Name Database, including such charges from Pacific Bell. Pac-West agrees that it will not bill its Query-originating carrier customers for any usage that Pac-West has not reported to Pacific Bell for billing. Once Pacific Bell has the ability set forth in paragraph 3.5 above, Pacific Bell and Pac-West will jointly determine which, if any, of Pac-West's Query-originating carrier customers will be direct-billed from Pacific Bell as set forth in paragraph 3.5 above.

3.10 Based upon the data identified in Section 3.5 of this Appendix, Pacific Bell will bill Pac-West for its LIDB Service Queries on a monthly basis. Pac-West will pay the bill within thirty (30) days of the bill issue date. Pac-West will pay late payment charges as applicable and as described in Pacific Bell's Tariff FCC No. 128.

3.11 Depending on Pac-West's choice of method for transporting its Queries and Responses, Pac-West may be required to purchase certain other services, especially services that may be provided pursuant to effective tariffs. In this event the prices, terms, conditions, and billing for such services will be specified in the applicable tariff(s) and this Appendix shall not be construed to circumvent the prices, terms, conditions, or billing as specified in the applicable tariff(s).

3.12 If there is a dispute associated with a monthly bill, the disputing Party will notify the other in writing within ninety (90) calendar days of the date of said monthly bill or the dispute shall be waived. Each Party agrees that any amount of any monthly bill that that Party disputes will be paid by that Party according to the terms of Subsection 3.6 above. Any adjustments relating to a disputed amount shall be reflected on the next monthly bill issued after resolution. Any credit issued upon resolution of any dispute shall bear interest at the rate specified in Subsection 3.6 above, payable on and as of the date the credit is issued. Parties shall work cooperatively and use their best efforts to resolve any disputes as quickly as possible.

3.13 Pacific Bell will treat changes in previously established OPCs as a discontinuance of the existing LIDB Service and establishment of a new LIDB Service and all applicable Nonrecurring Charges will be paid by Pac-West.

3.14 Pacific Bell cannot distinguish between queries from Pac-West's service platforms (e.g., Operator Service Systems and switches) as a Pac-West within Pacific Bell's and/or Nevada Bell's traditional serving areas in California and Nevada from other uses of Pac-West's service platforms. If for any reason the rates for Pac-West Query and/or Query Transport and the rates for non-Pac-West Query and/or Query Transport rate diverge prior to the development of any technically feasible method to distinguish Pac-West Queries from other Queries, Pac-West will develop an allocation factor to distinguish the proportion of Queries attributed to Pac-West as a Pac-West within the Pacific Bell serving area from other Queries. Should Pac-West choose to treat all Queries at the higher rate, Pac-West will not be required to develop an allocation factor.

3.15 Pac-West will advise Pacific Bell of its factor and Pacific Bell will apply the factor as soon as technically feasible. Until Pac-West provides its factor and/or Pacific Bell can apply the factor, Pacific Bell will treat all queries at the highest rate, except that a true-up will occur for the period between Pac-West's provision of the factor and Pacific Bell's application of the factor. Pac-West may change the factor on a quarterly basis and be subject to audit by Pacific Bell on a yearly basis.

3.16 Pac-West understands and agrees that networks (including Pacific Bell's network) or network elements that receive Queries cannot always distinguish Pac-West's Queries from Pacific Bell's Queries. Pac-West understands and agrees that this occurs when Pac-West's Queries use either unbundled network elements (UNEs) or other service configurations, that allow such Queries to launch from a Pacific Bell service platform. Pac-West understands and agrees that until such time as Pac-West's traffic can be uniquely identified, that Pacific Bell may recover the costs for LIDB Service Applications and Pac-West's Queries to other networks from surcharges associated with other services.

4. OWNERSHIP OF INFORMATION

4.1 Telecommunications companies depositing information in Pacific Bell's LIDB (i.e., Data Owners) retain full and complete ownership and control over such information. Pac-West obtains no ownership interest by virtue of this Appendix.

4.2 Unless expressly authorized in writing by parties, Pac-West will not use LIDB Service for purposes other than those described in this Appendix. Pac-West may use LIDB Service for such purposes only on a call-by-call basis. Data accessed on LIDB may not be stored by Pac-West elsewhere for future use.

4.3 Proprietary information residing in Pacific's LIDB is protected from unauthorized access and Pac-West may not store such information in any table or database for any reason. All information related to alternate billing service is proprietary. Examples of proprietary information are as follows:

- Billed (Line/Regional Accounting Office (RAO)) Number

- PIN Number(s)

- Billed Number Screening (BNS) indicators

- Class of Service (also referred to as Service or Equipment)

- Reports on LIDB usage

- Information related to billing for LIDB usage

- LIDB usage statistics.

4.4 Pac-West will not copy, store, maintain, or create any table or database of any kind based upon information it receives in a Response from Pacific Bell's LIDB.

4.5 If Pac-West acts on behalf of other carriers, Pac-West will prohibit its Query-originating carrier customers from copying, storing, maintaining, or creating any table or database of any kind based upon information ir receives in a Response from Pacific Bell's LIDB.

4.6 Pacific Bell will share end-user information, pertinent to fraud investigation with Pac-West when Validation Service Queries for the specific end user reaches Pacific Bell's established fraud threshold level. Pacific Bell will apply this fraud threshold level uniformly to all end-user information in Pacific Bell's LIDB.

5. TERM AND TERMINATION

5.1 This Appendix shall become effective pursuant as of the date of the last signature to the Agreement and shall continue for one (1) year from the effective date of implementation of LIDB Service. Thereafter, this Appendix shall remain in effect unless terminated by either party upon written notice given sixty (60) days in advance of the termination date.

5.2 If a Party materially fails to perform its obligations under this Appendix, the other Party, after notifying the non-performing Party of the failure to perform and allowing that Party thirty (30) days after receipt of the notice to cure such failure, may cancel this Appendix immediately upon written notice.

5.3 Notwithstanding anything to the contrary in this Appendix, if legal or regulatory decisions or rules compel Pacific Bell or Pac-West to terminate the Appendix, Pacific Bell and Pac-West shall have no liability to the other in connection with such termination.

6. LIMITATION OF LIABILITY

6.1 A Party's sole and exclusive remedy against the other Party for injury, loss or damage caused by or arising from anything said, omitted or done in connection with this Appendix regardless of the form of action, whither in contract or in tort (including negligence or strict liability) shall be the amount of actual direct damages and in no event shall exceed the amount paid for LIDB Service.

6.2 The remedies in paragraph 6.1 of this Appendix shall be exclusive of all other remedies against a Party, its affiliates, subsidiaries, or parent corporation, (including their directors, officers, employees, or agents).

6.3 In no event shall a Party have any liability for system outage or inaccessibility, or for losses arising from the unauthorized use of the data by LIDB Service purchasers.

6.4 Pacific Bell is furnishing access to its LIDB to facilitate Pac-West's provision of services to its end users, but not to insure against the risk of completion of any call. While Pacific Bell agrees to make every reasonable attempt to provide accurate LIDB information, the Parties acknowledge that Line Record information is the product of routine business service order activity and fraud investigations. Pac-West acknowledges that Pacific Bell can furnish Line Record information only as accurate and current as the information has been provided to Pacific Bell for inclusion in its LIDB. Therefore, Pacific Bell, in addition to the limitations of liability set forth, is not liable for inaccuracies in Line Record information provided to Pac-West except such inaccuracies caused by Pacific Bell's willful or wanton misconduct or gross negligence.

6.5 CALLING NAME INFORMATION PROVIDED TO PAC-WEST HEREUNDER SHALL BE PROVIDED "AS IS". PACIFIC BELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE ACCURACY OR COMPLETENESS OF THE CALLING NAME INFORMATION REGARDLESS OF WHOSE CALLING NAME INFORMATION IS PROVIDED. And, Pacific Bell shall not be held liable for any actions or omissions arising out of or in connection with Pac-West's use of the Calling Name Information. Notwithstanding the foregoing, Pac-West will be accessing the same Pacific Calling Name Database that Pacific Bell and/or Nevada Bell accesses for its own Queries.

6.6 Pacific Bell is furnishing access to the Calling Name Database in order to facilitate Pac-West's provision of Calling Name Delivery Service (CNDS) to its end users, but not to insure against the risk of completion of a call to a CNDS subscriber without the display of the name of the caller. While Pacific Bell makes every reasonable attempt to provide accurate and current Calling Name information, Pac-West acknowledges that Calling Name Information is the product of routine business service order activity. Pac-West acknowledges that Pacific Bell can furnish Calling Name Information only as accurate and current as the information has been provided to Pacific Bell for inclusion in its CNAM database. Therefore Pacific Bell, in addition to the limitations of liability set forth, is not liable for inaccuracies in the Calling Name Information provided to Pac-West or its query originating carrier customers, except such inaccuracies caused by Pacific Bell's willful or wanton misconduct or gross negligence.

6.7 Pac-West acknowledges that Pacific Bell's Calling Name Database limits the Calling Name Information length to fifteen (15) characters. As a result, the Calling Name Information provided in a Response to a Query may not reflect a subscriber's full name. Name records of residential local telephone subscribers will generally be stored in the form of last name followed by first name (separated by a comma or space) to a maximum of fifteen (15) characters. Name records of business local telephone subscribers will generally be stored in the form of the first fifteen (15) characters of the listed business name that in some cases may include abbreviations. Pac-West also acknowledges that certain local telephone service subscribers may require their name information to be restricted, altered, or rendered unavailable. Therefore, Pacific Bell, in addition to the limitations of liability set forth in Section 6, is not liable for any and all liability, claims, damages or actions including attorney's fees, resulting directly or indirectly from the content of an Calling Name Information contained in Pacific Bell's Calling Name Database and provided to Pac-West or Pac-West's query-originating carrier customers, except for such content related claims, damages, or actions resulting from Pacific Bell's willful or wanton misconduct or gross negligence.

6.8 Pac-West acknowledges that certain federal and/or state regulations require that local exchange telephone companies make available to their subscribers the ability to block the delivery of their telephone number and/or name information to the terminating telephone when the subscriber originates a telephone call. This blocking can either be on a call-by-call basis or on an every call basis. Similarly, a party utilizing blocking services can unblock on a call-by-call or every call basis.

6.9 Pac-West acknowledges its responsibility to, and agrees that it will abide by, the blocking/unblocking information it receives in SS7 protocol during call set-up. Pac-West agrees not to attempt to obtain the caller's name information by originating a Query to Pacific Bell's Calling Name Database when call set-up information indicates that the caller has requested blocking of the delivery of his or her name and/or number. Pac-West also agrees not to block delivery of Calling Name Information on calls from blocked lines when the caller has requested unblocking. Therefore, Pacific Bell, in addition to the limitations of liability set forth in this Section 6, is not liable for any failure by Pac-West or Pac-West's Query-originating carrier customers to abide by the caller's desire to block or unblock delivery of Calling Name Information, and Pac-West agrees to hold Pacific Bell harmless from and defend and indemnify Pacific Bell for any and all liability, claims, damages, actions, costs losses, or expenses, including attorney's fees, resulting directly or indirectly from Pac-West's or Pac-West's Query-originating carrier customers' failure to block or unblock delivery of the Calling Name Information when appropriate indication is provided, except for such privacy-related claims, damages or actions caused by Pacific Bell's willful or wanton misconduct or gross negligence.

6.10 IN NO EVENT SHALL PACIFIC BELL, ITS AFFILIATES, SUBSIDIARIES OR PARENT CORPORATION, (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) HAVE ANY LIABILITY WHATSOEVER TO OR THROUGH PAC-WEST FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR REVENUE OR OTHER ECONOMIC LOSS IN CONNECTION WITH OR ARISING FROM ANYTHING SAID, OMITTED OR DONE HEREUNDER, EVEN IF PAC-WEST HAS BEEN OR HAS NOT BEEN, ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. COMMUNICATION AND NOTICES

Ordering and billing inquiries for the services described herein from Pacific Bell shall be directed to the Local Service Center (LSC). Ordering shall be done through the LSC using an Access Service Request (ASR).

8. CONFIDENTIALITY

8.1 Identification. Pacific Bell and Pac-West recognize and acknowledge that, in connection with the services to be provided hereunder, either may disclose to the other party proprietary or confidential customer, technical or business information in written graphic, oral or other tangible or intangible forms. In order for such information to be considered "Proprietary Information" under this Appendix, such information must be marked "Confidential" or "Proprietary" or bear a marking of similar import. Orally disclosed information shall be considered Proprietary Information only if contemporaneously identified as such and reduced to writing and delivered to the other party with a statement or marking of confidentiality within twenty (20) calendar days after oral disclosure.

8.2 Nondisclosure. Subject to paragraphs 3.3 through 8.8.6, the Party (the "Receiving Party") that receives Proprietary Information from the other Party (the "Disclosing Party") agrees:

8.2.1 that all Proprietary Information shall be and shall remain the exclusive property of the Disclosing Party.

8.2.2 To limit access to such Proprietary Information to authorized employees and other individuals who have a need to know the Proprietary Information in order to perform its obligations under this Appendix.

8.2.3 To keep such Proprietary Information confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Proprietary Information as it exercises in protecting its own Proprietary Information of a similar nature.

8.2.4 For a period of three (3) years following any disclosure, not to copy or publish or disclose such Proprietary Information to others or authorize anyone else to copy or publish or disclose such Proprietary Information to others without the prior written approval of the Disclosing Party.

8.2.5 To use such Proprietary Information only for purposes of performing its obligations under this Appendix and for other purposes only upon such terms as may be agreed upon between the Parties in writing.

8.3 Required Disclosures. The Receiving Party agrees to give notice to the Disclosing Party of any demand to disclose or provide Proprietary Information of the Disclosing Party to another person, under lawful process, prior to disclosing or furnishing such Proprietary Information. Further, the Receiving Party agrees to reasonably cooperate if the Disclosing Party deems it necessary to seek protective arrangements. The Receiving Party may disclose or provide Proprietary Information of the Disclosing Party to meet the requirements of a court, regulatory body or government agency having jurisdiction over the Party; provided, however, that the Receiving Party shall notify the Disclosing Party so as to give the Disclosing Party a reasonable opportunity to object to such disclosure. The Disclosing Party may not unreasonably withhold approval of protective arrangements provided by any such court, regulatory body or government agency. Nothing herein requires either Party to support the position of any person or entity as to whether any particular Proprietary Information is proprietary under applicable law or this Section 8.

8.4 Exceptions. Notwithstanding anything to the contrary contained in this Appendix, the Proprietary Information described herein shall not be deemed confidential or proprietary and the Receiving Party shall have no obligation to prevent disclosure of such Proprietary Information if such Proprietary Information:

8.4.1 is already known to the Receiving Party;

8.4.2 is or becomes publicly known, through publication, inspection of the product, or otherwise, and through no wrongful act of the Receiving Party;

8.4.3 is received from a third party without similar restriction and without breach of this Section 8;

8.4.4 is independently developed, produced or generated by the Receiving Party;

8.4.5 is furnished to a third party by the Disclosing Party without a similar restriction on the third party's rights; or

8.4.6 is approved for release by written authorization of the Disclosing Party, but only to the extent of such authorization.

8.5 Permitted Uses. Pacific Bell shall be permitted to use Proprietary Information obtained through recording the volume of Pac-West Queries for the purposes of: (a) estimation of facilities usage for jurisdictional separations; (b) engineering and network planning of facilities; and (c) measurement for billing purposes.

8.6 Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, a Party's ability to disclose Proprietary Information or use disclosed Proprietary Information is subject all applicable statures, decisions, and regulatory rules concerning the disclosure and use of such Proprietary Information which, by their express terms, mandate a different handling of such information.

9. MUTUALITY

To the extent that Pac-West stores its own Line Record information in a database other than Pacific Bell's, Pac-West will make such Information available to Pacific Bell and/or Nevada Bell through an industry standard technical interface and on terms and conditions set forth by tariff or by a separate agreement between Pacific Bell and/or Nevada Bell and the database provider. Pacific Bell and/or Nevada Bell agrees to negotiate in good faith to reach such an agreement. If Pacific Bell and/or Nevada Bell is unable or chooses not to enter into an agreement with such a database provider, Pac-West acknowledges that its own Line Record information will be unavailable to any customer, including Pac-West's own customers, served by Pacific Bell's and/or Nevada Bell's service platforms (e.g., Pacific Bell's and/or Nevada Bell's Operator Service Systems and Pacific Bell's and/or Nevada Bell's switches).

10. ATTACHED AND INCORPORATED HEREIN ARE:

Exhibit I  - Basis of Compensation

Exhibit II  - Specifications and Standards

APPENDIX LIDB PV

EXHIBIT I

BASIS OF COMPENSATION

1. COMPENSATION:

Unless otherwise noted, all rates and charges contained in this section are applicable in all regulatory jurisdictions.

2. RATES AND CHARGES:

Rate Per Query
2.1 Validation Query
2.1.1 Per Query -Calling Card Count -Billed Number Screening	See Pacific Bell's FCC Tariff No. 128
2.1.2 Per Query Transport -Calling Card Count -Billed Number Screening	See Pacific Bell's FCC Tariff No. 128
2.2 CNAM Query	$.016
2.3 Service Establishment Charge	Nonrecurring Charge See Pacific Bell's FCC Tariff No. 128

APPENDIX LIDB-PV

EXHIBIT II

SPECIFICATIONS AND STANDARDS

Issuing Organization	Document Number
Bellcore	TR-NWT-000246
Bellcore	TR-NWT-000271
Bellcore	TR-TSV-000905
Bellcore	TR-NWT-000954
Pacific Bell	780023-PB/NB
Nevada Bell	780023-PB/NB

APPENDIX LIDB - AS

Appendix LIDB

Agreement For The Provision of Unbundled
Data Base Administration and Line
Information Data Base (LIDB) Storage

1. DEFINITIONS

As used herein and for the purpose of this Appendix, the following terms shall have the meanings set forth below:

1.1 Alternate Billing Services (ABS) means a service that allows end users to bill calls to accounts that may not be associated with the originating line. There are three types of ABS calls: calling card, collect, and third number-billed calls.

1.2 Billed Number Screening (BNS) means a process that utilizes a database to determine specific characteristics and/or end user preferences with respect to a billed number.

1.3 Calling Card Service (CCS) means a service that enables a calling customer to bill a telephone call to a calling card number with or without the help of an operator.

1.4 Calling Name Information means a Data Owner's Line Records of its subscribers' names.

1.5 Data Base means an integrated collection of related data. In the case of the LIDB, the data base is the Line Record and related line information.

1.6 Data Base Administration Center (DBAC) means a Pacific Bell location where facility and administrative personnel are located for administering LIDB and/or Sleuth.

1.7 Data Owner means a telecommunications company, including Pacific Bell, that stores and administers its subscriber Line Record information in Pacific Bell's LIDB.

1.8 Group Record means Information in LIDB or OSMOP that is common to all Line Records in a NPA-NXX or NPA-0/1XX.

1.9 LIDB Editor means an SCP tool that provides emergency access to LIDB by bypassing the service management system for LIDB.

1.10 Line Information Data Base (LIDB) means a transaction-oriented database system that functions as a centralized repository for data storage and retrieval. LIDB contains records associated with subscriber Line Records and Special Billing Number Records. LIDB accepts queries from Common Channel Signaling (CCS) network elements and provides return result, return error, and return reject responses as appropriate. Examples of information that can be stored against a Line Record in LIDB are: ABS Validation Information, Originating Line Number Screening (OLNS) data, ZIP code data, and Calling Name Information.

1.11 Line Record - means information in LIDB or OSMOP that is specific to a single telephone number or special billing number.

1.12 Operator Services Marketing Order Processor (OSMOP) means an off-line administrative system used by Pacific Bell to add, delete, and change information in LIDB. For purposes of this Appendix, OSMOP is Pacific Bell's service management system (SMS) for LIDB.

1.13 Personal Identification Number (PIN) means a confidential four-digit code number provided to a calling card customer to prevent unauthorized use of his/her calling card number. Data Owners store the PIN in LIDB for those line numbers that have an associated calling card.

1.14 Query means an SS7 TCAP message sent to a database requesting information.

1.15 Response means an SS7 TCAP message reply to a Query.

1.16 Toll Billing Exception (TBE) means a LIDB option that allows end users to restrict third number billing or collect calls to their lines.

1.17 Service Management System (SMS) means an off-line system used to access, create, modify, or update information in LIDB. For the purposes of this Appendix, the SMS for LIDB is OSMOP.

1.18 Sleuth means an off-line administration system that Pacific Bell uses to monitor suspected occurrences of ABS-related fraud. Sleuth uses a systematic pattern analysis of query message data to identify potential incidences requiring fraud investigation. Detection parameters are based upon vendor recommendations and Pacific Bell's analysis of collected data and are subject to change from time to time.

1.19 Special Billing Number (SBN) means a Line Record in LIDB that is based on an NPA-0/1XX-XXXX numbering format.

1.20 Translation Type means a code in the Signaling Connection Control Point (SCCP) of the SS7 signaling message. Translation Types are used for routing LIDB queries. Signal Transfer Points (STPs) use Translation Types to identify the routing table used to route a LIDB query. All LIDB queries against the same exchange and Translation Type are routed to the same LIDB.

1.21 Validation Information means a Data Owners' Line record of its subscribers' Calling Card Service and Toll Billing Exception Service.

2. GENERAL DESCRIPTION

2.1 Pacific Bell's LIDB is connected directly to a service management system (i.e., OSMOP) and a database editor (i.e., LIDB Editor). Each of these facilities, processes, or systems, provide Pacific Bell with the capability of creating, modifying, changing, or deleting, Line Records in LIDB. Pacific Bell's LIDB is also connected directly to an adjunct fraud monitoring system (i.e., Sleuth).

2.2 From time-to-time, Pacific Bell enhances its LIDB to create new services and/or LIDB capabilities. Such enhancements may involve the creation of new line-level or group-level data elements in LIDB. Pacific Bell will coordinate with Pac-West to provide Pac-West with the opportunity to update its data concurrent with Pacific Bell's updates of Pacific Bell's own data. Both parties understand and agree that some LIDB enhancements will require Pac-West to update its Line Records with new or different information.

3. SERVICE DESCRIPTION

3.1 OSMOP provides Pac-West with the capability to access, create, modify or update Pac-West's Line Record Information in LIDB when such records are associated with Pac-West's subscriber accounts that are provided only on Pac-West's own end office switch. OSMOP has two electronic interfaces. These interfaces are the Service Order Entry Interface and the Interactive Interface.

3.1.1 Service Order Entry Interface

3.1.1.2 The Service Order Entry Interface provides Pac-West with unbundled access to Pacific Bell's OSMOP that is equivalent to Pacific Bell's own service order entry process to OSMOP. Service Order Entry Interface allows Pac-West to electronically transmit properly formatted records from Pac-West's service order process into OSMOP.

3.1.1.3 Pac-West's access to the Service Order Entry Interface will be through a remote access facility (RAF). The RAF will provide Pacific Bell with a security gateway for Pac-West access to the Service Order Entry Interface. The RAF will verify the validity of Pac-West's transmissions and limit Pac-West's access to Pacific Bell's Service Order Entry Interface to OSMOP. Pac-West does not gain access to any interface, database, operations support system, or other SMS through this Appendix.

3.1.1.4 Pacific Bell will provide Pac-West with the file transfer protocol specifications Pac-West will use to administer Pac-West's data over the Service Order Entry Interface. Pac-West acknowledges that transmission in such specified protocol is necessary for Pacific Bell to provide Pac-West with Data Base Administration and Storage.

3.1.1.5 Pac-West can choose the Service Order Entry Interface as its only interface to OSMOP and LIDB or Pac-West can choose to use this interface in conjunction with any other interface that Pacific Bell provides under this Appendix.

3.1.1.6 Pacific Bell will provide Pac-West with Pacific Bell-specific documentation for properly formatting the records Pac-West will transmit over the Service Order Entry Interface.

3.1.1.7 Pac-West understands and agrees that its record access through the Service Order Entry Interface will be limited to its subscribers' Line Records.

3.1.2 Interactive Interface

3.1.2.1 The Interactive Interface provides Pac-West with unbundled access to Pacific Bell's OSMOP that is equivalent to Pacific Bell's access at its LIDB DBAC. Interactive Interface provides Pac-West with the ability to have its own personnel access Pac-West's records via an application screen that is presented on a computer monitor. Once Pac-West has accessed one of its Line Records, Pac-West can perform all of the data administration tasks Pacific Bell's LIDB DBAC personnel can perform on Pacific Bell's own Line Records.

3.1.2.2 Pacific Bell will provide Pac-West with Interactive Interface through a modem. Pac-West understands that its record access through the Interactive Interface will be limited to its subscribers' Line Records.

3.1.2.3 Pac-West's access to the Interactive Interface will be through a remote access facility (RAF). The RAF will provide Pacific Bell with a security gateway for Pac-West access to the Interactive Interface. The RAF will verify the validity of Pac-West's transmissions and limit Pac-West's access to Pacific Bell's Interactive Interface to OSMOP. Pac-West does not gain access to any interface, database, operations support system, or other SMS through this Appendix.

3.1.2.4 Pac-West will use hardware and software that is compatible with OSMOP hardware and software.

3.1.2.5 Pac-West can choose to request the Interactive Interface as its only interface to OSMOP and LIDB or Pac-West can choose to use this interface in conjunction with any other interface that Pacific Bell provides under this Appendix.

3.1.2.6 Pacific Bell will provide Pac-West with Pacific Bell-specific documentation in the form of screen prints and prints of help screens.

3.1.3 LIDB Editor Interface

3.1.3.1 LIDB Editor Interface provides Pac-West with unbundled access to Pacific Bell's LIDB Editor that is equivalent to Pacific Bell's manner of access. LIDB Editor provides Pac-West with emergency access to LIDB only when OSMOP is unable to access LIDB or is otherwise inoperable.

3.1.3.2 LIDB Editor Interface is not an interface to OSMOP. LIDB Editor is an SCP tool accessible only by authorized Pacific Bell employees. Pac-West will have access to Pacific Bell employees authorized to access LIDB Editor during the same times and under the same conditions that Pacific Bell has access to LIDB Editor.

3.1.3.3 Pac-West understands that its record access through the LIDB Editor Interface is limited to its subscribers' Line Records.

3.1.4 LIDB Audits

3.1.4.1 This audit is between OSMOP and LIDB. This audit verifies that OSMOP records match LIDB records. The LIDB Audit is against all Line Records and Group Record information in OSMOP and LIDB, regardless of data ownership.

3.1.4.2 Pacific Bell will run the LIDB audit on a daily basis.

3.1.4.3 Pacific Bell will create a "variance file" of all Pac-West records that fail the LIDB audit. Pac-West can access these files through the Interactive Interface.

3.1.4.4 Pac-West will investigate accounts that fail the LIDB audit and correct any discrepancies within fourteen (14) days after the discrepancy is placed in the variance file. Pac-West will correct all discrepancies using the OSMOP interface(s) Pac-West has requested under this Appendix.

3.1.5 Source Audit

3.1.5.1 The Source Audit is between OSMOP and Pacific Bell's billing system(s). This audit verifies that OSMOP records match Pacific Bell's billing system records that are the source of Pacific Bell's Line Record Information.

3.1.5.2 Pacific Bell will provide Pac-West with access equivalent to Pacific Bell's own access to the source system audit functionality. Pacific Bell will provide Pac-West with a file containing all of Pac-West's Line Records in LIDB. Pacific Bell will deliver such file(s) to Pac-West electronically. Pac-West can choose whether to receive such file(s) over an Interactive Interface or a Service Order Entry Interface.

3.1.5.3 Pac-West will audit its LIDB accounts against Pac-West's source database(s) and correct any discrepancies within fourteen (14) days from receipt of the audit file. Pac-West will correct all discrepancies using the OSMOP interface(s) Pac-West has requested under this Appendix.

3.1.5.4 Pacific Bell will provide Pac-West with scheduled and unscheduled billing system audits as set forth immediately below:

3.1.5.4.1 Pacific Bell will provide Pac-West with a source audit file twice per year. Such audit files will represent Pac-West's entire data store of Line Records in OSMOP. The Parties will mutually agree upon the dates such audit files will be provided.

3.1.5.4.2 Pac-West can request additional source audit files and Pacific Bell will work cooperatively to accommodate all reasonable Pac-West requests for such additional source audit files.

3.1.6 Sleuth

3.1.6.1 Sleuth notification provides Pac-West with Sleuth alert messages. Sleuth alert messages indicate potential incidences of ABS-related fraud for investigation.

3.1.6.2 Pacific Bell will provide Pac-West with Sleuth historical as set forth in Exhibit IV (Sleuth).

4. MANNER OF PROVISIONING

4.1 Pacific Bell will provide to Pac-West, on request, Pacific Bell-specific documentation regarding record formatting and associated hardware requirements for Pac-West to access each of the interfaces Pacific Bell provides for LIDB data administration.

4.2 Pac-West will obtain, at its own expense, all necessary documentation, including documentation regarding record formatting and associated hardware requirements.

4.3 Pacific Bell will input information provided by Pac-West into LIDB for the NPA-NXXs and/or NPA-0/1XXs set forth in Exhibit I, RECORDS TO BE ADMINISTERED, attached hereto and made a part hereof. Pac-West shall provide all information needed by Pacific Bell to support the services being requested. This information may include, but is not limited to, Calling Card Service information, Toll Bill Exception information (such as restrictions on collect and third number billing), class of service information, Originating Line Number Screening information, ZIP code information, and Calling Name Information.

4.4 Pac-West will furnish, prior to the initial OSMOP load, and as requested by Pacific Bell thereafter, the following forecast data:

- the number of working lines per account group

- the number of working line numbers to be established

- the average number of monthly changes to these records

- the number of busy hour queries, by query type

- the number of annual queries by query type

4.5 If Pacific Bell, at its discretion, determines that it lacks adequate storage, or processing capability, prior to the initial loading of Pac-West information, Pacific Bell will notify Pac-West of its intent to not provide to Pac-West the Services under this Appendix and this Appendix will be void.

4.6 Pac-West will furnish all Line Records and Group Records in a format required by Pacific Bell to establish records in LIDB for all working line numbers, not just line numbers associated with calling card PIN or Toll Billing Exceptions (TBE).

4.7 Pac-West acknowledges and agrees that Pacific Bell's LIDB is accessible by many telecommunications companies and that these telecommunications companies expect a high degree of accuracy in the response information provided to their queries. Pac-West will administer its data in such a manner that Pacific Bell's accuracy of response information is not adversely impacted.

4.8 Pacific Bell will provide the functionality needed to perform query/response functions on a call-by-call basis for the Line Records of Pac-West that reside in Pacific Bell's LIDB. Those query/response functions Pacific Bell will perform are set forth in the Exhibits.

4.9 With respect to all matters covered by this Appendix, each Party shall adopt and comply with Pacific Bell's standard operating methods and procedures and shall observe the rules and regulations that cover the administration of OSMOP service and the Sleuth System, as set forth in Pacific Bell practices. The Parties acknowledge that those practices may be changed by Pacific Bell from time to time.

4.10 Administration of the SCP on which LIDB resides, as well as any system or query processing logic that applies to all data resident on Pacific Bell's LIDB is, and remains, the responsibility of Pacific Bell. Pac-West acknowledges and agrees that Pacific Bell, in its role as system administrator, may need to access any record in LIDB, including any such records of Pac-West. Pacific Bell will limit such access to those actions necessary to ensure the successful operation and administration of Pacific Bell's SCP and LIDB.

4.11 Pac-West acknowledges that Pacific Bell will, in its sole discretion, allow or negotiate any access to Pacific Bell's LIDB. Pac-West does not gain any ability, by virtue of this Appendix, to determine which telecommunications companies are allowed to access information in Pacific Bell's LIDB. Pac-West acknowledges that when Pacific Bell allows a query originator to access Pacific Bell's data in Pacific Bell's LIDB, such query originators will also have access to Pac-West's data that is also stored in Pacific Bell's LIDB.

4.12 Pac-West acknowledges that Pacific Bell does not have data screening capability in LIDB. Data Screening is the ability of a LIDB owner to deny complete or partial access to LIDB data or processes.

5. BILLING

5.1 If Pacific Bell provides Pac-West with compensation for data access as set forth in paragraph 5.3, Pacific Bell will provide such data, as is reasonably necessary, to enable Pac-West to substantiate query volumes of Pac-West Line Records residing in Pacific Bell's LIDB. Pacific Bell and Pac-West will agree upon the format Pacific Bell will provide such information.

5.2 If Pac-West stores Validation Information in LIDB, Pac-West will bill the appropriate charges to end users, on behalf of third parties who query LIDB and receive a response verifying the end user's willingness to accept the charges for the underlying call.

5.3 Pac-West will provide to third parties, that query LIDB and receive a response verifying an end user's willingness to accept charges of services supported by LIDB, all necessary billing information needed by the third party to bill for the services provided.

5.4 Compensation for Data Access

5.4.1 Paragraphs 5.4.1.1 through 5.4.1.5 set forth the terms and conditions under which Pacific Bell offers a compensation package to Pac-West for access of Pac-West's data by Query Originators. Pacific Bell offers these terms and conditions as a package and Pacific Bell's agreement to pay Pac-West compensation for data access is contingent upon Pac-West's acceptance of the entire said package.

5.4.1.1 Pac-West agrees to pay the following rates, whether billed directly to Pac-West or through a billing aggregator, for its Query access to Pacific Bell's LIDB.

Validation Query $.021 per query

CNAM Query $.016 per query

OLNS Query $.012 per query

Query Transport $.0003 per query

(Query Transport applies to Validation and OLNS Query types)

5.4.1.2 Pacific Bell will pay a commission to Pac-West for queries against Pac-West's data stored in Pacific Bell's LIDB as set forth following. The data stored is for Pac-West's subscribers' records administered by Pac-West under this Appendix. The commission for non-Pacific Bell Queries will be 40% of the rate Pacific Bell charges to the query originator. Commissions of Pacific Bell-originated Queries to Pac-West records will be paid at 40% of the rate charged to Pac-West as a query originator. Pacific Bell will pay the commission on a monthly basis as a credit on Pac-West's bill. The monthly settlement will include the number of Queries by Query type. Either party reserves the right to renegotiate the terms and conditions of the commission structure.

5.4.1.3 Until Pacific Bell has the technical ability to identify record ownership of all Line Records in LIDB, and until Pacific Bell has developed service order processes to provide compensation for access to Pac-Wests data, Pacific Bell and Pac-West will agree upon a mutually agreeable method of compensation or true-up procedure.

5.4.1.4 Pacific Bell will waive nonrecurring charges for the initial establishment of LIDB Services (e.g., Validation Query, CNAM Query, and OLNS Query). Subsequent requests for service will incur nonrecurring charges for the activity requested.

5.4.1.5 Pacific Bell will recover costs associated with storage and administration and fraud monitoring from the Query originators that access Pac-West's data in Pacific Bell's LIDB. Pacific Bell will not apply additional charges to Pac-West for data storage and administration, fraud monitoring, and reasonable report development.

6. LIABILITY

6.1 Pacific Bell will not be liable for any losses or damages arising out of errors, interruptions, defects, failures, or malfunction of OSMOP, including any and all associated equipment and data processing systems, except such losses or damages caused by the sole negligence of Pacific Bell. Any losses or damages for which Pacific Bell is held liable under this Appendix shall in no event exceed the amount of charges made for OSMOP during the period beginning at the time Pacific Bell receives notice of the error, interruption, defect, failure or malfunction to the time service is restored.

6.2 Pacific Bell will not be liable for any losses or damages arising out of Pacific Bell's administration of Sleuth.

6.3 PACIFIC BELL SHALL NOT BE LIABLE IN ANY EVENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES RESULTING FROM, OR ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT.

6.4 Pac-West agrees to release, indemnify, defend, and hold harmless Pacific Bell from any and all claims, demands, or suits brought by a third party against Pacific Bell, directly or indirectly, arising out of Pacific Bell's provision of service under this Appendix. This provision shall not apply to any losses, damages or other liability for which Pacific Bell is found liable as a result of its sole negligence.

7. DISCLAIMER OF WARRANTIES

7.1 PACIFIC BELL MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO OSMOP SERVICE, LIDB OR THE SLEUTH SYSTEM. ADDITIONALLY, PACIFIC BELL ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY PAC-WEST WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

APPENDIX LIDB-AS

EXHIBIT I

RECORDS TO BE ADMINISTERED

Pacific Bell will provide service management system and other interface service capabilities to Pac-West as set forth in this Appendix and attached Exhibit or Exhibits for the following Pac-West Group Records:

EXCHANGE NAME	NPA NXX	NPA-01/1XX
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________

(Attach additional copies as needed)

APPENDIX LIDB-AS

EXHIBIT II

CALLING CARD AND BILLED NUMBER SCREENING VALIDATION

A. Pacific Bell will provide the functionality needed to perform the following query/response functions, on a call-by-call basis, for the Line Records residing in Pacific Bell's LIDB to:

1. Validate a 14-digit billing number where the first 10 digits are a telephone number or a special billing number assigned and the last four digits (PIN) are a security code assignment.

2. Determine whether the billed line automatically rejects, accepts, or requires verification of certain calls billed as collect or third number.

3. Determine whether the billed line is a public telephone number using the Class of Service information in the LIDB.

B. Pac-West will bill the appropriate charges to end users, on behalf of third parties who query LIDB and receive a response validating the end user's willingness to accept the charges for the underlying call.

APPENDIX LIDB-AS

EXHIBIT III

SLEUTH

(A) Pacific Bell will provide Pac-West with an alert notification, by e-mail, or another mutually agreed upon format, when Pacific Bell's Sleuth system indicates the probability of a fraud incidence. Pacific Bell will use the same criteria to determine fraud alerts for Pac-West as Pacific Bell uses for its own accounts.

(B) Sleuth alert messages have four levels of priority. These levels are low, medium, high and urgent. Sleuth delivers alert messages to a queue in the Sleuth DBAC in priority order. Urgent alerts are prioritized first, followed by high, medium, and low alerts (in that order).

(C) Pacific Bell's Sleuth investigators can access alerts only in the order the alerts appear in the queue. Low alerts almost never see investigator treatment. However, when Sleuth encounters a number of low priority alerts on the same account, Sleuth may upgrade the alert's status to a higher priority status.

(D) When a Sleuth investigator determines that an urgent, high, or medium priority alert is for a Pac-West account, Pacific Bell will provide such alert to Pac-West via e-mail another mutually agreed upon method. Sleuth alerts only identify potential occurrences of fraud. Pac-West understands and agrees that it will need to perform its own investigations to determine whether a fraud situation actually exists. Pac-West understands and agrees that it will also need to determine what, it any, action it should take as a result of a Sleuth alert.

(E) Pacific Bell's hours of operation for Sleuth are seven days a week, twenty-four hours per day (7X24). Pac-West will provide Pacific Bell with a contact name and fax number for Pacific Bell to fax alerts from Pacific Bell's Sleuth DBAC.

(F) Pacific Bell will provide Pac-West with a Sleuth contact name and number, including fax number, for Pac-West to contact the Sleuth DBAC.

(G) For each alert notification Pacific Bell provides to Pac-West, Pac-West may request a corresponding 30-day historical report of ABS-related query processing. Pac-West may request up to three reports per alert.

APPENDIX LIDB-AS

EXHIBIT IV

CNAM SERVICE QUERY SERVICE

Calling Name records are limited to fifteen characters. Pac-West is responsible for providing all name truncations and/or abbreviations needed to limit a calling name to 15 characters. Pac-West is also responsible for ensuring that its calling name data does not contain obscenities in English or other languages.

Upon receipt of Calling Name data, in a format acceptable to Pacific Bell, Pacific Bell will provide the Query/Response functions, on a call-by-call basis, to identify the name associated with Pac-West's Line Records.

APPENDIX LIDB-AS

EXHIBIT V

Originating Line Number Screening (OLNS) Query

Upon receipt of the OLNS Line Record information, in a format acceptable to Pacific Bell, Pacific Bell will provide the functionality needed to perform, on a call-by-call basis, the Query/Response functions to identify the originating line screening requirements of Pac-West's Line Records.

Pac-West's OLNS data will comply with the definitions and record formats set forth in GR-1158-CORE and GR-446-CORE.

APPENDIX NIM

(Network Interconnection Methods)

Appendix Network Interconnection Methods ("NIM")

Network Interconnection Architecture designates Network Interconnection Methods ("NIMs") to be used by the Parties. These include: Fiber Meets; Virtual Collocation Interconnection; Physical Collocation Interconnection; leasing of PACIFIC facilities; and other methods as mutually agreed to by the Parties.

1. METHODS FOR INTERCONNECTION

Where the Parties interconnect, for the purpose of exchanging traffic between networks, the Parties may use the following interconnection methods for each Tandem and End Office identified in Appendix DCO making use of facilities they own or lease from a third party or PACIFIC:

1.1 Fiber Meet. The Parties agree to establish technical interface specifications for Fiber Meet arrangements that permit the successful interconnection and completion of traffic routed over the facilities that interconnect at the Fiber Meet. The technical specifications will be designed so that each Party may, as far as is technically feasible, independently select the transmission, multiplexing, and fiber terminating equipment to be used on its side of the Fiber Meet, as defined in Section 6.

1.2 Virtual Collocation. As set forth in Section 9 of this Appendix.

1.3 Physical Collocation. As set forth in Appendix PHYSICAL COLLOCATION which may be added to this Agreement by written amendment.

1.4 Leased Facility Interconnection ("LFI"). Where facilities exist, either Party may lease facilities from the other Party as defined in Section 11 of this Appendix.

1.5 Other Interconnection Methods. Other interconnection methods, as negotiated by the Parties, which interconnect Pac-West's and PACIFIC's networks for the transmission and routing of telephone exchange traffic, Switched Access traffic, or both; at any technically feasible point within PACIFIC's network including:

1.5.1 the line-side of a local switch;

1.5.2 the trunk-side of a local switch;

1.5.3 the trunk interconnection points for a tandem switch;

1.5.4 central office cross-connect points;

1.5.5 out-of-band signaling transfer points necessary to exchange traffic at these points and access call related databases; and

1.5.6 the points of access to unbundled Network Elements;

shall be at a level of quality that is equal to that which PACIFIC provides itself, a subsidiary, an affiliate, or any other party.

2. PHYSICAL ARCHITECTURE

Using one or more of the Interconnection Methods described in Section 1 above, the Parties will agree on a physical architecture plan. This plan will be documented within Appendix DCO. Pac-West and PACIFIC agree to interconnect their networks through existing and/or new facilities between Pac-West End Offices and/or Access Tandem Switches and the corresponding PACIFIC End Office and/or Access Tandems set forth in Appendix DCO. The Parties will establish logical trunk groups referencing the appropriate Pac-West Central Office or Routing Point and PACIFIC Central Office. In addition, where necessary, and as mutually agreed to, the Parties will define facilities between their networks to permit trunk group(s) to be established between the points listed in Appendix DCO.

Nothing in the foregoing restricts either Party from ordering and establishing Pac-West/PACIFIC Local Interconnection Trunk Groups in addition to the initial combinations described above. Amendment to the Appendix DCO may be made by either Party, upon thirty (30) days written notice and acceptance by the other Party. Acceptance will not be unreasonably withheld. Such amendments may be made without the need to renegotiate the terms of the rest of this Agreement; however, such amendments will be effective upon filing with and approval by the Commission.

2.1 The Parties will mutually agree on the appropriate sizing for facilities based on the standards set forth below and in Section 3. The capacity of interconnection facilities provided by each Party will be based on mutual forecasts and sound engineering practice, as mutually agreed to by the Parties during planning and forecasting meetings. The interconnection facilities provided by each Party shall be formatted using either Alternate Mark Inversion Line Code or Superframe Format Framing. DS-3 facilities will be optioned for C-bit Parity.

2.1.1 When interconnecting at PACIFIC's tandem(s), the Parties agree to optionally establish Bipolar 8 Zero Substitution Extended Super Frame ("B8ZS ESF") two-way trunks, where technically feasible, for the sole purpose of transmitting 64K CCC data calls. In no case will these trunks be used for calls for which the User Service Information parameter (also referred to as "Bearer Capability") is set for "speech". Where additional equipment is required, such equipment would be obtained, engineered, and installed on the same basis and with the same intervals as any similar growth job for IXC's, Pac-West's, or PACIFIC's internal customer demand for 64K CCC trunks.

2.1.2 When interconnecting at PACIFIC's digital End Offices, the Parties have a preference for use of B8ZS ESF two-way trunks for all traffic between their networks. Where available, such trunk equipment will be used for these Local Interconnection Trunk Groups. Where AMI trunks are used, either Party may request upgrade to B8ZS ESF when such equipment is available.

2.2 Mid-Point Meet. Using the Mid-Point Meet architecture, the Parties will agree upon a Point of Interconnection ("POI"). The POI functions as a demarcation point for each Party. Each Party is responsible to transport all trunking to its side of the POI utilizing any method of interconnection described in Section 1 above. Each Party is responsible for the appropriate sizing, method of interconnection, operation, and maintenance of the transport facility and trunking to the POI.

3. POINTS OF INTERCONNECTION

3.1 A Point of Interconnection (POI) is a point in the network where the Parties deliver Interconnection traffic to each other, and also serves as a demarcation point between the facilities that each Party is responsible to provide.

3.2 Nothing in this Agreement requires a change to the POIs that exist on the Effective Date of this Agreement. PACIFIC may not assess Tandem Switching or transport charges on its side of the POI for local calls, but Pac-West must pay access charges in the form of transport and tandem switching, if applicable, to PACIFIC for carrying IntraLATA traffic for Pac-West - originated traffic which terminates outside of the local calling area where Pac-West's POI is located: provided, however, the long - haul charges do not apply to any local calls originated and delivered by PACIFIC to an existing POI of Pac-West for termination by Pac-West to a Pac-West customer. For calls that are more than 16 miles, traditional access charges will apply.

3.3 Each Party is responsible for the facilities to its side of the negotiated POI(s) and may utilize any method of Interconnection described in this Appendix. Each Party is responsible for the appropriate sizing, operation, and maintenance of the transport facility to the POI(s). The Parties agree to provide sufficient facilities for the Interconnection trunk groups required for the exchange of traffic between Pac-West and PACIFIC.

3.4 Either Party must provide thirty (30) days written notice to the other Party of any intent to change the physical architecture plan.

4. SUBSEQUENT INTERCONNECTION

If Pac-West decides to offer Telephone Exchange Services in any additional LATAs in which PACIFIC also offers Telephone Exchange Services, Pac-West shall provide written notice to PACIFIC of the need to establish Interconnection in such LATA pursuant to Section 2 of this Agreement.

5. RESPONSIBILITIES OF THE PARTIES

5.1 Pac-West and PACIFIC shall work cooperatively to install and maintain a reliable network. Pac-West and PACIFIC shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

5.2 Pac-West and PACIFIC agree to exchange such reports and/or data as provided in this Agreement to facilitate the proper billing of traffic. Either Party may request an audit of such usage reports on no fewer than ten (10) business days written notice and any audit shall be accomplished during normal business hours at the office of the Party being audited which shall be Stockton, California for Pac-West and San Francisco, California, for PACIFIC. Such audit must be performed by a mutually agreed-to independent auditor paid for by the Party requesting the audit and may include review of the data described above. Such audits shall be requested within six (6) months of having received the Percent Line Usage (PLU) factor and usage reports from the other Party, and may not be requested more than twice per year.

5.3 Pac-West and PACIFIC will review engineering requirements on a semi-annual basis and establish forecasts for trunks and facilities utilization provided under this Appendix. New trunk groups will be reviewed and implemented as dictated by engineering requirements of either PACIFIC or Pac-West.

5.4 Pac-West and PACIFIC shall share responsibility for all Control Office functions for Local Interconnection Trunk Groups and Trunks, and both Parties shall share the overall coordination, installation, and maintenance responsibilities for these trunks and trunk groups.

5.5 Pac-West is responsible for all Control Office functions for the Meet Point Trunk Groups, and shall be responsible for the overall coordination, installation, and maintenance responsibilities for these trunks and trunk groups.

5.6 Pac-West and PACIFIC shall:

5.6.1 provide trained personnel with adequate and compatible test equipment to work with each other's technicians;

5.6.2 notify each other when there is any change affecting the service requested, including the due date;

5.6.3 coordinate and schedule testing activities of their own personnel, and others as applicable, to ensure its interconnection trunks/trunk groups are installed per the interconnection order, meet agreed- upon acceptance test requirements, and are placed in service by the due date;

5.6.4 perform sectionalization to determine if a trouble is located in its facility or its portion of the interconnection trunks prior to referring the trouble to each other;

5.6.5 advise each other's Control Office if there is an equipment failure that may affect the interconnection trunks;

5.6.6 provide each other with a trouble reporting number that is readily accessible and available 24 hours per day/7 days a week;

5.6.7 provide to each other test-line numbers and access to test lines, including a test-line number that returns answer supervision in each NPA-NXX opened by a Party;

5.6.8 provide their respective billing contact numbers to one another on a reciprocal basis; and

5.6.9 conduct cooperative testing for the proper recording of AMA records in each carrier switch(es) before establishing service.

6. FIBER MEETS

6.1 Where the Parties interconnect their networks pursuant to a Fiber Meet, the Parties shall jointly engineer and operate such interconnection as a single SONET transmission system for the purposes of terminating calls intended for a End User of one of the Parties, Transit Traffic, and jointly provided Exchange Access. The Parties agree to establish technical interface specifications for Fiber-Meet arrangements that permit the successful interconnection and completion of traffic routed over the facilities that interconnect at the Fiber Meet. Each Party is responsible for designing, provisioning, ownership, and maintenance of all equipment and facilities on its side of the POI. Each Party is free to select the manufacturer of its Fiber Optic Terminal ("FOT"). Neither Party will be allowed to access the Data Communications Channel ("DCC") of the other Party's FOT. The technical specifications will be designed so that each Party may, as far as is technically feasible, independently select the transmission, multiplexing, and fiber terminating equipment to be used on its side of the Fiber Meet. The Parties will work cooperatively to achieve equipment compatibility. Requirements for such interconnection specifications will be defined in joint engineering planning sessions between the Parties. The Parties will use good faith efforts to develop and agree on these specifications within ninety (90) days of the determination by the Parties that such specifications shall be implemented, and in any case, prior to the establishment of any Fiber Meet arrangements between them.

6.2 PACIFIC shall, wholly at its own expense, procure, install, and maintain the agreed-upon Optical Line Terminating Multiplexer ("OLTM") equipment in each PACIFIC Wire Center where the Parties establish a Fiber Meet in capacity sufficient to provision and maintain all logical trunk groups prescribed by Appendix ITR, Sections 1 and 2. Pac-West shall, wholly at its own expense, procure, install and maintain the agreed upon OLTM equipment in each Pac-West Wire Center where the Parties establish a Fiber Meet in capacity sufficient to provision and maintain all logical trunk groups prescribed by Appendix ITR, Sections 1 and 2.

6.3 PACIFIC shall designate a manhole or other suitable entry way immediately outside the Wire Center as a Fiber Meet entry point and shall make all necessary preparations to receive and to allow and enable Pac-West to deliver fiber optic facilities into that manhole with sufficient spare length of Optical Fire Resistant (OFR) cable to reach the OLTM equipment in PACIFIC's Wire Center. Pac-West shall deliver and maintain such strands wholly at its own expense.

6.4 Pac-West shall designate a manhole or other suitable entry way immediately outside Pac-West's Wire Center as a Fiber Meet entry point and shall make all necessary preparations to receive and to allow and enable PACIFIC to deliver fiber optic facilities into that manhole with the Pac-West providing sufficient spare length to reach the OLTM equipment in Pac-West's Wire Center. PACIFIC shall deliver and maintain such strands wholly at its own expense.

7. AVOIDANCE OF OVER PROVISIONING

Underutilization is the inefficient deployment and use of the network due to forecasting a need for more capacity than actual usage requires and results in unnecessary costs for interconnection facilities. To avoid over provisioning, the Parties will agree to joint facility growth planning as detailed below.

8. JOINT FACILITY GROWTH PLANNING

The initial interconnection facility deployed for each interconnection shall be the smallest standard available, e.g., for SONET this is an OC-3 system. The following lists the criteria and processes needed to satisfy additional capacity requirements beyond the initial system.

8.1 Criteria

8.1.1 Investment is to be minimized.

8.1.2 Facilities are to be deployed in a "just-in-time" fashion.

8.1.3 Facilities will be planned for in accordance with the trunk forecasts exchanged between the Parties as described in Appendix ITR.

8.2 Processes

8.2.1 Discussions to provide relief to existing facilities will be triggered when either Party recognizes that the overall system facility ("DS-1s") is at 90% of capacity or at a mutually agreed upon percentage.

8.2.2 Both Parties will perform a joint validation to ensure interconnecting facilities have not been over provisioned. If any systems are over provisioned, they will be turned down as appropriate. If any interconnecting-facilities resizing lowers the fill level of the interconnecting facilities below 90%, the growth planning process will be rescheduled to a projected date when a 90% fill level will be achieved. Trunk design blocking criteria described in Appendix ITR will be used in determining trunk group sizing requirements and forecasts.

8.2.3 If based on the forecasted equivalent DS-1 growth the existing fiber optic system is not projected to exhaust within one year, the Parties will suspend further relief planning on this interconnection until a date one year prior to the projected exhaust date. If growth patterns change during the suspension period, either Party may re-initiate the joint planning process.

8.2.4 If the placement of a minimum size system will not provide adequate augmentation capacity for the joint forecast over a two-year period and the forecast appears reasonable based upon history, the next larger system may be deployed. In the case of a SONET system, the OC-3 system could be upgraded to an OC-12. If the forecast does not justify a move to the next larger system, another minimal size system (such as on OC-3) could be placed. This criteria assumes both Parties have adequate fibers for either scenario. If adequate fibers do not exist, both Parties would negotiate placement of additional fibers and/or equipment.

8.2.5 Both Parties will negotiate a project service date and corresponding work schedule to construct relief facilities in an effort to achieve "just-in-time" deployment.

8.2.6 The joint planning process/negotiations should be completed within two months of identification of 90% fill.

9. VIRTUAL COLLOCATION INTERCONNECTION

9.1 Subject to space availability and technical feasibility, PACIFIC will provide Virtual Collocation in accordance with the Act, the FCC rules promulgated thereunder (e.g., 47 C.F.R. § 51.323), and any Commission decision. Unless inconsistent with this Section 9, Virtual Collocation Interconnection will be provided as set forth in Pacific Bell's interstate Virtual Collocation tariffs (Pacific Bell's Tariff FCC No.128).

9.1.1 If Pac-West designates permitted telecommunications equipment for Virtual Collocation that is not set forth in Pacific Bell's interstate tariff, the provisioning of such telecommunications equipment shall be handled in the same manner as is used by PACIFIC for provisioning non-tariffed equipment under its interstate Virtual Collocation tariffs; provided, however, that in no event shall PACIFIC be required to file any tariff, whether interstate or intrastate in jurisdiction. By way of example and not limitation, Pac-West would apply for, and PACIFIC would price, provide, and bill such telecommunications equipment as if under PACIFIC's interstate virtual collocation tariff.

9.2 When providing Virtual Collocation, PACIFIC will, at a minimum, install, maintain, and repair Virtual Collocation equipment for Pac-West within the same time periods and with failure rates that are no greater than those that apply to the performance of similar functions for comparable equipment of PACIFIC.

9.3 PACIFIC will provide Virtual Collocation in "Eligible Structures", as defined in Appendix PHYSICAL COLLOCATION, which may be added by written amendment to this Agreement and permit the Virtual Collocation of telecommunications equipment permitted by 47 U.S.C. § 251(c) (6), FCC rules promulgated thereunder (e.g., 47 C.F.R. § 51.323), and Commission decisions.

9.3.1 Notwithstanding any other provision hereof, PACIFIC is under no obligation to provide and shall not provide Virtual Collocation for any equipment that, by its nature or due to its characteristics and methods of operation, interferes with or impairs service over PACIFIC's network, equipment, or facilities, or the network, equipment, or facilities of any other person or entity; creates hazards for or cause damage to those networks, equipment, or facilities, the Premises, or the Eligible Structure; impairs the privacy of any communications carried in, from, or through the Eligible Structure; or creates hazards or cause physical harm to any person, entity, or the public. The terms "Premises" and "Eligible Structure" are as defined in Appendix PHYSICAL COLLOCATION which may be added by written amendment to this Agreement.

9.4 Unless otherwise agreed to by PACIFIC or required by law, the telecommunications equipment that is permitted in any Eligible Structure for Virtual Collocation is limited to the same or substantially similar telecommunications equipment (determined with reference to power and environmental requirements and conditions) that PACIFIC already places in that particular Eligible Structure (determined on an Eligible Structure-by-Eligible Structure basis, and not by class of Eligible Structures). To the extent that permitted Virtual Collocation equipment is not the same or substantially similar, the preparation of the Eligible Structure (e.g., power, environmental) for the Virtual Collocation equipment will be charged to Pac-West on an ICB basis.

9.5 Unless otherwise agreed to by PACIFIC or required by law, all Virtual Collocation equipment shall comply with Bellcore Network Equipment Building System (NEBS) Generic Requirements (GR-63-CORE and GR-1089-CORE) and any successor document(s), including as such may be modified at any time and from time to time and such modifications are adopted and followed by PACIFIC, and then where and how adopted and followed by PACIFIC ("NEBS Standards"). To the extent that permitted Virtual Collocation equipment does not meet the NEBS Standards, the preparation of the Eligible Structure for placement of such non-compliant Virtual Collocation equipment (e.g., firewall construction), if any, will be charged to Pac-West on an ICB basis.

9.6 Virtual Collocation provided hereunder is made available subject to and in accordance with:

9.6.1 Pacific Bell's Technical Publication for Expanded Interconnection with Pacific Bell Telephone Company - Virtual Collocation & SBI dated October, 1995, and any successor document(s), as may be modified from time to time as set forth below ("Virtual Collocation Technical Publication"). PACIFIC concurs in the Virtual Collocation Technical Publication (ignoring any provisions that are applicable only to SONET-Based Interconnection) and adopts it as its own and, therefore, for purposes of this Appendix, any reference therein to Pacific Bell Telephone Company shall be deemed to refer to PACIFIC only.

9.6.2 any statutory and/or regulatory requirements in effect at the time of the submission of the Virtual Collocation application or subsequently become effective and then when effective.

Pac-West shall strictly observe and abide by each.

9.7 The Virtual Collocation Technical Publication is attached hereto and, along with the NEBS Standards, are incorporated herein by this reference. Pac-West may obtain a copy of the NEBS Standards by contacting Bell Communications Research, Inc. at 1-800-421-2674.

9.8 If the Virtual Collocation Technical Publication is modified from the attached, the following shall apply:

9.8.1 If a modification is made after the date on which Pac-West has or orders a Virtual Collocation arrangement, PACIFIC shall provide Pac-West with those modifications or with revised versions of such, listing or noting the modifications as appropriate. Any such modification shall become effective and thereafter applicable under this Agreement thirty (30) days after such amendment is released by PACIFIC, except for those specific amendments to which Pac-West objects to within thirty (30) days of receipt, providing therewith an explanation for each such objection. The Parties shall pursue such objections informally with each other and, if not resolved within forty-five (45) days, either Party will have fourteen (14) days to invoke the dispute resolution procedures applicable to this Agreement. If neither Party invokes those procedures, the modification is deemed effective and applicable.

9.8.2 If a modification is made after this Appendix becomes part of an effective "Statement of Terms and Conditions" or similar document for PACIFIC (and the modification has not been included in a change to that "Statement" or this Appendix), and before Pac-West's initial virtual collocation arrangement, then PACIFIC will provide Pac-West with a copy of such modifications or the most recent version or revision of the particular document promptly after receipt of Pac-West's virtual collocation application. Any Pac-West objection to those modifications must be received by PACIFIC by the thirtieth (30th) day after receipt by Pac-West. Thereafter, the same process and procedure (including timelines) for resolving any objection made under Section 9.8.1 shall apply.

9.8.3 Notwithstanding Sections 9.8.1 and/or 9.8.2, any modification made to address situations potentially harmful to PACIFIC's or another's network, equipment, or facilities, the Eligible Structure, the Premises, or to comply with statutory or regulatory requirements shall become effective immediately and shall not be subject to objection. PACIFIC will immediately notify Pac-West of any such modification.

9.9 The terms and conditions expressly set forth in this Appendix shall control in the event of an irreconcilable conflict with the Virtual Collocation Technical Publication or the NEBS Standards (including any modification to any of them that can be objected to under this Section 9.8, regardless of whether Pac-West objected to such modification pursuant to Section 9.8). Notwithstanding the immediately preceding, modifications that are governed by Section 9.8.3 shall apply regardless of any conflict or inconsistency with any other term or condition governing a Virtual Collocation arrangement unless contrary to law.

10. PHYSICAL COLLOCATION INTERCONNECTION

PACIFIC will provide Physical collocation in accordance with the Act, the FCC rules promulgated thereunder (e.g., 47 C.F.R. § 51.323), any Commission decision and subject to Appendix PHYSICAL COLLOCATION which may be added by written Amendment to this Agreement.

11. LEASING OF PACIFIC'S FACILITIES

11.1 Pac-West's leasing of PACIFIC's facilities for purposes of Appendix ITR, Sections 1 and 2: Network Interconnection Architecture will be subject to the mutual agreement of the Parties.

11.2 Pac-West's leasing of PACIFIC's facilities for purposes of Section 1 Network Interconnection Methods, will be subject to the mutual agreement of the Parties.

11.3 Pac-West will provide a written leased facility request that will specify the A- and Z-ends (CLLI codes, where known), equipment and muxing required and provide quantities requested. Requests for leasing of PACIFIC's facilities for the purposes of interconnection and any future augmentations are subject to facility availability at the time of the request.

11.4 Any request by the Pac-West for leased facilities where facilities, equipment, or riser cable do not exist will be considered, and PACIFIC may agree to provide under a Leased Facilities Bona Fide Request ("BFR") Process as defined below:

11.4.1 A Leased Facilities BFR will be submitted by Pac-West in writing and will include a description of the facilities needed including the quantity, size (DS-3 or DS-1), A- and Z-end of the facilities, equipment and muxing requirements, and date needed.

11.4.2 Pac-West may cancel a Leased Facilities BFR at any time, but will pay PACIFIC any reasonable and demonstrable costs of processing and/or implementing the Leased Facilities BFR up to the date of cancellation.

11.4.3 Within ten (10) business days of its receipt, PACIFIC will acknowledge receipt of the Leased Facilities BFR.

11.4.4 Except under extraordinary circumstances, within thirty (30) business days of its receipt of a Leased Facilities BFR, PACIFIC will provide to Pac-West a written response to the request. The response will confirm whether PACIFIC will offer the leased facilities or not. If PACIFIC determines it will offer the leased facilities, PACIFIC will provide the Pac-West a Leased Facilities BFR quote which will include the applicable recurring and non recurring rates and installation intervals.

11.4.5 Within sixty-five (65) calendar days of its receipt of the Leased Facilities BFR quote, Pac-West must confirm its order. If not confirmed within sixty-five (65) calendar days, PACIFIC reserves the right to modify or withdraw its Leased Facilities BFR quote.

APPENDIX NUMBER PORTABILITY

Appendix NP

(Number Portability)

1. INTRODUCTION

1.1 This Appendix sets forth terms and conditions for Number Portability provided by PACIFIC and Pac-West.

1.2 SBC Communications Inc. (SBC) means the holding company which owns the following ILECs: Illinois Bell Telephone Company, Indiana Bell Telephone Company Incorporated, Michigan Bell Telephone Company, Nevada Bell Telephone Company, The Ohio Bell Telephone Company, Pacific Bell Telephone Company, The Southern New England Telephone Company, Southwestern Bell Telephone, L.P. d/b/a Southwestern Bell Telephone Company and/or Wisconsin Bell, Inc. d/b/a Ameritech Wisconsin.

1.3 As used herein, PACIFIC means an ILEC doing business in California.

1.4 The prices at which PACIFIC agreess to provide Pac-West with Numbering Portability are contained in the applicable FCC tariff.

2. PERMANENT NUMBER PORTABILITY (PNP)

2.1 General Terms and Conditions. The Parties agree that the industry has established local routing number (LRN) technology as the method by which permanent number portability (PNP) will be provided in response to FCC Orders in FCC 95-116 (i.e., First Report and Order and subsequent Orders issued to the date this agreement was signed). As such, the parties agree to provide PNP via LRN to each other as required by such FCC Orders or Industry agreed upon practices.

2.2 Service Provided.

2.2.1 PACIFIC provides Pac-Wests the use of its PNP database via the Service Provider Number Portability (SPNP) Database Query. Pac-West's STP, tandem, and/or end office's LRN software will determine the need for, and triggers, the query.PACIFIC's PNP database will determine if a number has, or has not, been ported and will provide LRN if a number is ported.

2.2.2 PACIFIC will provide Pac-West the use of its PNP database, PNP software, and SS7 network via the SPNP Query.

2.2.3 The Parties shall:

2.2.3.1 disclose, upon request, any technical limitations that would prevent LNP implementation in a particular switching office; and

2.2.3.2 provide PNP services and facilities only where technically feasible, subject to the availability of facilities, and only from properly equipped central office.

2.2.4 The Parties do not offer PNP services and facilities for NXX codes 555, 976, 950.

2.3 Obligations of PACIFIC

2.3.1 PACIFIC has deployed LRN in all of its switches.

2.3.2 PACIFIC may cancel any line-based calling cards associated with telephone numbers ported from their switch.

2.4 Obligations of Pac-West

2.4.1 When purchasing the SPNP Database Query, Pac-West will access PACIFIC's facilities via an SS7 link:PACIFIC - Section 6 of FCC No. 128 Access Service tariff.

2.4.2 When purchasing the SPNP Query - Prearranged, Pac-West will advise PACIFIC of the entry point(s) of queries to the PACIFIC network and provide a query forecast for each entry point.

2.4.3 Pac-West is responsible for advising the Number Portability Administration Center (NPAC) of telephone numbers that it imports and the associated data as identified in industry forums as being required for PNP.

2.4.5 When Pac-West requests that an NXX in an LRN capable PACIFIC switch become portable, Pac-West shall follow the industry standard LERG procedure.

2.4.6 Pac-West shall be certified by the Regional NPAC prior to scheduling Intercompany testing of PNP.

2.4.7 Pac-West shall adhere to PACIFIC's Local Service Request (LSR) format and PNP due date intervals.

2.4.8 Pac-West shall adhere to PACIFIC's reserved number terms and conditions as required by the FCC and Commission rules related to reserved numbers.

2.5 Obligations of Both Parties

2.5.1 When a ported telephone number becomes vacant, e.g., the telephone number is no longer in service by the original End User, the ported telephone number will be released back to the carrier owning the switch in which the telephone number's NXX is native.

2.5.2 Each party has the right to block a default routed call entering a network in order to protect the public switched network from overload, congestion, or failure propagation.

2.5.3 Industry guidelines shall be followed regarding all aspects of porting numbers from one network to another.

2.5.4 Intracompany testing shall be performed prior to the scheduling of intercompany testing.

2.5.5 Each Party will designate a single point of contact (SPOC) to schedule and perform required testing. These tests will be performed during a mutually agreed time frame and must meet the criteria set forth by the InterIndustry LNP Regional Team for porting.

2.5.6 Each Party shall abide by NANC and the InterIndustry LNP Regional Team provisioning and implementation process.

2.5.7 Each Party shall become responsible for the End User's other telecommunications related items, e.g. E911, Directory Listings, Operator Services, Line Information Database (LIDB), when they port the End User's telephone number to their switch.

2.6 Limitations of Service

2.6.1 Telephone numbers can be ported only within PACIFIC toll rate centers as approved by State Commissions.

2.6.2 Telephone numbers in the following PACIFIC NXXs shall not be ported: (i) wireless NXXs until the FCC mandates that those NXXs be portable; and (ii) PACIFIC Official Communications Services (OCS) NXXs.

2.6.3 Telephone numbers with NXXs dedicated to choke/High Volume Call-In (HVCI) networks are not portable via LRN. Choke numbers will be ported as described in Section 5 of this Appendix.

2.7 Service Descriptions

2.7.1 The switch's LRN software determines if the called party is in a portable NXX. If the called party is in a portable NXX, a query is launched to the PNP database to determine whether or not the called number is ported.

2.7.2 When the called number with a portable NXX is ported, an LRN is returned to the switch that launched the query. Per industry standards, the LRN appears in the CdPN (Called Party Number) field of the SS7 message and the called number then appears in the GAP (Generic Address Parameter) field.

2.7.3 When the called number with a portable NXX is not ported, the call is completed as in the pre-PNP environment.

2.7.4 The FCI (Forward Call Identifier) field's entry is changed from 0 to 1 by the switch triggering the query when a query is made, regardless of whether the called number is ported or not.

2.7.5 The N-1 carrier (N carrier is the responsible Party for terminating call to the End User) has the responsibility to determine if a query is required, to launch the query, and to route the call to the switch or network in which the telephone number resides.

2.7.6 If Pac-West chooses not to fulfill its N-1 carrier responsibility, PACIFIC will perform queries on calls to telephone numbers with portable NXXs received from the N-1 carrier and route the call to the switch or network in which the telephone number resides.

2.7.7 CLEC shall be responsible for payment of charges to PACIFIC for any queries made on the N-1 carrier's behalf when one or more telephone numbers have been ported in the called telephone number's NXX.

2.7.8 Pac-West shall populate the Jurisdictional Identification Parameter (JIP) field with the first six (6) digits (NPA NXX format) of the appropriate LRN of the originating switch.

2.8 Pricing

2.8.1 The price of PNP queries shall be the same as those in PACIFIC - Section 13 of the FCC No. 128 Access Services Tariff

2.8.2 Pac-West agrees not to charge PACIFIC or PACIFIC End User for the ordering, provisioning, or conversion of ported telephone numbers as a means for the Pac-West to recover the costs associated with LNP.

3. MASS CALLING CODES

3.1 General Terms and Conditions

3.1.1 Mass calling codes, i.e., choke/HVCI NXXs, are used in a network serving arrangement provided by PACIFIC in special circumstances where large numbers of incoming calls are solicited by an End User and the number of calls far exceeds the switching capacity of the terminating office, the number of lines available for terminating those calls, and/or the STP's query capacity to the PNP database. The following two different sets of End User objectives usually create this condition: (a) low call completion; and (b) high call completion.

3.1.2 Given the potentially hazardous effect calling conditions of this nature could have on the network, PACIFIC will provide mass calling code portability using a non-LRN solution.

3.2 Service Provided

3.2.1 PACIFIC will offer the ability to port telephone numbers with mass calling NXX codes via the use of pseudo codes or route index numbers. In this non-LRN scenario, calls to the PACIFIC mass calling NXX code will leave the originating end office over dedicated MF (multi-frequency) trunk groups to the PACIFIC mass calling tandem. The mass calling tandem will then route the calls over dedicated MF trunks to the PACIFIC choke serving central office (CSO). The CSO will translate the dialed mass calling number to a non-dialable pseudo code or a route index number that routes the call to the mass calling customer.

3.2.2 When a Pac-West requests that a PACIFIC number with a mass calling NXX code be ported to its network, PACIFIC will build translations at the CSO to route the incoming calls to a Pac-West provided dedicated Direct Inward Dial (DID) MF trunk group from the CSO to the Pac-West central office.

3.3 Obligations of PACIFIC

3.3.1 PACIFIC will port its numbers with mass calling NXXs upon request by the Pac-West. Non-LRN porting will be done via pseudo code or route index translation in the PACIFIC CSO rather than STP queries to the PNP database. This method of porting mass call numbers will be used during both INP and PNP period in each market.

3.3.2 PACIFIC will not charge Pac-West for the use of its choke network by Pac-West's mass calling customer. In exchange, PACIFIC shall not be responsible to pay intercompany terminating compensation for terminating minutes of use (MOU) for ported choke calls.

3.4 Obligations of Pac-West

3.4.1 Pac-West shall agree to adhere to PACIFIC LSR format and mass calling due date intervals.

3.4.2 Pac-West shall provide the facility and DID trunk group from the PACIFIC CSO to Pac-West's serving office. Pac-West shall size this one-way MF trunk group.

3.4.3 Pac-West shall forego any inter-company terminating MOU compensation for termination calls coming in on this trunk group.

3.5 Pac-West Mass Calling Codes

3.5.1 Should Pac-West assign a mass calling NXX code(s) and establish a mass calling interface for traffic destined to its CSO(s), Pac-West shall home its CSO(s) on a PACIFIC mass calling tandem and a similar mass calling trunking arrangement (one-way outgoing with MF signaling) will be provided from PACIFIC's tandem and/or SBC-AMERITECH mass calling hub to the Pac-West. In order to allow the Parties time to order and install such mass calling trunks, Pac-West shall provide PACIFIC notification of its intention to deploy mass calling NXX code(s) at least ninety (90) days before such codes are opened in the LERG. For more information regarding this mass local interconnection trunk group, See Appendix ITR.

3.5.2 MF SS7 trunk groups shall not be provided within a DS1 facility. A separate DS1 facility per signaling type must be used. Where PACIFIC and Pac-West both provide mass calling trunking, both Parties' mass calling trunks may ride the same DS1 facility.

3.6 Limitations of Service

3.6.1 Pac-West shall adhere to PACIFIC's reserved number terms and conditions. When a ported number with a mass calling NXX code becomes vacant, e.g., the ported number is no longer in service by the original End User, the ported number shall be released back to the carrier owning the switch in which the telephone number's NXX is native.

4. PROVISION OF PNP BY Pac-West TO PACIFIC

4.1 Pac-West shall provide PNP to PACIFIC under no less favorable terms and conditions as when PACIFIC provides such services to Pac-West.

5. APPLICABILITY OF OTHER RATES, TERMS AND CONDITIONS

5.1 Every interconnection, service and network element provided hereunder, shall be subject to all rates, terms, and conditions contained in this Agreement which are legitimately related to such interconnection, service or network element. Without limiting the general applicability of the foregoing, the following terms and conditions of the General Terms and Conditions are specifically agreed by the Parties to be legitimately related to, and to be applicable to, each interconnection, service, and network element provided hereunder: definitions, interpretation, construction, and severability; notice of changes; general responsibilities of the Parties; effective date, term and termination; fraud; deposits; billing and payment of charges; non-payment and procedures for disconnection; dispute resolution; audits; disclaimer of representations and warranties; limitation of liability; indemnification; remedies; intellectual property; publicity and use of trademarks or service marks; no license; confidentiality; intervening law; governing law; regulatory approval; changes in End User local exchange service provider selection; compliance and certification; law enforcement; no third party beneficiaries; disclaimer of agency; relationship of the Parties/independent contractor; subcontracting; assignment; responsibility for environmental contamination; force majeure; taxes; non-waiver; network maintenance and management; signaling; transmission of traffic to third parties; customer inquiries; expenses; conflicts of interest; survival; scope of agreement; amendments and modifications; and entire agreement.

APPENDIX OSS-RESALE & UNE

Appendix OSS

Access to Operations Support Systems Functions

1. GENERAL CONDITIONS

1.1 This Appendix sets forth the terms and conditions under which PACIFIC provides nondiscriminatory access to PACIFIC'S operations support systems (OSS) "functions" to Pac-West for pre-ordering, ordering, provisioning, maintenance / repair, and billing. PACIFIC has established performance measurements to illustrate non-discriminatory access. These measurements are represented in Appendix Performance Measurements.

1.2 Resale and Unbundled Network Elements (UNE) functions, will be accessible via electronic interface, as described herein, where such functions are available. Manual access is available for all pre-ordering, ordering, provisioning, and billing functions via the Local Service Center (LSC). Repair and maintenance functions are available in a manual mode through the Local Operations Center (LOC).

1.3 Pac-West agrees to utilize PACIFIC electronic interfaces, as described herein, only for the purposes of establishing and maintaining Resale services or UNEs through PACIFIC. In addition, Pac-West agrees that such use will comply with a summary SBC'S security practice, Operating Practice 113, as attached to the User ID request form. . Failure to comply with such security guidelines may result in forfeiture of electronic access to OSS functionality.

1.4 Pac-West's access to pre-order functions described in 2.2.2 and 2.3.2 will only be used to view Customer Proprietary Network Information (CPNI) of another carrier's end-user where Pac-West has obtained an authorization for release of CPNI from the end user and has obtained an authorization to become the end user's local service provider. The authorization for release of CPNI must substantially reflect the following:

1.4.1 "This written consent serves as instruction to all holders of my local exchange telecommunications Customer Proprietary Network Information (CPNI) and account identification information to provide such information to the undersigned. Specifically, I authorize disclosure of my account billing name, billing address, and directory listing information, and CPNI, including, service address, service and feature subscription, long distance carrier identity, and all pending service order activity. This Authorization remains in effect until such time that I revoke it directly or appoint another individual/company with such capacity or undersigned receives notice to disconnect my local exchange service or notice that a service disconnect has been performed. At and from such time, this Authorization is null and void."

Or

1.4.2 Authorization for change in local exchange service and release of CPNI with documentation that adheres to all requirements of state and federal law, as applicable.

1.4.3 With respect to authorization for release of CPNI for residence service end users, Pac-West shall obtain such authorization in writing, shall retain such written authorization for 24 months, and shall make such written authorization available to PACIFIC upon request.

1.5 By utilizing electronic interfaces to access OSS functions, Pac-West agrees to perform accurate and correct ordering as it relates to the application of Resale rates and charges where they are subject to the terms of this Agreement and applicable PACIFIC tariffs, and Pac-West agrees to perform accurate and correct ordering as it relates to PACIFIC UNE rates and charges per the terms of this Agreement. All exception handling must be requested manually from the LSC.

1.6 In areas where Resale and UNE order functions are not available via an electronic interface for the pre-order, ordering and provisioning processes, PACIFIC and Pac-West will use manual processes. Should PACIFIC develop electronic interfaces for these functions for itself, PACIFIC will make electronic access available to Pac-West.

1.7 The Information Services (I.S.) Call Center provides a technical support function for electronic interfaces. Pac-West will also provide a single point of contact for technical issues related to the electronic interfaces.

1.8 PACIFIC and Pac-West will establish interface contingency plans and disaster recovery plans for the pre-order, ordering and provisioning of Resale services, and UNE.

1.9 PACIFIC reserves the right to modify or discontinue the use of any system or interface as it deems appropriate. Provided however,

1.9.1 PACIFIC shall provide Pac-West with at least 90 days prior written notice of any planned discontinuance and provide Pac-West with a functionally equivalent interface to access the OSS functions for any system or interface that is discontinued. Upon Pac-West request, PACIFIC shall also provide a reasonable transition period.

1.9.2 PACIFIC shall provide Pac-West with reasonable prior written notice of any significant system modifications.

1.10 If Pac-West elects to utilize electronic interfaces based upon industry guidelines for Resale or UNE, PACIFIC and Pac-West agree to participate in the Order and Billing Forum (OBF) and the Telecommunications Industry Forum (TCIF) to establish and conform to uniform industry guidelines for electronic interfaces for pre-order, ordering, and provisioning. Neither Party waives its rights as participants in such forums or in the implementation of the guidelines. To achieve system functionality as quickly as possible, the Parties acknowledge that PACIFIC may deploy these interfaces with requirements developed in advance of industry guidelines. Thus, subsequent modifications may be necessary to comply with emerging guidelines. Pac-West and PACIFIC are individually responsible for evaluating the risk of developing their respective systems in advance of guidelines and agree to support their own system modifications to comply with new requirements. In addition, PACIFIC has the right to define LSR Usage requirements according to the General Section 1.0, paragraph 1.4 of the practices in the OBF Local Service Ordering Guidelines (LSOG), which states: "Options described in this practice may not be applicable to individual providers tariffs; therefore, use of either the field or valid entries within the field is based on the providers tariffs/practices."

1.11 Due to enhancements and on-going development of access to the functionalities of PACIFIC'S OSS, certain interfaces described in this Appendix may be modified, temporarily unavailable or may be phased out after execution of this Appendix. In compliance with section 1.9 of this Appendix, PACIFIC agrees that interfaces phased out will be accompanied with proper notice. For those interfaces that are not available at time of execution, but which will become available after signature of this Appendix, PACIFIC will provide Pac-West notice of when such interfaces will be available.

1.12 Pac-West is responsible for obtaining operating system software and hardware to access OSS functions as specified in the document "Requirements for Access to Pacific Bell OSS Functions."

2. PRE-ORDER

2.1 PACIFIC will provide real time access to pre-order functions to support Pac-West ordering of Resale services and UNE. The Parties acknowledge that ordering requirements necessitate the use of current, real time pre-order information to accurately build service orders. The following lists represent pre-order functions that are available to Pac-West so that Pac-West order requests may be created to comply with PACIFIC ordering requirements.

2.2 Pre-ordering functions for Resale services include:

2.2.1 features and services available at a valid service address (as applicable);

2.2.2 access to PACIFIC retail or resold customer proprietary network information (CPNI) and account information for pre-ordering will include: billing name, service address, billing address, service and feature subscription, directory listing information, long distance carrier identity, and pending service order activity (Pac-West agrees that Pac-West's representatives will not access the information specified in this subsection until after the customer requests that his or her local exchange service provider be changed to Pac-West and customer authorization for release of CPNI has been obtained which complies with conditions as described in section 1.4 of this Appendix.);

2.2.3 a telephone number (if the customer does not have one assigned) with the customer on-line;

2.2.4 service availability dates to the customer;

2.2.5 information regarding whether dispatch is required;

2.2.6 Primary Interexchange Carrier (PIC) options for intraLATA toll (when available) and interLATA toll;

2.2.7 service address verification.

2.3 Pre-ordering functions for UNE include:

2.3.1 features available at an end office for a valid service address (as applicable);

2.3.2 access to PACIFIC retail or resold customer proprietary network information (CPNI) and account information for pre-ordering will include: billing name, service address, billing address, service and feature subscription, directory listing information, long distance carrier identity, and pending service order activity (Pac-West agrees that Pac-West's representatives will not access the information specified in this subsection until after the customer requests that his or her local exchange service provider be changed to Pac-West and customer authorization for release of CPNI has been obtained which complies with conditions as described in section 1.4 of this Appendix.);

2.3.3 telephone number assignment (if the customer does not have one assigned) with the customer on-line;

2.3.4 Primary Interexchange Carrier options for intraLATA toll (when available) and interLATA toll;

2.3.5 service address verification.

2.4 Electronic Access to Pre-Order Functions: PACIFIC will provide Pac-West access to one or more of the following systems:

2.4.1 Resale Services Pre-order System Availability:

2.4.1.1 Service Order Retrieval and Distribution (SORD) will be available for the pre-order function of viewing the CPNI, when SORD is used to order PACIFIC resale service.

2.4.1.2 StarWriter will be available for the pre-ordering functions listed in section 2.2 when StarWriter is used to order PACIFIC single line, basic exchange, residential resale services.

2.4.2 Resale and UNE Pre-order System Availability:

2.4.2.1 DataGate is a transaction-based data query system through which PACIFIC will provide Pac-West access to pre-ordering functions. This gateway shall be a Transmission Control Protocol/Internet Protocol (TCP/IP) gateway and will allow Pac-West to access the pre-order functions for Resale services and UNE by Pac-West developing its own end-user interface. PACIFIC and Pac-West agree to cooperate in developing and implementing an electronic communication interface that will be consistent with industry guidelines developed by the OBF and the TCIF, assuming they are different from that which PACIFIC is providing.

2.4.2.2 Verigate is an end-user interface developed by PACIFIC that provides access to the pre-ordering functions for Resale Services and UNE. Verigate may be used in connection with electronic or manual ordering. Verigate will be accessible via Toolbar.

2.4.2.3 CLEO is a PACIFIC system which is available to provide the Pac-West with pre-order functions for Resale Service and UNE, with the exception of viewing CPNI. CLEO will be replaced by Verigate.

2.5 Other Pre-order Function Availability:

2.5.1 Where pre-ordering functions are not available electronically Pac-West will manually request this information from PACIFIC'S LSC for inclusion on the service order request.

3. ORDERING/PROVISIONING

3.1 PACIFIC provides real time access to ordering functions (as measured from the time PACIFIC receives accurate service requests from the interface) to support Pac-West provisioning of Resale services and UNE via one or more electronic interfaces. To order Resale services and UNEs, Pac-West will format the service request to identify what features, services, or elements it wishes PACIFIC to provision in accordance with PACIFIC ordering requirements. PACIFIC will provide Pac-West access to one or more of the following systems or interfaces:

3.2 Resale Services Order Request System Availability:

3.2.1 Pacific Bell Service Manager (PBSM) is available for ordering Centrex and ISDN Resale Services.

3.2.2 When available, Service Order Retrieval and Distribution (SORD) system will support the ordering of all Resale Services.

3.2.3 When available, StarWriter will support the order generation of single line, basic exchange, residential resale services.

3.3 Resale and UNE Service Order Request Ordering System Availability:

3.3.1 PACIFIC makes available to Pac-West an Electronic Data Interchange (EDI) interface for transmission of PACIFIC ordering requirements via formats provided on the Local Service Request (LSR) as defined by the Ordering and Billing Forum (OBF) and via EDI mapping as defined by TCIF. In ordering and provisioning Resale, Pac-West and PACIFIC will utilize industry guidelines developed by OBF and TCIF EDI to transmit data based upon PACIFIC'S Resale ordering requirements. In ordering and provisioning UNE, Pac-West and PACIFIC will utilize industry guidelines developed by OBF and TCIF EDI to transmit data based upon PACIFIC'S UNE ordering requirements. In addition, Interim Number Portability will be ordered consistent with the OBF LSR and EDI process. EDI ordering functionality will be made available as negotiated in time frames mutually acceptable to PACIFIC and Pac-West.

3.3.2 CESAR supports the ordering of unbundled dedicated transport and local interconnection trunks. In ordering and provisioning unbundled dedicated transport and local interconnection trunks, Pac-West and PACIFIC will utilize industry guidelines developed by OBF based upon PACIFIC ordering requirements.

3.3.3 When available, LSR Exchange (LEX) is a graphical user interface provided by PACIFIC that will provide access to the ordering functions for Resale Services and UNE.

3.4 Provisioning for Resale services and UNE: PACIFIC will provision Resale Services and UNE as detailed in Pac-West order requests. Access to status on such orders will be provided via the following electronic interfaces:

3.4.1 When available, Pacific Bell Order Dispatch (PBOD) functions via DataGate will allow Pac-West to check status of basic exchange service orders that require field work.

3.4.2 In cases of EDI ordering, PACIFIC will provide Pac-West with an EDI interface for transferring and receiving orders, Firm Order Confirmation (FOC), service completion, and, as available, other provisioning data and information. PACIFIC will provide Pac-West with a FOC for each Resale and UNE service request. The FOC will include: purchase order number, telephone number, Local Service Request number, due date, Service Order number, and completion date. Upon work completion, PACIFIC will provide Pac-West with an 855 EDI transaction-based Order Completion that states when that order was completed. Pac-West may submit supplement requests via the 860 EDI transaction, and, where available, PACIFIC will provide Pac-West an 865 EDI transaction-based Completion notice.

4. MAINTENANCE/REPAIR

4.1 Two real time electronic interfaces are accessible to place, and check the status of trouble reports for both Resale and UNE. Upon request, Pac-West may access these functions via the following methods:

4.1.1 Pacific Bell Service Manager (PBSM) allows Pac-Wests to perform MLT, issue trouble tickets, view status, and view trouble history on-line.

4.1.2 Electronic Bonding Interface (EBI) is an interface that is available for trouble report submission and status updates. This EBI conforms to ANSI guidelines T1:227:1995 and T1.228:1995, Electronic Communications Implementation Committee (ECIC) Trouble Report Format Definition (TFRD) Number 1 as defined in ECIC document ECIC/TRA/95-003, and all guidelines referenced within those documents, as mutually agreed upon by Pac-West and PACIFIC. Functions currently implemented will include Enter Trouble, Request Trouble Report Status, Add Trouble Information, Modify Trouble Report Attributes, Trouble Report Attribute Value Change Notification, and Cancel Trouble Report, as explained in 6 and 9 of ANSI T1.228:1995. Pac-West and PACIFIC will exchange requests over a mutually agreeable X.25-based network.

5. BILLING

5.1 PACIFIC shall bill Pac-West for resold services and UNE. PACIFIC shall send associated billing information to Pac-West as necessary to allow Pac-West to perform billing functions. At minimum PACIFIC will provide Pac-West billing information in a paper format or via magnetic tape, as agreed to between Pac-West and PACIFIC.

5.2 Electronic access to billing information for Resale Services will also be available via the following interfaces:

5.2.1 Pac-West may receive a mechanized bill format via the EDI 811 transaction set.

5.2.2 PACIFIC shall provide Pac-Wests a Usage Extract Feed electronically, on a daily basis, with information on the usage billed to its accounts for resale services in the industry standardized Exchange Message Record (EMR) format.

5.2.3 Pac-West may receive Local Disconnect Report records (via CARE records) electronically that indicate when Pac-West's customers change their Competitive Local Exchange Carrier.

5.3 Electronic access to billing information for UNE will also be available the following interfaces:

5.3.1 PACIFIC makes available to Pac-Wests a local Bill Data Tape to receive data in an electronic format from its CABS database, the same information that would appear on its paper bill.

5.3.2 C shall provide Pac-Wests a Usage Extract Feed electronically, on a daily basis, with information on the usage billed to its accounts for UNE in the industry standardized Exchange Message Record (EMR) format.

5.3.3 Pac-West may receive Local Disconnect Report records (via CARE records) electronically that indicate when Pac-West's customers, utilizing PACIFIC ports, change their Competitive Local Exchange Carrier.

6. REMOTE ACCESS FACILITY

6.1 Pac-West must access the PACIFIC OSS interfaces via the Pacific Remote Access Facility (PRAF). Connection to the PRAF will be established via a "port" either through dial-up or direct connection. Pac-West may utilize a single port to access these interfaces to perform the supported functions in PACIFIC where Pac-West has executed an Appendix OSS and purchases System Access.

7. OPERATIONAL READINESS TEST (ORT) FOR ORDERING/ PROVISIONING AND REPAIR/ MAINTENANCE INTERFACES

7.1 Prior to live access to interface functionality, the Parties must conduct Operational Readiness Testing (ORT), which will allow for the testing of the systems, interfaces, and processes for the OSS functions. ORT will be completed in conformance with PACIFIC requirements and implementation scheduling.

7.2 Prior to live system usage, Pac-West must complete user education classes for PACIFIC-provided interfaces that affect the PACIFIC network. Classes are train-the-trainer format to enable Pac-West to devise its own course work for its own employees. Charges will apply for each class. Classes will be available for and required for PBSM, CESAR, LEX, StarWriter, and SORD. Optional classes will be available for Verigate and CLEO. Schedules will be made available upon request and are subject to change. The length of classes vary; the following table presents the applicable rates. Ongoing class schedules may be requested from Pac-West's account manager.

Training Rates	5 day class	4.5 day class	4 day class	3.5 day class	3 day class	2.5 day class	2 day class	1.5 day class	1 day class	1/2 day class
1 to 5 students	$4,050	$3,650	$3,240	$2,835	$2,430	$2,025	$1,620	$1,215	$810	$405
6 students	$4,860	$4,380	$3,890	$3,402	$2,915	$2,430	$1,945	$1,455	$970	$490
7 students	$5,670	$5,100	$4,535	$3,969	$3,400	$2,835	$2,270	$1,705	$1,135	$570
8 students	$6,480	$5,830	$5,185	$4,536	$3,890	$3,240	$2,590	$1,950	$1,300	$650
9 students	$7,290	$6,570	$5,830	$5,103	$4,375	$3,645	$2,915	$2,190	$1,460	$730
10 students	$8,100	$7,300	$6,480	$5,670	$4,860	$4,050	$3,240	$2,430	$1,620	$810
11 students	$8,910	$8,030	$7,130	$6,237	$5,345	$4,455	$3,565	$2,670	$1,780	$890
12 students	$9,720	$8,760	$7,780	$6,804	$5,830	$4,860	$3,890	$2,920	$1,945	$970

7.3 A separate agreement will be required as a commitment to pay for a specific number of Pac-West students in each class. Pac-West agrees that charges will be billed by PACIFIC and Pac-West payment is due 30 days later. Pac-West agrees that personnel from other competitive Local Service Providers may be scheduled into any class to fill any seats for which the Pac-West has not contracted. Class availability is first-come, first served with priority given to Pac-Wests who have not yet attended the specific class.

7.4 Class dates will based upon PACIFIC availability and will be coordinated between Pac-West, Account Manager and Product Management.

7.5 Pac-West agrees to pay cancellation fee of the full price noted in the separate agreement if Pac-West cancels scheduled classes less than two weeks prior to the scheduled start date. Pac-West agrees to provide to PACIFIC completed registration forms for each student no later than one week prior to the scheduled training class.

7.6 Pac-West agrees that Pac-West personnel attending classes are to utilize only training databases and training presented to them in class. Attempts to access any other PACIFIC or SBC system are strictly prohibited.

7.7 Pac-West further agrees that training material, manuals, and instructor guides can be duplicated only for use internally for the purpose of training employees to utilize capabilities of PACIFIC's OSSs in accordance with this Appendix.

8. RATES

8.1 For access to OSS functions Pac-West will pay PACIFIC the OSS rate(s) set forth in California Public Utilities Commission's first rulemaking in the Open Access and Network Architecture Development (OANAD) proceeding. Should an OSS rate(s) not be established in OANAD by September 30, 1998, Pac-West will pay Pacific the OSS rate(s) Pacific proposes in OANAD. Such rates paid will be subject to true-up should the final outcome of OANAD establish a different rate. This rate waiver is solely for access to OSS functions, and not applicable to any other product, unless expressly documented in this Agreement. Neither party waives its rights pursuant to OSS or any other product in the OANAD proceeding, nor rights in any other product cost proceeding.

9. EFFECTIVE DATE

Whereas Pac-West is currently operational under an existing, approved Interconnection Agreement, this Appendix OSS will be effective, pending Commission approval, 10 days after it is filed with the state commission. Alternatively, this Appendix will be effective upon approval by the state commission when it is approved as a part of the Interconnection Agreement.

APPENDIX PHYSICAL COLLOCATION

(Intentionally Omitted)

APPENDIX PERFORMANCE MEASUREMENTS

Appendix Performance Measurements

1. INTRODUCTION

1.1 SBC Communications Inc. (SBC) means the holding company which owns the following ILECs: Illinois Bell Telephone Company, Indiana Bell Telephone Company Incorporated, Michigan Bell Telephone Company, Nevada Bell, Pacific Bell Telephone Company, The Ohio Bell Telephone Company, The Southern New England Telephone Company, Southwestern Bell Telephone Company and/or Wisconsin Bell, Inc. d/b/a Ameritech Wisconsin.

1.2 As used herein, PACIFIC means the applicable above listed ILEC doing business in California.

1.3 As used herein, the term "Service Bureau Provider"means a company which has been engaged by Pac-West to act on behalf of the Pac-West for purposes of accessing SBC-owned ILEC's OSS application-to-application interfaces.

1.4 The performance measurements referenced herein, notwithstanding any provisions in any other appendix in this Agreement, are not intended to create, modify, or otherwise affect parties' rights and obligations. The parties' rights and obligations to access are defined in the relevant laws, FCC and Commission decisions/regulations, tariffs, and within this Agreement. Nothing in this Appendix shall limit Pac-West's ability to seek damages or any other remedies for performance failures by Pacific.

1.5 Except as otherwise provided herein, the service performance measures ordered by the Commission, including any subsequent Commission-ordered additions, modifications, and/or deletions thereof, shall be incorporated into this Agreement by reference and shall supersede and supplant all performance measurements previously agreed to by the parties. The terms and conditions of the performance measurements plan as documented in the Joint Partial Settlement Agreement ("JPSA") and modifications thereto, and the terms and conditions of the performance incentives plan and modifications thereto adopted by the Commission in R.97-10-016/I.97-10-017 Decision # 02-03-023 shall be incorporated by reference into this document as of the effective date of said decision and shall remain in effect unless and until modified pursuant to Section 30.18 of the General Terms and Conditions of this Agreement in accordance with a final appeal of such decision. Any conflict between any terms contained in this document and the Commission's decision adopting performance incentives shall be resolved in favor of the Commission's decision.

1.6 In addition to the exclusions described in the performance measures and remedy plans ordered by the Commission, to which the Parties to this Agreement have agreed to be bound, PACIFIC shall not be obligated to pay assessments for noncompliance with a performance measurement to the extent that such noncompliance was the result of delays or other problems resulting from actions of a Service Bureau Provider acting on behalf of the Pac-West for connection to SBC-owned ILEC's OSS, including Service Bureau Provider provided processes, services, systems or connectivity.

APPENDIX RECIPROCAL COMPENSATION

(AFTER FCC ORDER NO. 01-131)

Appendix Reciprocal Compensation

1. APPENDIX SCOPE

1.1 This Appendix sets forth the terms and conditions for Reciprocal Compensation of intercarrier telecommunications traffic between PACIFIC and Pac-West, but only to the extent they are interconnected and exchanging calls pursuant to a fully executed, underlying Interconnection Agreement approved by the Commission.

1.2 The compensation arrangement for the joint provision of Feature Group A (FGA) Services, i.e.: to IXC customers of switched access service, shall be subject to the underlying Interconnection Agreement or as otherwise mutually agreed by the Parties.

1.3 The provisions of this Appendix apply to calls originated over the originating carrier's facilities or over Unbundled Network Elements.

1.4 The provisions of this Appendix do not apply to traffic originated over services provided under local Resale service.

1.5 Any inconsistencies between the provisions of this Appendix and other provisions of the underlying Interconnection Agreement shall be governed by the provisions of this Appendix.

1.6 The Parties agree that this Appendix governs the exchange, routing and rating of all intercarrier traffic to Internet Service Providers (ISPs) and other Internet-bound traffic between PACIFIC and Pac-West in this state. The terms "ISPs" and "Internet" shall be given the same meaning as used in the underlying Agreement, and if not defined there, shall be given the same meaning as found in the Federal Communications Commission's (FCC's) Order on Remand and Report and Order in CC Dockets No. 96-98 and 99-68, In the Matter of the Local Competition Provisions in the Telecommunications Act of 1996; Intercarrier Compensation for ISP-bound Traffic (the "ISP Compensation Order") and the Federal Telecommunications Act of 1996. In the event that the ISP Compensation Order is vacated, overturned, or otherwise becomes no longer legally effective, as of that date, the terms "ISPs" and "Internet" shall be as defined by the Commission.

2. PACIFIC DESIGNATIONS

2.1 SBC Communications Inc. (SBC) means the holding company which owns the following ILECs: Illinois Bell Telephone Company, Indiana Bell Telephone Company Incorporated, Michigan Bell Telephone Company, Nevada Bell Telephone Company, The Ohio Bell Telephone Company, Pacific Bell Telephone Company, The Southern New England Telephone Company, Southwestern Bell Telephone Company, and Wisconsin Bell, Inc. d/b/a Ameritech Wisconsin.

2.2 SBC-13STATE - As used herein, SBC-13STATE means the applicable above listed ILEC(s) doing business in Arkansas, California, Connecticut, Illinois, Indiana, Kansas, Michigan, Missouri, Nevada, Ohio, Oklahoma, Texas, and Wisconsin.

2.3 SBC-12STATE - As used herein, SBC-12STATE means the applicable above listed ILEC(s) doing business in Arkansas, California, Illinois, Indiana, Kansas, Michigan, Missouri, Nevada, Ohio, Oklahoma, Texas, and Wisconsin.

2.4 PACIFIC - As used herein, PACIFIC means the applicable above listed ILEC doing business in California.

3. CLASSIFICATION OF TRAFFIC

3.1 Telecommunications traffic exchanged between Pac-West and PACIFIC will be classified as either Local Calls, Transit Traffic, Optional Calling Area Traffic, IntraLATA Toll Traffic, or InterLATA Toll Traffic. For purposes of this Appendix, calls to ISPs will be rated and routed according to these same classifications, depending on definition of Local toll and transit Calls by the California Public Utilities Commission ("CPUC" or "Commission").

3.2 For purposes of this Appendix, until such time that PACIFIC may choose to invoke the FCC's ISP pricing plan as ordered in FCC 01-131, the Parties agree that Local Calls, and locally dialed ISP Calls, will be compensated at the same rates and rate structures, so long as the NPA-NXX of the originating end user of one Party and the NPA-NXX of the terminating end user of the other Party are:

a. both assigned to the same PACIFIC Local Exchange Area as defined by the PACIFIC Local (or "General") Exchange Tariff on file with the CPUC; or

b. both assigned to neighboring PACIFIC Local Exchange Areas, or within an PACIFIC exchange and an Independent LEC exchange, that are within the same common mandatory local calling area. This includes but is not limited to, mandatory Extended Area Service (EAS), mandatory Extended Local Calling Service (ELCS), or other types of mandatory expanded local calling scopes.

3.3 The Parties agree that, notwithstanding the classification of traffic under this Appendix, either Party is free to define its own retail local calling area(s) for purposes of its provision of telecommunications services to its end users.

3.4 When an End User served by one Party originates a Local Call to an End User served by the other Party, the originating Party shall compensate the terminating Party for the transport and termination of Local Calls at the rate(s) and rate elements provided in this Appendix and Appendix Pricing.

3.5 If this Agreement is the initial agreement between the Parties, then the Parties' obligation under this Agreement to pay reciprocal compensation to each other shall commence on the date the Parties agree that the interconnection is complete (i.e., each Party has established its originating trunks as well as all ancillary traffic trunking such as Operator Services, 911 or Mass Calling trunks).

3.6 The compensation arrangements set forth in this Appendix are not applicable to Exchange Access traffic or any other type of traffic found to be exempt from reciprocal compensation by the FCC or the Commission, with the exception of calls to ISPs, which are addressed in this Appendix. All Exchange Access traffic and intraLATA Toll Traffic shall continue to be governed by the terms and conditions of each Parties' applicable federal and state tariffs.

3.7 Neither party shall be prohibited from designating different rating and routing points for the delivery of telephone calls for purposes of providing customers a local presence within a foreign exchange. Calls shall be rated in reference to the rate center of the assigned NXX prefix of the calling and called parties' numbers. Effective upon February 1, 2004, PACIFIC is entitled to receive tandem switching and transport compensation for its facilities used in the carriage of traffic from the originating rate center (local NXX) to the rate area associated with where Pac-West delivers traffic to its customer, less 16 miles. To avoid paying the costs associated with transport from origination to their point of interconnection, Pac-West shall disclose to PACIFIC the percentage of disparately rated and routed traffic that was returned and terminated within the rate area where the local call originated. In addition, Pac-West may avoid paying the costs associated with transport from origination to their point of interconnection if Pac-West establishes a point of interconnection at the appropriate local or access tandem serving the rate center or at any mutually agreed end office within the rate center where Pac-West has established a dialable telephone number local to such rate center or ports any number established by other local exchange carriers (including ILEC companies) within such rate center.

3.8 Private Line Services include private line-like and special access services and are not subject to local reciprocal compensation. Private Line Services are defined as dedicated Telecommunications channels provided between two points or switched among multiple points and are used for voice, data, audio, or video transmission.

3.9 Reciprocal Compensation only applies to local switched traffic that is originated on one Party's network and is terminated through the other Party's terminating switch. All traffic that is delivered to PACIFIC, Pac-West or an ISP and is not terminated through the other Party's terminating switch is not subject to reciprocal compensation.

Traffic that is delivered to a Pac-West or ISP via Digital Subscriber Line (DSL) service is not subject to intercarrier compensation.

4. RESPONSIBILITIES OF THE PARTIES

4.1 Each Party to this Appendix will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

4.2 Where SS7 connections exist, each Party will include in the information transmitted to the other for each call being terminated on the other's network, where available, the original and true Calling Party Number (CPN).

4.3 If one Party is passing CPN but the other Party is not properly receiving information, the Parties will work cooperatively to correct the problem.

4.4 Where SS7 connections exist, calls originated by one party and terminated by the other, if the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information will be billed as either Local Traffic or intraLATA Toll Traffic in direct proportion to the minutes of use (MOU) of calls exchanged with CPN information. If the percentage of calls passed with CPN is less than ninety percent (90%), all calls passed without CPN will be billed as intraLATA switched access.

4.5 Where the Parties are performing a transiting function as defined in Section 8.0 below, the transiting Party will pass the original and true CPN if it is received from the originating third party. If the original and true CPN is not received from the originating third party, the Party performing the transiting function cannot forward the CPN and will not be billed as the default carrier. Pac-West and PACIFIC agree to exchange such reports and/or data as provided in this Appendix in Section 12.2 to facilitate the proper billing of traffic. Additionally, where the originating carrier number ("OCN") is not available, the transiting Party will use best efforts from available sources to identify the originating carrier for each transit call that lacks OCN.

If the original and true CPN is not received from the originating third party, where available, the Party performing the transiting function shall provide the terminating party with the following information: the interconnection trunk group between the transiting Party and the originating party using trunking nomenclature that will be recognized by the originating party, the identity of the originating party connected to that originating trunk group and the quantity of unidentified minutes received by the transiting Party over the originating trunk group.

5. INTENTIONALLY OMITTED

6. LOCAL AND ISP TRAFFIC - CALIFORNIA ONLY

6.1 Termination of Local Calls. The following rates apply to Local Calls exchanged by the parties:

(a) Tandem Switching - (where used) compensation for the use of tandem switching functions (which includes subtending tandem)

(i) $.000234 Setup per Call, and

(ii) $.000139 per minute;

(b) Common Transport (where used) - compensation for the transmission facilities between the local tandem and the End Offices subtending that tandem:

(i) $.0013300 Fixed Mileage per minute; and

(ii) $.0000210 Variable Mileage per minute, per mile;

(c) End Office Switching:

(i) $.002142 Setup per Call;

    $.000572 per minute.

Pursuant to the California PUC Decision in Application 02-03-059, the specific architecture of Pac-West's network provides for the following rate application of Local Calls originated by Pacific and terminated by Pac-West. Based on Pac-West's network architecture and subject to Pacific's right to invoke the terminating compensation plan in accordance with Sections 6.3 and 13, the Parties agree that 90% of all Local Calls originated by Pacific and terminated to Pac-West shall be paid only at the Tandem Switching rate and End Office Switching rate elements, and 10% of the Local Calls originated by Pacific and terminated by Pac-West shall be paid the Tandem Switching, Common Transport and End Office Switching rate elements.

6.1.1 The parties agree to utilize the above Commission-approved OANAD reciprocal compensation rates until such time that either 1) Pacific elects to invoke the FCC pricing plan as per Section 6.3; or 2) the California Public Utilities Commission approves new OANAD reciprocal compensation rates via Docket A. 01-02-024/035, the "UNE Relook" Docket. If the CPUC approves new reciprocal compensation rates, the Parties agree to utilize those rates as of the effective date of that Docket's order.

6.2 The remaining sub-sections (6.2 through 6.9) are conditioned on Pacific making an offer to all the other carriers in California (the "Offer") with which Pacific trades local traffic under section 251(b)(5) of the Federal Telecommunications Act of 1996 (known as the "Mirroring Rule" in para. 89 of the FCC ISP Compensation Order). In the event that Pacific chooses not to invoke the FCC ISP rates and make the "Mirroring Rule" offer to other California local exchange carriers, then the remainder of this section (6.2 through 6.9) shall have no effect on reciprocal compensation, and all ISP traffic Local Calls, as defined by the CPUC, shall be billed and paid at the rates in section 6.1.

6.3 Beginning on the date of Pacific's Offer, and until either contract expiration, or the FCC issues a Final Order in its Notice of Proposed Rulemaking In the Matter of Developing a Unified Intercarrier Compensation Regime, CC Docket 01-92 (established in FCC Order No. 01-132, April 27, 2001), or the ISP Compensation Order is vacated, overturned, or otherwise becomes no longer legally effective, Pacific and Pac-West hereby agree to prospectively implement the FCC's "interim" ISP compensation plan set out in its ISP Compensation Order. The rates, terms and conditions set forth below represent the Parties' understanding of how Pacific will implement the FCC plan. In the event that the ISP Compensation Order or any portion thereof related to any of the rates set forth in this Appendix is vacated, overturned, or otherwise becomes no longer legally effective, as of that date the rates set forth in Section 6.1 shall again apply.

6.4 Descending Reciprocal Compensation Rate Schedule for presumed ISP and Internet-bound Calls Within calls within Local Calling Areas:

6.4.1 The rates, terms, conditions in this section apply only to the termination of presumed ISP and Internet-bound Calls Within calls within Local Calling Areas as defined in section 3.2, and subject to the growth caps and new local market restrictions stated in subsections 6.3 and 6.4 below.

6.4.2 Subsequent to Pacific making the Offer, the Parties agree to compensate each other on a prospective basis for the termination of presumed ISP and Internet-bound calls rated within the Local Calling Area on a minute of use basis, according to the following rate schedule:

December 15, 2001 - June 14, 2003: .0010 per minute

June 15, 2003 and later: .0007 per minute

6.4.3 Payment of Reciprocal Compensation on presumed ISP and Internet-bound traffic will not vary according to whether the traffic is routed through a tandem switch or directly to an end office switch. Where the terminating party utilizes a hierarchical or two-tier switching network, the Parties agree that the payment of these rates in no way modifies, alters, or otherwise affects any requirements to establish Direct End Office Trunking, or otherwise avoids the applicable provisions of the underlying Agreement and industry standards for interconnection, trunking, Calling Party Number (CPN) signaling, call transport, and switch usage recordation.

6.5 ISP and Internet-bound Minutes Growth Cap

6.5.1 On a calendar year basis, as set forth below, the Parties agree prospectively cap overall presumed ISP and Internet-bound minutes of use in the future based upon the 1st Quarter 2001 ISP minutes for which Pac-West was entitled to compensation under its Interconnection Agreement(s) in existence for the 1st Quarter of 2001, on the following schedule.

Calendar Year 2001 1st Quarter 2001 compensable ISP-bound minutes, times 4, times 1.10

Calendar Year 2002 Year 2001 compensable ISP-bound minutes, times 1.10

Calendar Year 2003 Year 2002 compensable ISP-bound minutes

Calendar Year 2004 and on Year 2002 compensable ISP-bound minutes

6.5.2 ISP and Internet-bound minutes that exceed the prospectively applied growth cap will be Bill and Keep. Bill and Keep is the intercarrier traffic compensation arrangement whereby each Party recovers its costs by billing its own end users and keeping the revenue for itself. Under a Bill and Keep arrangement, each Party will abide by the applicable provisions of the underlying Agreement and industry standards for interconnection, trunking, Calling Party Number (CPN) signaling, call transport, and switch usage recordation, but will not compensate the terminating carrier for the transport or termination of Bill and Keep calls.

6.6 Bill and Keep New Market ISP Local Traffic

6.6.1 In the event Pac-West and PACIFIC have not previously exchanged ISP and Internet-bound traffic in California prior to January 1, 2002, Bill and Keep will be the reciprocal compensation arrangement for all presumed ISP and Internet-bound Calls between Pac-West and PACIFIC for the life of this Amendment.

6.6.2 In the event Pac-West and PACIFIC have previously exchanged traffic in a California LATA prior to January 1, 2002, the Parties agree that they shall only compensate each other for completing ISP-bound calls exchanged in that California LATA, and that any ISP-bound calls in other California LATAs shall be Bill and Keep for the life of this Amendment. For purposes of this Agreement, the Parties stipulate that prior to January 1, 2002, Pacific and Pac-West have exchanged traffic in every LATA in California.

6.7 Wherever Bill and Keep is the traffic termination arrangement between Pac-West and PACIFIC, both Parties shall segregate the Bill and Keep traffic from other compensable local traffic either (a) by excluding the Bill and Keep minutes of use from other compensable minutes of use in the monthly billing invoices, or (b) by any other means mutually agreed upon by the Parties.

6.8 Growth Cap and New Market Bill and Keep applies only to prospective presumed ISP and Internet-bound Calls Within the Local Calling Scope as defined in Section 3.2 of this Amendment, and does not include Transit Traffic, Optional Calling Area Traffic, IntraLATA Interexchange Traffic, InterLATA Interexchange Traffic, FGA or FGD Traffic, or other ISP or Internet-bound traffic that originates from an end user located outside the local calling area in which the ISP is located.

6.9 ISP Traffic Rebuttable Presumption

6.9.1 The Parties agree that there is a rebuttable presumption that all minutes of use exceeding a 3:1 Terminating to Originating Ratio are ISP and Internet-bound calls subject to the compensation and growth cap terms in this section.

6.9.2 Either party has the right to rebut the 3:1 ISP presumption and determine actual ISP and Internet-bound traffic by any means mutually agreed by the Parties, or by any method approved by the applicable regulatory agency, including the Commission. In the event the Commission approves the rebuttal of the presumption, either in whole or in part, then that rebuttal shall be retroactively applied to the date the Offer became effective so long as the Party seeking to rebut the presumption took appropriate action at the Commission to rebut the presumption within 60 days of receiving notice, as described in Section 13.2, of PACIFIC's intent to implement the FCC's plan.

7. NON-LOCAL CALL TERMINATION

7.1 The Parties recognize and agree the rates and rate structure in section 6 above do not apply to calls that fit the underlying Agreement's definitions of:

(i) Transit Traffic

(ii) Optional EAS Traffic (defined as: Optional Toll Calling Plans)

(iii) IntraLATA Interexchange Traffic

(iv) InterLATA Interexchange Traffic

(v) 800, 888, 877, ("8yy") Traffic

(vi) Feature Group A Traffic

(vii) Feature Group D Traffic

7.2 The Parties agree that, for the purposes of this Appendix, either Parties' end users remain free to place ISP calls under any of the above classifications. To the extent such calls are placed, the Parties agree that section 6 above does not apply, and that the Agreement's rates, terms and conditions for IntraLATA and/or InterLATA calling shall apply, including but not limited to rating and routing according to terminating Party's Exchange Access intrastate and/or interstate tariffs.

7.3 The Parties agree that physical interconnection, routing, and trunking of ISP calls on an Inter-Exchange basis, either IntraLATA or InterLATA, shall be as specified in the Agreement for all other traffic exchanged, including but not limited to, the need to route over Meet Point Billed trunks.

8. TRANSIT TRAFFIC COMPENSATION

8.1 Transiting Service allows one Party to send or receive Local, Optional, intraLATA Toll Traffic, and 800 intraLATA Toll Traffic to or from a third party network through the other Party's tandem. A Transiting rate element applies to all MOUs between a Party and third party networks that transits a Pacific network. The originating Party is responsible for payment of the appropriate rates unless otherwise specified. The Transiting rate element is only applicable when calls do not originate with (or terminate to) the transit Party's End User. The rates that Pacific shall charge for transiting Pac-West traffic are outlined in Appendix Pricing.

8.2 The Parties agree to establish appropriate billing relationships directly with third party Telecommunications Carriers, as set forth in section 5.4 of the General Terms and Conditions of this Agreement. In the event one Party originates traffic that transits the second Party's network to reach a third party Telecommunications Carrier with whom the originating Party does not have a traffic Interexchange agreement, then originating Party will indemnify the second Party against any and all charges levied by such third party telecommunications carrier, including any termination charges related to such traffic and any attorneys fees and expenses. The terminating party and the tandem provider will bill their respective portions of the charges directly to the originating party.

8.3 Pac-West shall not bill PACIFICfor terminating any Transit traffic, whether identified or unidentified, i.e., whether PACIFIC is sent CPN or is not sent CPN by the originating company.

9. INTRALATA 800 TRAFFIC

9.1 The Parties shall provide to each other intraLATA 800 Access Detail Usage Data for Customer billing and intraLATA 800 Copy Detail Usage Data for access billing in Exchange Message Interface (EMI) format. On a monthly basis the Parties agree to provide this data to each other at no charge. In the event of errors, omissions, or inaccuracies in data received from either Party, the liability of the Party providing such data shall be limited to the provision of corrected data only. If the originating Party does not send an End User billable record to the terminating Party, the originating Party will not bill the terminating Party any access charges for this traffic.

9.2 Intercarrier compensation for IntraLATA 800 Traffic calls is billed to and paid for by the called or terminating Party, regardless of which Party performs the 800 query.

10. MEET-POINT-BILLING (MPB) and SWITCHED ACCESS TRAFFIC COMPENSATION

10.1 Intercarrier compensation for Switched Access Traffic shall be on a MPB basis as described below.

10.2 The Parties will establish MPB arrangements in order to provide Switched Access Services to IXC in accordance with the MPB guidelines adopted by and either contained in, or upon approval to be added in future to the Ordering and Billing Forum's MECOD and MECAB documents.

10.3 Billing to Interexchange Carriers (IXCs) for the Switched Exchange Access Services jointly provided by the Parties via MPB arrangements shall be according to the multiple bill/single tariff method. As described in the MECAB document, each Party will render a bill in accordance with the applicable tariff for that portion of the service it provides. Each Party will bill the applicable network access service rates to the IXC. The network interconnection charge NIC if any, will be billed by the Party providing the end office function. For the purpose of this Appendix, Pac-West is the Initial Billing Company (IBC) and PACIFIC is the Subsequent Billing Company.

10.4 The Parties will maintain provisions in their respective federal and state access tariffs, or provisions within the National Exchange Carrier Association (NECA) Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

10.5 As detailed in the MECAB document, the Parties will, in accordance with appropriate billing cycle intervals defined herein, exchange all information necessary to accurately, reliably and promptly bill IXCs for Switched Access Services traffic jointly handled by the Parties via the Meet Point arrangement. Information shall be exchanged in a mutually acceptable electronic file transfer protocol. Where the EMI records cannot be transferred due to a transmission failure, records can be provided via a mutually acceptable medium. The initial billing company (IBC) will provide the information to the subsequent billing company within ten (10) working days of sending the IBC's bills. The exchange of records to accommodate MPB will be on a reciprocal, no charge basis.

10.6 MPB shall also apply to all jointly provided MOU traffic bearing the 900, or toll free NPAs (e.g., 800, 877, 866, 888 NPAs, or any other non-geographic NPAs) which may likewise be designated for such traffic in the future where the responsible party is an IXC or ESP. When PACIFIC performs 800 database queries, PACIFIC will charge the end office provider for the database query in accordance with standard industry practices.

10.7 Each Party shall coordinate and exchange the billing account reference (BAR) and billing account cross reference (BACR) numbers for the Meet Point Billing service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

10.8 For purposes of this Appendix the Party to whom the End Office Switch belongs is the IBC and the Party to whom the Tandem Office Switch belongs is the secondary billing company. The secondary billing company will provide the IBC with the Exchange Access detailed usage data within thirty (30) days of the recording date. The IBC will provide to the secondary billing company the Exchange Access summary usage data within ten (10) working days of the IBC's bill date to the IXC and/or ESP. PACIFIC acknowledges that currently there is no charge for Summary Usage Data PACIFIC acknowledges that currently there is no charge for Summary Usage Data Records but that such a charge may be appropriate. At Pac-West's request, PACIFIC will negotiate a mutual and reciprocal charge for provision of Summary Usage Data Records.

10.9 PACIFIC and Pac-West agree to provide the other Party with notification of any discovered errors within ten (10) business days of the discovery.

10.10 In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data within sixty (60) days of notification and if such reconstruction is not possible, shall accept a reasonable estimate of the lost data, based upon no more than three (3) to twelve (12) consecutive months of prior usage data.

11. INTRALATA TOLL TRAFFIC COMPENSATION

11.1 For intrastate intraLATA toll traffic, compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service (MTS) and originating access rates for 800 Service, including the Carrier Common Line (CCL) charge where applicable, as set forth in each Party's Intrastate Access Service Tariff. For interstate intraLATA intercompany service traffic, compensation for termination of intercompany traffic will be at terminating access rates for MTS and originating access rates for 800 Service including the CCL charge, as set forth in each Party's interstate Access Service Tariff. Common transport, (both fixed and variable), as well as tandem switching rates apply only in those cases where a Party's tandem is used to terminate traffic.

12. BILLING FOR MUTUAL COMPENSATION - PACIFIC

12.1 In PACIFIC, each Party will calculate terminating interconnection minutes of use based on standard Automatic Message Accounting (AMA) recordings made within each Party's network. These recordings are the basis for each Party to generate bills to the other Party. For purposes of reciprocal compensation only, measurement of minutes of use over Local Interconnection Trunk Groups shall be in actual conversation seconds. The total conversation seconds over each individual Local Interconnection Trunk Group will be totaled for the entire monthly bill and then rounded to the next whole minute.

12.2 Each Party will provide to the other, within fifteen (15) calendar days, after the end of each quarter, a usage report with the following information regarding traffic terminated over the Local Interconnection Trunks:

12.2.1 Total traffic volume described in terms of minutes and messages and by call type (local, toll, and other) terminated to each other over the Local Interconnection Trunk Groups, and Percent Local Usage (PLU) is calculated by dividing the Local MOU delivered to a party for termination by the total MOU delivered to a Party for termination.

12.2.2 Upon thirty (30) days written notice, each Party must provide the other the ability and opportunity to conduct an annual audit to ensure the proper billing of traffic between the Parties' networks. The Parties agree to retain records of call detail for six (6) months from when the calls were initially reported to the other Party. The audit will be conducted during normal business hours at an office designated by the Party being audited. Audit requests shall not be submitted more frequently than once per calendar year for each call detail type unless a subsequent audit is required. Audits shall be performed by a mutually acceptable independent auditor paid for by the Party requesting the audit. Based upon the audit, previous compensation, billing, and/or settlements will be adjusted for the past twelve (12) months. Also, if the PLU is adjusted based upon the audit results, the adjusted PLU will apply for the nine (9) month period following the completion of the audit. If, as a result of the audit, either Party has overstated the PLU or underreported the call detail usage by twenty percent (20%) or more, that Party shall reimburse the auditing Party for the cost of the audit and will pay for the cost of a subsequent audit which is to happen within nine (9) months of the initial audit.

12.3 The Parties agree that this section does not apply to SBC-SWBT, and that a negotiated Mutual Compensation Billing section would have to be added to this Appendix for any Carrier attempting to apply or "port" this Appendix to a SBC-SWBT state.

13. RESERVATION OF RIGHTS AND SPECIFIC INTERVENING LAW TERMS

13.1 The Parties acknowledge that on April 27, 2001, the FCC released its Order on Remand and Report and Order in CC Dockets No. 96-98 and 99-68, In the Matter of the Local Competition Provisions in the Telecommunications Act of 1996; Intercarrier Compensation for ISP-bound Traffic (the "ISP Compensation Order"). The Parties agree that by executing this Appendix and carrying out the intercarrier compensation terms and conditions herein, neither Party waives any of its rights, and expressly reserves all of its rights, under the ISP Compensation Order, including but not limited to the PACIFIC's option to invoke on a date specified by PACIFIC the FCC's ISP terminating compensation plan on a forward going basis, after which date presumed ISP and Internet-bound traffic will be subject to the FCC's prescribed terminating compensation rates, and other terms and conditions.

13.2 PACIFIC agrees to provide at least 20 days advance written notice to the person designated to receive official contract notices in the underlying Interconnection Agreement of the date upon which the PACIFIC designates that the FCC's ISP terminating compensation plan shall begin in this state. Pac-West agrees that on the date designated by PACIFIC, the Parties will on a forward going basis begin billing Reciprocal Compensation to each other at the rates, terms, and conditions specified in the FCC's terminating compensation plan.

13.3 PACIFIC and Pac-West agree to carry out the FCC terminating compensation plan on the date designated by PACIFIC without waiving, and expressly reserving, all appellate rights to contest FCC, judicial, legislative, or other regulatory rulings regarding ISP and Internet-bound traffic, including but not limited to, appeals of the FCC's ISP Compensation Order. By agreeing to this Appendix, both Parties reserve the right to advocate their respective positions before courts, state or federal commissions, or legislative bodies.

13.4 Should a regulatory agency, court or legislature change or nullify PACIFIC's designated date to begin billing under the FCC's ISP terminating compensation plan, then the Parties agree to comply with the specific terms of the order including any billing true ups, reimbursements, or other accounting adjustments specifically required by the order which shall be made uniformly and to the same date that the regulatory agency, court or legislature established as the date the FCC terminating compensation plan was to be implemented by PACIFIC so long as such adjustments, if any, are applied uniformly to all traffic in California exchanged under section 251(b)(5) of the Act.

13.5 The Parties further acknowledge that the FCC has issued a Notice of Proposed Rulemaking on the topic of Intercarrier Compensation generally. See, In the Matter of Developing a Unified Intercarrier Compensation Regime, CC Docket 01-92; established in Notice of Proposed Rulemaking Order No. 01-132, April 27, 2001. In the event that a final, legally binding FCC Order is issued upon the conclusion of that NPRM proceeding and during the term of this Appendix, the Parties agree to conform this Agreement to the compensation procedures set forth in that Order through a mutually agreed written Amendment to this Agreement.

13.6 The Parties reserve the right to raise the appropriate treatment of Voice Over Internet Protocol (VOIP) or other Internet Telephony traffic under the Dispute Resolution provisions of this Interconnection Agreement. The Parties further agree that this Appendix shall not be construed against either Party as a "meeting of the minds" that VOIP or Internet Telephony traffic is or is not local traffic subject to reciprocal compensation. By entering into the Appendix, both Parties reserve the right to advocate their respective positions before state or federal commissions whether in bilateral complaint dockets, arbitrations under Sec. 252 of the Act, commission established rulemaking dockets, or in any legal challenges stemming from such proceedings.

14. ADDITIONAL TERMS AND CONDITIONS

14.1 Legitimately Related Terms.

Every interconnection, service and network element provided here shall be subject to all rates, terms and conditions contained in the underlying Interconnection Agreement which are legitimately related to such interconnection, service or network element. Without limiting the general applicability of the foregoing, the following terms and conditions of the General Terms and Conditions are specifically agreed by the Parties to be legitimately related to, and to be applicable to, each interconnection, service and network element provided hereunder: definitions, interpretation, construction and Severability; notice of changes; general responsibilities of the Parties; effective date, term and termination; fraud; deposits; billing and payment of charges; non-payment and procedures for disconnection; dispute resolution; audits; disclaimer of representations and warranties; limitation of liability; indemnification; remedies; intellectual property; publicity and use of trademarks or service marks; no license; confidentiality; intervening law; governing law; regulatory approval; changes in End User local exchange service provider selection; compliance and certification; law enforcement; no third party beneficiaries; disclaimer of agency; relationship of the Parties/independent contractor; subcontracting; assignment; responsibility for environmental contamination; force majeure; taxes; non-waiver; network maintenance and management; signaling; transmission of traffic to third parties; customer inquiries; expenses; conflicts of interest; survival; scope of agreement; amendments and modifications; and entire agreement.

14.2 Entire Agreement. This Reciprocal Compensation Appendix is intended to be read in conjunction with the underlying Interconnection Agreement between PACIFIC and Pac-West, but that as to the Reciprocal Compensation terms and conditions, this Appendix constitutes the entire agreement between the Parties on these issues, and there are no other oral agreements or understandings between them on Reciprocal Compensation that are not incorporated into this Appendix.

APPENDIX RESALE

Appendix Resale

This Appendix sets forth the rates, terms and conditions for those services available for sale at retail to end users which are made available to CLECs by PACIFIC for resale.

1. DESCRIPTION AND CHARGES FOR SERVICES

1.1 Attached hereto as Exhibit A is a list of Telecommunications Services currently available for resale at the wholesale discount rate of 17% off the retail rate for each service as determined by the Commission through arbitration Order 96-08-040, and Decision 97-08-059. Except as otherwise expressed herein and consistent with PACIFIC's obligation under § 251(c)(4)(A) of the Act, Pac-West may resell other Telecommunications Services offered by PACIFIC and not listed in Exhibit A. Exhibit B contains a list of other services available for resale at the discount included in the exhibit.

1.2 PACIFIC will make available to Pac-West for resale the following PACIFIC services at PACIFIC's tariffed rate for each service (or in the event a service is not tariffed, at the rate PACIFIC charges its subscribers, except as otherwise provided herein):

- Construction Charges
- Access Services
- Wireless Carrier Interconnection Services
- Supercedure

1.3 Pacific shall not be required to offer other products and services for resale pursuant to Decision 97-08-059 and Decision 97-08-076.

1.4 Telecommunications Services will be resold by PACIFIC to Pac-West on terms and conditions that are reasonable and nondiscriminatory.

1.5 Grandfathered services are also available for resale at the applicable wholesale discount to the same customers to which PACIFIC offers the service.

2. TERMS AND CONDITIONS OF SERVICE

2.1 For services included in this Agreement which are offered through tariffs by PACIFIC to PACIFIC's end users, the rules and regulations associated with PACIFIC's retail Tariff shall apply except for applicable resale restrictions and except as otherwise provided herein. Use limitations shall be in parity with services offered by PACIFIC to its end users.

2.2 All deployed features and functions of PACIFIC's Centrex Service offered to any PACIFIC end user, whether offered under tariff or otherwise, shall be available to Pac-West, where deployed, for resale, without any customer class restrictions other than those which may be imposed by applicable FCC or C.P.U.C. orders, including Commission Decision 96-03-020 and 97-08-059. All service levels and features of Centrex Service provided by PACIFIC for resale shall be at parity to those provided to PACIFIC's end users. Centrex service is only offered for resale as a single business system to a single business end user and not for aggregating toll, including "joint use" or shared use from unrelated end users (C.P.U.C. decision No. 96-03-020).

2.3 Except where otherwise explicitly provided in the corresponding tariffs, Pac-West shall not permit the sharing of a service by multiple end users or the aggregation of traffic from multiple end users onto a single service based upon the Commission's Arbitration Order 96-08-040. Pac-West shall only resell services purchased under this Agreement to the same class of end users to whom PACIFIC sells such services (e.g. residence service shall not be resold to business end users). Further, to the extent Pac-West resells services that require certification on the part of the subscriber, Pac-West will ensure that the end user has obtained proper certification and complies with all rules and regulations as established by the Commission.

2.4 An end user customer account may be considered an "Exception Account," for purposes of this Agreement, when certain conditions exist (e.g., the account qualifies for and is billed Universal Lifeline Telephone Service rate, Deaf and Disabled equipment has been provided, tax exemptions exist, or, participation in other programs which provide for reduced or special rates or subsidies).

In order to determine, PACIFIC shall forward the account information to Pac-West which identifies a specific end-user as currently eligible and participating in such programs in an electronic format in accordance with the procedures set forth in this Agreement.

2.5 PACIFIC promotions of ninety (90) days or less shall not be available to the Pac-West for resale.

2.6 Pac-West shall not use a resold service to avoid the rates, terms, and conditions of PACIFIC's corresponding retail tariff.

2.7 Pac-West shall not use resold local exchange telephone service to provide access or interconnection services to itself, interexchange carriers (IXCs), wireless carriers, competitive access providers (CAPs), or other telecommunications providers. Provided however, that Pac-West may permit its end users to use resold local exchange telephone service to access IXCs, wireless carriers, CAPs, or other retail telecommunications providers.

2.8 An End User Common Line (EUCL) charge and any other Commission approved charges will continue to apply for each local exchange line resold under this agreement. All federal rules and regulations associated with EUCL charges, as found in Tariff FCC 128, also apply.

2.9 To the extent allowable by law, Pac-West shall be responsible for Primary Interexchange Carrier (PIC) change charges associated with such local exchange line. Pac-West shall pay for PIC changes at the tariffed rate.

2.10 PACIFIC shall provide the services covered by this Appendix subject to availability of existing facilities and on a nondiscriminatory basis with its other customers. Pac-West shall resell the services provided herein only in those service areas in which such resale services or any feature or capability thereof are offered at retail by PACIFIC as the incumbent local exchange carrier to its end users.

2.11 Charges for end user "Change over", when a PACIFIC end user subscribes to Pac-West service of the same type, including recurring and non-recurring charges, are subject to C.P.U.C. requirements and ruling. At such time as PACIFIC is permitted to charge "change over" or "conversion" charges, such charges will immediately become applicable to each billable telephone number after that date and become part of this agreement. PACIFIC shall notify the Pac-West prior to when such charges shall become effective.

2.11.1 For the purposes of ordering new service under this Appendix, each request for new service shall be handled as a separate and initial request for service per billable telephone number. The additional line rate for Service Order Charges shall apply only to those requests for additional residential service at the end user's same location where a residential line is currently provided on PACIFIC's network, regardless of the non-facilities based local service provider of record.

2.12 When Pac-West converts an end user and adds or changes are made to the network, the respective conversion charge will apply, as well as any normal service order charges associated with said changes. All non-recurring service connection charges, except conversion charges, will be charged at a discount for those services listed in the exhibits to this Appendix.

2.13 If the Pac-West is in violation of a provision of this Appendix, PACIFIC will notify the Pac-West of the violation in writing. Such notice must refer to the specific provision being violated. At such time, the Pac-West will have thirty (30) days to correct the violation and notify PACIFIC in writing that the violation has been corrected. PACIFIC will then bill the Pac-West for the charges which should have been collected by PACIFIC or the actual revenues collected by the Pac-West from its end users for the stated violation, whichever is greater. Should the Pac-West dispute the violations, it must notify PACIFIC in writing within fourteen (14) days of receipt of notice from PACIFIC. Disputes will be resolved as outlined in the Disputed Amounts Section of the Agreement.

2.14 PACIFIC is not required to make services available for resale at wholesale rates to Pac-West for its own use. PACIFIC, however, shall at its option agree to allow Pac-West to purchase PACIFIC's Telecommunications Services and other services available for resale as outlined in the exhibits to this Appendix, as long as said services are not resold exclusively or predominantly to Pac-West, its subsidiaries, or affiliates.

2.15 The effective date of this Appendix shall be ten (10) days after the date the Commission approves the Interconnection Agreement.

3. ANCILLARY SERVICES

3.1 Where requested by PACIFIC, the Pac-West shall provide PACIFIC with accurate and complete information regarding end users in a format and time frame prescribed by PACIFIC for purposes of E911 administration. Access to E911 services shall be made available to Pac-West's end users. E911 service provides Automatic Number Identification (ANI) which displays the originating caller's telephone number at the Public Safety Answering Point (PSAP) and Automatic Locator Identification (ALI) which displays the street address of the calling party on an ALI screen at the PSAP. Pac-West will be responsible for collecting and remitting all applicable 911 surcharges on a per line basis to the PSAP as outlined in Schedule Cal. P.U.C. Tariff No. 9A

3.2 PACIFIC shall provide Pac-West's end users access to PACIFIC Directory Assistance Service. Pac-West shall pay PACIFIC amounts attributable to Directory Assistance services used by Pac-West's end users. Discounts associated with the utilization of Directory Assistance Service are outlined in the exhibits to this Appendix.

3.3 PACIFIC shall provide, at no additional charge, a straight line listing of the Pac-West end user in the appropriate PACIFIC local White Pages. Subscriber listing information on resold lines shall remain the property of PACIFIC.

3.4 Additional Listing services (e.g., foreign listings) can be purchased by Pac-West for its end users on a per listing basis. Pac-West shall pay PACIFIC amounts attributable to Additional Listing services used by Pac-West's end users. The exhibits outline the discounts associated with such additional listing services.

3.5 Pac-West hereby releases PACIFIC from any and all liability for damages due to errors or omissions in Pac-West's subscriber listing information as it appears in the White Pages directory, including, but not limited to, special, indirect, consequential, punitive or incidental damages. To the extent Pac-West reimburses its end user subscriber any listing charge due to errors or omissions caused directly by PACIFIC, PACIFIC shall reimburse Pac-West any associated wholesale rate.

3.5.1 Pac-West shall indemnify, protect, save harmless, and defend PACIFIC (or PACIFIC's officers, employees, agents, assigns and representatives) from and against any and all losses, liability, damages, and expense arising out of any demand, claim, suit, or judgment by a third party in any way related to any error or omission in Pac-West's subscriber listing information as it appears in the White Pages directory, including any error or omission related to nonpublished or nonlisted subscriber listing information. Pac-West shall so indemnify regardless of whether the demand, claim or suit by the third party is brought jointly against Pac-West and PACIFIC, and/or against PACIFIC alone. However, if such demand, claim, or suit specifically alleges that an error or omission appears in Pac-West's subscriber listing information in the White Pages directory, PACIFIC may, at its option, assume and undertake its own defense, or assist in the defense of the Pac-West, in which event the Pac-West shall reimburse PACIFIC for reasonable attorney's fees and other expenses incurred by PACIFIC in handling and defending such demand, claim, and/or suit.

3.6 PACIFIC or its agents will deliver local White Pages directories to Pac-West end user's premises at the same time and under the same conditions that such directories are delivered to PACIFIC end users.

3.6.1 Pac-West end users shall be entitled to one directory per basic residential or business line provided by PACIFIC pursuant to this Appendix.

3.6.2. PACIFIC, or its agents, shall deliver a White Pages Directory to Pac-West end users' premises at the same time that such directories are delivered to PACIFIC end users. If an Pac-West's end user already has a current PACIFIC directory, PACIFIC shall not be required to deliver a directory to that end user until new directories are published for that end user's location.

3.7 PACIFIC shall provide access to Operator Services to Pac-West's end users. Pac-West shall pay the charges associated with the use of such services by it's end users. Discounts associated with the utilization of Directory Assistance Service are outlined in the exhibits to this Appendix.

3.8 PACIFIC shall also offer Pac-West the opportunity to customize route DA/OS where technically feasible. Pac-West must have dedicated transport at each end office where customized routing is requested. Pac-West agrees to pay PACIFIC appropriate charges associated with customized routing on an ICB basis.

4. BRANDING

4.1 OS/DA Branding

4.1.1 Where technically feasible and/or available, PACIFIC will brand Operator Services (OS) and/or Directory Assistance (DA) in Pac-West's name as outlined below:

4.1.1.1 Provide its brand at the beginning of each telephone call and before the consumer incurs any charge for the call; and

4.1.1.2 Where PACIFIC provides Pac-West OS and DA services via the same trunk, both OS and DA calls will be branded with the same brand. Since PACIFIC's DA and OS utilize the same trunk group, Pac-West will receive the same brand for both DA and OS.

4.2 Call Branding

4.2.1 PACIFIC will brand OS/DA in Pac-West's name based upon the information provided by Pac-West and as outlined below:

4.2.2 PACIFIC - Pac-West will provide written specifications of its company name to be used by PACIFIC to create Pac-West specific branding announcements for its OS/DA calls in accordance with the process outlined in the Operator Services OS/DA Questionnaire (OSQ).

4.2.3 Pac-West name used in branding calls may be subject to Commission regulations and should match the name in which Pac-West is doing business.

4.3 Branding Load Charges:

4.3.1 SBC-Pacific Bell An initial non-recurring charge applies per state, per brand, per Operator assistance switch, for the establishment of Pac-West specific branding. An additional non-recurring charge applies per state, per brand, per Operator assistance switch for each subsequent change to the branding announcement.

4.4 Requirements

4.4.1 Pursuant to § 226 (b) of The Telecommunications Act of 1996, each provider of Operator Services is required to:

(a) provide its brand at the beginning of each telephone call and before the consumer incurs any charge for the call; and

(b) disclose immediately to the consumer, upon request, a quote of its rates or charges for the call.

4.5 Call Branding

4.5.1 Currently PACIFIC is unable to provide unique branding for Pac-West. All calls will be unbranded. When PACIFIC has the capability to uniquely brand Pac-West calls, the Parties shall negotiate the specific price, terms, and conditions for this service.

4.6 Rate/Reference Information

4.6.1 Currently PACIFIC is unable to provide unique Rate/Reference Information. When PACIFIC has the capability to provide unique Rate/Reference Information for CLECs, the Parties shall negotiate the specific price, terms, and conditions for this service. In the interim, Pac-West specific rate quotes will only be provided when Pac-West's OS rates exactly mirror PACIFIC's rates. To the extent Pac-West provides PACIFIC its customer service center number, PACIFIC will provide such referral number to Pac-West's End User customer for all other rate quotes.

4.6.2 The Operator Assistance calls will be unbranded, with no reference, express or implied to PACIFIC. When PACIFIC has the ability to brand Operator Service, PACIFIC shall make such capability available to Pac-West. When PACIFIC has the capability to quote call time and charges for any Pac-West, PACIFIC shall make that capability available to Pac-West. Pac-West will Brand and Rate when PACIFIC has the ability to make Branding and Rating available.

5. RESPONSIBILITIES OF PACIFIC

5.1 PACIFIC shall allow Pac-West to place service orders and receive phone number assignments (for new lines). These activities shall be accomplished by telephone call or facsimile until electronic interface capability has been established. PACIFIC shall provide interface specifications for electronic access for these functions to Pac-West once such electronic interfaces become technically feasible and are in place. However, Pac-West shall be responsible for modifying and connecting any of its systems with PACIFIC provided interfaces when such interfaces become available, as outlined in Appendix OSS.

5.2 PACIFIC shall implement Pac-West service orders within the same time intervals PACIFIC uses to implement service orders for similar services for its own end users.

5.3 Pac-West will have the ability to report trouble for its end users to appropriate PACIFIC trouble reporting centers twenty-four (24) hours a day, seven (7) days a week. Pac-West will be assigned a customer contact center when initial service agreements are made. Pac-West end users calling PACIFIC will be referred to Pac-West at the number provided by Pac-West.

5.3.1. Methods and procedures for ordering and trouble reporting are outlined in the CLEC Handbook, or on-line, as amended by PACIFIC from time to time. Both parties agree to abide by the procedures contained therein.

5.4 PACIFIC will provide Pac-West with the detailed billing information in a standard electronic format as outlined in Appendix OSS necessary for Pac-West to issue a bill to its end users. On no less than sixty (60) days advance written notice, Pac-West will have the option of receiving daily usage to monitor the patterns of its end users' usage sensitive services. Pac-West agrees to pay PACIFIC three tenths of a cent ($.003) per message.

5.5 PACIFIC shall make telecommunications services that PACIFIC provides at retail to subscribers who are not telecommunications carriers available for resale consistent with its obligation under § 251(c)(4)(A) of the Telecommunications Act. PACIFIC will notify Pac-West of any changes in the terms and conditions under which PACIFIC offers Telecommunications Services at retail to subscribers who are not telecommunications providers or carriers, including, but not limited to, the introduction of any new features, functions, services, promotions, grandfathering or the discontinuance of current features or services at the time a tariff filing is transmitted to the State Commission, or, in situations where a tariff filing is not so transmitted, within sixty (60) days of the expected effective date of such change.

5.5.1 PACIFIC currently uses the Accessible Letter process to notify Pac-West of new services available for resale during the term of this Agreement. The notification shall advise Pac-West of the category in which such new service shall be placed and the same discount already applicable to Pac-West in that category shall apply to the new service. Should PACIFIC change its notification procedures to Pac-West, the notice will be no less prompt than the Accessible Letter.

5.6 A Pac-West end user's activation of Call Trace for a line purchased under this Agreement shall be handled by the PACIFIC Annoyance Call Bureau (ACB). Certain types of service do not work with Call Trace (see CLEC Handbook for excluded products and services). Call Trace allows the End User to dial a code to automatically request that the caller's originating number, date and time of call, and date and time of end user initiation of Call Trace be recorded. The PACIFIC ACB retrieves and distributes the Call Trace information. The end user must report the annoyance calls to his/her local law enforcement agency. The PACIFIC ACB does not give the information from the calls to either the Pac-West or end user.

5.7 PACIFIC shall not be liable to Pac-West for any fraudulent usage on Pac-West's end users' accounts.

The Parties agree to cooperate with one another to investigate, minimize and take corrective action in cases of fraud. The Parties' fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

At a minimum, such cooperation shall include providing to the other Party, upon request, information concerning end users who terminate services to that Party without paying all outstanding charges, when such end user seeks service from the other Party. The Party seeking such information is responsible for securing the end user's permission to obtain such information.

5.7.1. Fraud Alert Referral is a service that monitors traffic patterns associated with a Pac-West's resold line. On no less than 30 days written notice, Pac-West may order PACIFIC's Fraud Alert referral service. Pacific notifies the Pac-West of traffic abnormalities that indicate the possible occurrence of intraLATA and interLATA fraud. PACIFIC agrees to furnish Pac-West with information on all 1+ and 0+ fraud alerts. Pac-West understands and agrees that electronic mail will be used to provide such information and such information will only be available via electronic mail at the present time. It is the responsibility of the Pac-West to provide PACIFIC with the correct email address. After the initial non-recurring charge, information will be provided on per-Alert Referral basis and will be priced on a per-Alert Referral basis. PACIFIC grants to Pac-West a non-exclusive right to use the information provided by PACIFIC. Pac-West will not permit anyone but its duly authorized employees or agents to inspect or use this information. Pac-West agrees to pay PACIFIC an non-recurring charge of seven hundred dollars ($700.00) to order the service, and recurring usage charge of eleven dollars and ten cents ($11.10) per Alert Referral.

5.8 PACIFIC will make available to Pac-West an optional service, Repair Transfer Service (RTS). In the event a Pac-West's end user dials 611 (811-8081 for Priority Business customers) for repair, PACIFIC will provide a recorded announcement of the Pac-West name and number and PACIFIC will automatically transfer the caller to the Pac-West designated 800/888 number for repair service. Pac-West must provide written notification to PACIFIC at least 30 days prior to the implementation of RTS. Written notification must include the Pac-West name and 800/888 numbers for RTS to the Pac-West repair bureau and business office. There will be no charges associated with the initial set-up for RTS, however, charges will apply to any subsequent changes to the recorded name announcement and telephone number. Rates for subsequent changes will be as follows:

Change Request Rate
Recorded Name Announcement $2300.00
800/888 Telephone Number $ 750.00
Name Announcement & Tele Number $2400.00

6. RESPONSIBILITIES OF PAC-WEST

6.1 Prior to submitting an order under this Agreement, Pac-West shall obtain end user authorization as required by applicable state or federal laws and regulations, and assumes responsibility for applicable charges as specified in Section 258(b) of the Telecommunications Act of 1996. PACIFIC shall abide by the same applicable laws and regulations.

6.2 Only an end user can initiate a challenge to a change in its local exchange service provider. If an end user notifies PACIFIC or Pac-West that the end user requests local exchange service, the Party receiving such request shall be free to provide service to such end user, except in those instances where the end user's account is local PIC protected. It is the responsibility of the end user to provide written authorization to the current provider of record to remove local service provider protection before any changes in local exchange service provider are processed.

PACIFIC shall be free to connect the end user to any Competitive Local Exchange Carrier based upon the Competitive Local Exchange Carrier's request and Competitive Local Exchange Carrier's assurance that proper end user authorization has been obtained. Pac-West shall make authorization available to PACIFIC upon request and at no charge.

6.3 User changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the end user customer's direction or the direction of the end user's authorized agent. Further, when an end user abandons the premise, PACIFIC is free to reclaim the facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

6.4 The Parties shall cooperate in investigating any allegations of unauthorized changes in local exchange service (slamming).

6.5 Should PACIFIC receive an order from Pac-West for services under this Appendix, and PACIFIC is currently providing the same services to another local service provider for the same End User, Pac-West agrees that PACIFIC may notify the End User's local service provider of such order coincident with processing the order.

If PACIFIC receives an order from another local service provider for an end user for whom Pac-West is the current local service provider of record, and if Pac-West subscribes to the Local Disconnect Report ("LDR") as outlined below, then PACIFIC shall notify Pac-West of such order coincident with processing such order. In either scenario, it shall be the responsibility of both local service providers to resolve any issues related to the end user. This paragraph shall not apply to new or additional lines and services purchased by an end user from multiple CLECs or from PACIFIC.

6.5.1 On no less than sixty (60) days notice, Pac-West may request the LDR, PACIFIC agrees to furnish to Pac-West the Billing Telephone Number (BTN), Working Telephone Number (WTN), and terminal number of all end users who have disconnected Pac-West's service. Pac-West understands and agrees that the CARE interface will be used to provide such information and such information will only be available via the CARE electronic data transmission as outlined in Appendix OSS. Information will be provided on a per WTN basis to be priced on a per WTN basis. PACIFIC will provide Pac-West no less than thirty (30) days notice prior to any change of the per-WTN charge. PACIFIC grants to Pac-West a non-exclusive right to use the information provided by PACIFIC. Pac-West will not permit anyone but its duly authorized employees or agents to inspect or use this information. Pac-West agrees to pay PACIFIC ten cents ($0.10) per WTN and any applicable transmission charges for the LDR.

6.6 Pac-West agrees to hold harmless and indemnify PACIFIC against any and all liability and claims, including reasonable attorney's fees, that may result from PACIFIC acting under this Appendix.

6.7 Pac-West is solely responsible for the payment of charges for all services furnished under this Appendix including, but not limited to, calls originated or accepted at Pac-West's location and its end users' service locations, with the exception of any retail services provided directly by PACIFIC to the end user which PACIFIC shall be responsible for billing.

6.7.1. Interexchange carried traffic (e.g., sent-paid, information services and alternate operator services messages) received by PACIFIC for billing to resold end-user accounts will be returned as unbillable and will not be passed on to Pac-West for billing. An unbillable code returned with those messages to the carrier will indicate that the messages originated from a resold account and will not be billed by PACIFIC.

6.8 PACIFIC shall not be responsible for the manner in which the use of resold service, or the associated charges are allocated to others by Pac-West. All applicable rates and charges for such services will be billed to and shall be the responsibility of Pac-West, with the exception of other retail services provided directly to the end user by PACIFIC.

6.8.1. Compensation for all services shall be paid regardless of a Party's ability or inability to collect charges from its end user for such service.

6.9 If Pac-West does not wish to be responsible for collect, third number billed, toll and information services (e.g., 900) calls, it must order the appropriate blocking for resold lines under this Appendix and pay any applicable charges. Pac-West acknowledges that blocking is not available for certain types of calls, including 800 numbers. It is the responsibility of the Pac-West to order the appropriate toll restriction or blocking on all of their resold end user lines. Depending on the origination point, some calls may bypass blocking systems. Pac-West acknowledges this limitation and understands that Pac-West shall be responsible for any charges associated with such calls.

6.10 Pac-West shall be responsible for modifying and connecting any of its systems with PACIFIC-provided interfaces as described in this Appendix.

6.11 Pac-West shall be responsible for providing to its end users and to PACIFIC a telephone number or numbers that Pac-West's end users can use to contact Pac-West in the event of service or repair requests. In the event that Pac-West's end users contact PACIFIC with regard to such requests, PACIFIC shall inform the end user that they should call Pac-West and may provide Pac-West contact number. The requirements herein are subject to additional terms and conditions in this Agreement.

6.12 Pac-West is responsible for all costs associated with a Pac-West name change.

6.13 Pac-West shall be responsible for providing to its end users and to PACIFIC a telephone number or numbers that Pac-West's end users can use to contact Pac-West in the event of service or repair requests. In the event that Pac-West's end users contact PACIFIC with regard to such requests, PACIFIC shall inform the end user that they should call Pac-West directly and may provide Pac-West contact name and number.

6.14 Pac-West will provide forecasts to PACIFIC on a quarterly basis. These forecasts will be based on the Pac-West's best estimates and include all resale products Pac-West will be ordering within the forecast period. The forecast should cover the current year on a monthly basis plus the next two years on a quarterly basis. The forecast will be revised quarterly and rolled over once a year. The first two forecast quarters will be broken down by LATA.

7. PROCEDURES FOR NONPAYMENT AND DISCONNECTION

7.1 If Pac-West fails to pay when due (within 30 days of the bill date), any and all charges billed to them under this Agreement, including any late payment charges (Unpaid Charges) or miscellaneous charges, and any portion of such charges remain unpaid more than fifteen (15) days after the due date of such Unpaid Charges, PACIFIC shall notify Pac-West in writing that in order to avoid having service disconnected, Pac-West must remit all Unpaid Charges to PACIFIC within fourteen (14) calendar days.

7.2 If Pac-West disputes the billed charges, it shall, within the fourteen (14) day period provided for above, inform PACIFIC in writing which portion of the charges it disputes, including the specific details and reasons for its dispute; immediately pay to PACIFIC all undisputed charges; and pay all disputed charges into an interest bearing escrow account established by Pac-West with a third party escrow agent mutually agreed upon by the Parties.

7.3 Disputes hereunder shall be resolved in accordance with the procedures identified in the Dispute Resolution Section of the Interconnection Agreement. Failure of Pac-West to pay charges deemed owed to PACIFIC after conclusion of the Arbitration shall be grounds for termination under this section.

7.4 If any Pac-West charges remain unpaid or undisputed twenty-nine (29) days past the due date, PACIFIC shall notify Pac-West and the Commission in writing, that unless all charges are paid within sixteen (16) days, Pac-West's service shall be disconnected and its end users shall be defaulted to PACIFIC local service. PACIFIC will also suspend order acceptance with the exception of disconnects on the same day that it sends the letter required by the preceding sentence.

7.5 If any Pac-West charges remain unpaid or undisputed forty (40) days past the due date, Pac-West shall, at its sole expense, notify its end users and the Commission that their service may be disconnected for Pac-West failure to pay Unpaid Charges, and that its end users must affirmatively select a new Local Service Provider within five (5) days. The notice shall also advise the end user that PACIFIC will assume the end user's account at the end of the five (5) day period should the end user fail to select a new Local Service Provider.

7.6 If any Pac-West charges remain unpaid or undisputed forty-five (45) days past the due date, PACIFIC shall disconnect Pac-West and transfer all Pac-West's end users who have not selected another local service provider directly to PACIFIC's service. These end users shall receive the same services provided through Pac-West at the time of transfer. PACIFIC shall inform the Commission of the names of all end users transferred through this process. Applicable service establishment charges for switching end users from Pac-West to PACIFIC shall be assessed to Pac-West.

7.7 Within five (5) days of the transfer (fifty (50) days past Pac-West's due date), PACIFIC shall notify all affected end users that because of Pac-West's failure to pay, their service is now being provided by PACIFIC. PACIFIC shall also notify the end user that they have thirty (30) days to select a Local Service Provider.

7.8 PACIFIC may discontinue service to Pac-West upon failure to pay undisputed charges as provided in this section, and shall have no liability to Pac-West or Pac-West end users in the event of such disconnection.

7.9 If any end user fails to select a Competitive Local Exchange Carrier within thirty (30) days of the change of providers (eighty (80) days past Pac-West's due date), PACIFIC shall terminate the end user's service. PACIFIC shall notify the Commission of the names of all end users whose service has been terminated. The end user shall be responsible for any and all charges incurred during the selection period.

7.10 Nothing herein shall be interpreted to obligate PACIFIC to continue to provide service to any such end users. Nothing herein shall be interpreted to limit any and all disconnection rights PACIFIC may have with regard to such end users.

7.11 After disconnect procedures have begun, PACIFIC shall not accept service orders from Pac-West until all unpaid charges are paid. PACIFIC shall have the right to require a deposit equal to one month's charges (based on the highest previous month of service from PACIFIC) prior to resuming service to Pac-West after disconnect for nonpayment.

7.11.1 If Pac-West has established a minimum of twelve (12) consecutive months good credit history with PACIFICPACIFIC shall waive the initial deposit requirement; provided, however, that the terms and conditions set forth in Section 7.1 through Section 7.10 of this Agreement shall continue to apply. In determining whether Pac-West has established a minimum of twelve (12) consecutive months good credit history with each PACIFIC, Pac-West's payment record with each PACIFIC for the most recent twelve (12) months occurring within the twenty-four (24) month period immediately prior to the Effective Date shall be considered.

7.12 Any cash deposit for one state shall be held by PACIFIC as a guarantee of payment of charges billed to Pac-West, provided, however, PACIFIC may exercise its right to credit any cash deposit to Pac-West's account upon the occurrence of any one of the following events:

7.12.1 when PACIFIC sends Pac-West the second delinquency notification for that state during the most recent twelve (12) months; or

7.12.2 when PACIFIC suspends Pac-West's ability to process orders in accordance with Section 9.6.1.1; or

7.12.3 when Pac-West files for protection under the bankruptcy laws; or

7.12.4 when an involuntary petition in bankruptcy is filed against Pac-West and is not dismissed within sixty (60) days; or

7.12.5 when this Agreement expires or terminates; or

7.12.6 during the month following the expiration of twelve (12) months after that cash deposit was remitted, PACIFIC shall credit any cash deposit to Pac-West's account so long as Pac-West has not been sent more than one delinquency notification letter for that state during the most recent twelve (12) months.

7.12.7 For the purposes of this Section 7.3, interest will be calculated as specified in Section 8.1 and shall be credited to Pac-West's account at the time that the cash deposit is credited to Pac-West's account.

7.13 So long as Pac-West maintains timely compliance with its payment obligations, PACIFIC will not increase the deposit amount required. If Pac-West fails to maintain timely compliance with its payment obligations, PACIFIC reserves the right to require additional deposit(s) in accordance with Section 7.1 and Section 7.5 through Section 7.10.

7.14 If during the first six (6) months of operations, Pac-West has been sent one delinquency notification letter by PACIFIC, the deposit amount shall be re-evaluated based upon Pac-West's actual billing totals and shall be increased if Pac-West's actual billing average: for PACIFIC for a two (2) month period exceeds the deposit amount held

7.15 Throughout the Term, any time Pac-West has been sent two (2) delinquency notification letters by PACIFIC, the deposit amount shall be re-evaluated based upon Pac-West's actual billing totals and shall be increased if Pac-West's actual billing average:

7.15.1 for PACIFIC for a two (2) month period exceeds the deposit amount held

7.16 Whenever a deposit is re-evaluated as specified in Section 7.5 or Section 7.6, such deposit shall be calculated in an amount equal to the average billing to Pac-West for a two (2) month period. The most recent three (3) months billing on all of Pac-West's ESBAsand BANs for Resale Services or Network Elements, as appropriate shall be used to calculate Pac-West's monthly average.

7.16.1 PACIFIC After calculating the amount equal to the average billing to Pac-West for Resale Services that state for a two (2) month period, add the amount of any charges that would be applicable to transfer all of Pac-West's then-existing End-Users of Resale Services to PACIFICPACIFIC in the event of Pac-West's disconnection for non-payment of charges. The resulting sum is the amount of the deposit for Resale Services.

7.17 Whenever a deposit is re-evaluated as specified in Section 7.5 and Section 7.6, Pac-West shall remit the additional deposit amount to PACIFIC within thirty (30) calendar days of receipt of written notification from PACIFIC requiring such deposit. If Pac-West fails to furnish the required deposit within thirty (30) calendar days of receipt of written notice requesting such deposit, PACIFIC shall begin the process set forth in Section 9 of this Agreement . If Pac-West continues to fail to furnish the required deposit at the expiration of the fourteen (14) calendar days specified in Section 9.3 of this Agreement, then PACIFIC shall begin the procedure(s) set forth in Sections 9.5 and 9.6 of this Agreement .

7.18 This cash deposit requirement may be satisfied in whole or in part with an irrevocable bank letter of credit acceptable to PACIFIC. No interest shall be paid by PACIFIC for any portion of the deposit requirement satisfied by an irrevocable bank letter of credit. PACIFIC may demand payment from the issuing bank of any irrevocable bank letter of credit upon the occurrence of any of the events listed in Section 7.3.1 through 7.3.4.

7.19 The fact that PACIFIC holds either a cash deposit or irrevocable bank letter of credit does not relieve Pac-West from timely compliance with its payment obligations under this Agreement.

APPENDIX ROW

RIGHTS OF WAY (ROW), CONDUITS, POLE ATTACHMENTS

Rights of Way (ROW) , Conduits, Pole Attachments

1. INTRODUCTION

This Attachment sets forth the requirements for Rights of Way, Conduits, and Pole Attachments.

2. DEFINITIONS:

2.1 A Right of Way (ROW) is the right to use the land or other property of another party to place poles, conduits, cables, other structures, and equipment, or to provide passage to access such structures and equipment. A ROW may run under, on, or above public or private property (including air space above public or private property) and may include the right to use discrete space in buildings, building complexes, or other locations.

2.2 A conduit is a tube or similar enclosure that may be used to house communication or communication-related power cables. Conduit may be underground or above ground (for example, inside buildings) and may contain one or more inner ducts. An innerduct is a separate tube or enclosure within a conduit.

2.3 A pole attachment is the connection of a facility to a utility pole. Some examples of facilities are mechanical hardware, grounding, and transmission cable, and equipment boxes.

3. GENERAL REQUIREMENTS

3.1 PACIFIC shall make ROW, conduit, and pole attachments available to CARRIER through agreements consistent with applicable regulations of the FCC and the Commission and this Attachment 7, or through tariffs, in the event PACIFIC files tariffs covering such facilities.

3.2 PACIFIC shall provide CARRIER with non-discriminatory and competitively neutral access, on a first-come, first-served basis, to ROW, conduit, ducts, pole attachments, and entrance facilities that PACIFIC owns or controls.

3.3 Upon request, PACIFIC shall provide CARRIER reasonable access on a non-discriminatory and competitively neutral basis to building entrance facilities (including but not limited to cable vault, conduit, equipment rooms, and telephone closets) that are owned or controlled by PACIFIC, provided the security of PACIFIC's facilities is maintained at all times. For some locations, CARRIER personnel must be escorted, and the parties will negotiate a reasonable arrangement, including administrative costs, if any, for such escorted access.

3.4 PACIFIC may not favor itself in granting access to a ROW, conduit or pole attachment. PACIFIC shall not deny a request from CARRIER for access to a ROW, conduit or pole attachment on the basis that such space is reserved for PACIFIC's future business needs, except as provided in Sections 3.5, 3.5.1, and 3.6.

3.5 PACIFIC may reserve capacity for projects for which it has undertaken engineering studies meeting the requirements of Section 3.5.1 with a view toward initiation of physical construction activities within six (6) months after the date of CARRIER's request or within eighteen (18) months after the date of CARRIER's request if PACIFIC can demonstrate a definitive schedule for completion of the project with eighteen (18) months and that it is not possible to commence construction within six (6) months due to action required by others.

3.6 At CARRIER's request, in the event PACIFIC denies a CARRIER request for access pursuant to Section 3.5, the parties shall supply to each other within thirty (30) days of the denial, subject to Section 18 of this Agreement, copies of their respective engineering studies relating to the disputed space. PACIFIC shall prevail in its denial of space to CARRIER only if PACIFIC's engineering studies have the same or greater level of detail and completeness as CARRIER's studies. The parties shall meet and confer in an effort to reach an agreement that PACIFIC's engineering studies meet this standard. If the parties fail to agree, either party may invoke the alternative dispute resolution process set forth in Attachment 3.

3.7 The duties of PACIFIC described in Sections 3.5 and 3.5.1 shall be subject to expansion or contraction in accordance with rules adopted by the Commission that constitute regulation of rates, terms and conditions for pole attachments within the meaning of Section 224(c)(3) of the Act.

3.8 PACIFIC may designate one innerduct in a multi-duct conduit (or, one duct, in the case of a multi-duct conduit where large sized copper cables are housed) for maintenance purposes, for the benefit of all users of the conduit. No party shall use the maintenance innerduct (or the maintenance duct in the case of conduit housing copper cables) except for maintenance purposes.

3.9 In cases where PACIFIC reasonably believes that there is insufficient capacity to grant a request from CARRIER for access to a ROW, conduit or pole attachment, PACIFIC must take all reasonable steps to accommodate CARRIER's request and explore potential accommodations in good faith with CARRIER.

3.10 In the event of an emergency affecting ROW, conduit or pole attachments made available by PACIFIC to CARRIER, PACIFIC shall follow the mutually agreed upon Emergency Restoration Procedures attached to this Attachment 7 as Exhibit A.

3.11 Upon request of CARRIER, PACIFIC shall provide to CARRIER the names and numbers of the regional Single Points of Contact (SPOC) for administering all structure licensing and ROW agreements within each defined geographical area.

3.12 To obtain access to poles, ducts, conduits, and rights-of-way as described below, CARRIER must execute a separate Structure License Agreement with PACIFIC.

4. REQUESTS FOR SPACE

4.1 Upon being presented with a CARRIER written request for access to PACIFIC'S conduits or poles, PACIFIC will accept or reject CARRIER's request in writing as soon as possible, but within forty-five (45) days, unless PACIFIC cannot accept or reject within forty-five (45) days due to the complexity of the request. In such cases, the Parties will mutually agree upon an appropriate extension of time.

4.2 If PACIFIC denies an application by CARRIER for conduit or pole space, its denial must be specific, and include all relevant evidence or information supporting the denial.

5. REQUESTS FOR DRAWINGS

5.1 At CARRIER's request, PACIFIC shall provide CARRIER with detailed engineering records and drawings of conduit, poles, and other ROW paths in selected areas as specified by CARRIER within a reasonable time frame.

5.2 PACIFIC shall allow personnel designated by CARRIER to examine conduit system or pole line diagrams at PACIFIC's offices, provided that, for security reasons, a non-disclosure agreement is signed and CARRIER representative is limited to a specific area within the PACIFIC office or PACIFIC will make copies of such prints for CARRIER at CARRIER's expense, or a mutually agreed upon third party will be permitted to examine the diagrams.

6. REQUESTS FOR INFORMATION

6.1 CARRIER may submit a written request for information to PACIFIC before submitting a request for conduit or pole space in a specified location.

6.2 PACIFIC shall provide information regarding the availability and condition of conduit or pole attachments within ten (10) business days of CARRIER's written request for a records-based answer and twenty (20) business days of CARRIER's request for a field based answer. In the event CARRIER's written request seeks information about the availability of more than five (5) miles of conduit or more than 500 poles, PACIFIC shall (1) provide an initial response within ten (10) business days; (2) use reasonable best efforts to complete its response within thirty (30) business days; and (3) if PACIFIC is unable to complete its response within thirty (30) business days or if the parties are unable to agree upon a mutually satisfactory long time period for PACIFIC's response, PACIFIC will hire outside contractors at CARRIER's expense, not to exceed PACIFIC's customary charge for the same work, provided that before proceeding with such outside hiring, PACIFIC shall provide to CARRIER the contractor's work order and hourly rate.

6.3 CARRIER shall have the option to be present at the field based survey and PACIFIC shall provide CARRIER at least twenty-four (24) hours notice prior to start of such field survey. By prior arrangement, PACIFIC shall allow CARRIER personnel, accompanied by a PACIFIC escort, to enter manholes and view pole structures.

7. MAKE READY WORK

7.1 PACIFIC shall complete the "make ready work" required on poles or within conduit to enable CARRIER to install its facilities. This work shall be accomplished by PACIFIC at a reasonable cost within thirty (30) business days, except that if PACIFIC requires longer than thirty (30) business days or if the parties are unable to agree upon a mutually satisfactory longer time period for completion of the make ready work, outside contractors may be hired at CARRIER's expense to do the work. In that event, PACIFIC and CARRIER shall confer and agree which party shall hire the contractors. If CARRIER hires the contractors, they must meet PACIFIC's reasonable standards. If PACIFIC hires the contractors, before proceeding with the work, PACIFIC shall provide to CARRIER the contractor's work order and hourly rate, which shall not exceed PACIFIC's customary charge for the same work.

8. POLE ATTACHMENTS

8.1 Pole Attachments will be placed in the space on the pole designated for communications use. This space is generally located below electric supply circuits and excludes the neutral space between the electrical and communication space.

8.2 PACIFIC shall not attach, or permit other entities to attach, facilities on existing CARRIER facilities without CARRIER's prior written consent, except that such consent shall not be required for attachments to facilities such as arms and brackets that are designed for more than one cable.

8.3 CARRIER may, at its option, make pole attachments using CARRIER or CARRIER-designated personnel. CARRIER shall follow the methods and procedures for making pole attachments set forth in California Public Utilities Commission General Order No. 95 and any additional standards provided to CARRIER by PACIFIC.

9. CONDUITS

9.1 To the extent that space is available as reasonably determined by PACIFIC, PACIFIC shall provide CARRIER space in manholes for racking and storage of cable and other materials as requested by CARRIER on a nondiscriminatory, first-come, first-served basis.

9.2 PACIFIC shall remove any retired cable from its conduit at CARRIER's expense within a reasonable period of time if necessary to make conduit space available for CARRIER.

9.3 Upon prior notice to PACIFIC, CARRIER may conduct maintenance procedures in conduit space leased from PACIFIC. PACIFIC may dispatch a PACIFIC technician at CARRIER's expense to oversee CARRIER's work.

9.4 Subject to accepted industry safety and engineering standards, PACIFIC shall not restrict, withhold or unreasonably delay any modifications to conduit systems necessary to allow access to and/or egress from such systems, provided that CARRIER must obtain certification of a professional structural engineer for modifications to post 1960 structures ensuring that the modifications will not adversely impact the structural integrity of the manhole.

9.5 Subject to accepted industry safety and engineering standards, PACIFIC will permit manhole interconnections, breaking out of PACIFIC manholes and breaking out of PACIFIC conduit for the benefit of CARRIER. PACIFIC may not limit new duct entrances to pre-cast knockouts, provided that CARRIER must obtain certification of a professional structural engineer for modifications to post-1960 structures ensuring that the modifications will not adversely impact the structural integrity of the manhole.

10. INNERDUCTS

10.1 PACIFIC will permit CARRIER, on a first-come, first-served basis, to license the use of innerducts in ducts in which PACIFIC already occupies as innerduct as long as one spare innerduct for maintenance purposes remains available. If an innerduct licensed by CARRIER becomes defective, CARRIER may use the spare maintenance innerduct as long as CARRIER repairs the defective innerduct for use as a new maintenance spare as soon as possible.

10.2 Where spare inner duct does not exist, PACIFIC shall allow CARRIER to install inner duct in a spare PACIFIC conduit, provided that CARRIER complies with applicable law and PACIFIC's construction standards.

11. ACCESS TO PRIVATE EASEMENTS

11.1 PACIFIC shall not block any third party assignment of ROW to CARRIER.

11.2 To the extent space is available, PACIFIC shall provide access to ROWs it has obtained from a third party to CARRIER on a nondiscriminatory, first-come, first-served basis, provided that any underlying agreement with such third party permits PACIFIC to provide such access, and provided that CARRIER agrees to indemnify PACIFIC for any liability arising out of such access or use.

11.3 PACIFIC will, upon request by CARRIER, grant CARRIER access to any private easement held by PACIFIC, in a mutually agreeable form of sub-easement, assignment or other appropriate access. PACIFIC's charge for such access shall be a pro rata portion of (a) the charge paid by PACIFIC to the grantor of the easement and (b) any other documented administrative and engineering costs incurred by PACIFIC in obtaining the original easement, both of which shall be determined on a case-by-case basis and calculated by taking into account (i) the size of the area to be used by CARRIER and (ii) the number of users of PACIFIC's easement. CARRIER shall also pay the reasonable documented administrative cost incurred by PACIFIC in processing such requests for access.

12. DISPUTE RESOLUTION

12.1 If the parties are unable to agree on a matter involving access by CARRIER to a ROW, conduit, innerducts, pole, entrance facility, or private easement owned or controlled by PACIFIC, either party may submit the matter to the dispute resolution process set forth in Attachment 3 to this Agreement or may invoke applicable dispute resolution procedures described in the Act and the FCC's First Interconnection Order, sections 1217 through 1231.

EMERGENCY RESTORAL PROCEDURES

General

In the event of an emergency, restoration procedures may be affected by the presence of CARRIER facilities in or on PACIFIC structures. While PACIFIC maintains no responsibility for the repair of damaged CARRIER facilities (except under a special maintenance contract), it must nonetheless control access to CARRIER structures if restoral of affected facilities is to be achieved in an orderly fashion.

Prioritizing

Where PACIFIC and CARRIER are involved in emergency restorals, access to PACIFIC's structures will be controlled by PACIFIC's Maintenance District Manager or his/her on-site representative according to the following guidelines:

Service Disruptions/Outages

While exercising its right to first access, PACIFIC should grant nondiscriminatory access to all occupants in or on its facilities and every effort should be made to accommodate as many occupants as is reasonably safe. Therefore, reasonable, simultaneous access will not be denied unless public or other safety considerations would prohibit such access.

Where simultaneous access is not possible, access will next be granted according to longevity in/on the structure (i.e., first in time, first in right).

Where longevity in the structure cannot be ascertained, access will be prioritized on a first come, first served basis.

Service Affecting

While exercising its right to first access, PACIFIC should grant nondiscriminatory access to all occupants in or on its facilities and every effort should be made to accommodate as many occupants as is reasonably safe. Therefore, reasonable, simultaneous access will not be denied unless public or other safety considerations would prohibit such access.

Where simultaneous access is not possible, access will next be granted to occupants according to the level of damage to its facilities and the likelihood that damage will result in service disruption. Where likelihood that damage will result is not clearly discernible, access will be granted according to longevity in/on the structure (i.e., first in time, first in right).

Where longevity in the structure cannot be ascertained, access will be prioritized a first come, first served basis.

Point of Contact

When an emergency situation arises which necessitates CARRIER access to a manhole after PACIFIC's normal business hours, CARRIER should call PACIFIC's Interconnection Service Center (ISC). All calls during normal business hours must be directed to the appropriate PACIFIC Single Point of Contact (SPOC). For after-hours calls, PACIFIC's ISC will contact the Maintenance Center responsible for after-hours coverage of the affected area. The maintenance supervisor contacted by the ISC will return CARRIER's call and will arrange for access with on-call maintenance field personnel during the emergency condition.

APPENDIX SS7

Appendix SS7

Appendix for the Provision of SS7 Service

This Appendix sets forth the terms and conditions under which PACIFIC shall provide to Pac-West certain Common Channel Signaling/Signaling System 7 ("CCS/SS7") services, herein referred to as "SS7 Service".

This Appendix provides for the use of PACIFIC's Common Channel Signaling network, which uses the Signaling System 7 ("SS7") protocol, and for a Dedicated Signaling Link, which provides network interconnection to PACIFIC's Signal Transfer Points ("STPs"), including facilities. SS7 Service provides CCS/SS7 functionality and translations to support SS7-based services and applications as they become available and as facilities permit.

SS7 Service includes the screening of messages based on origination signaling point code and the routing of messages by PACIFIC's mated pair of STPs. Services such as STP ports and Signaling Link interconnection, and 800 Data Base Access will be provided pursuant to this Appendix SS7, Appendix 800, and Appendix PRICING. Arrangements for services should be made through PACIFIC's Service Center.

1. SERVICE DESCRIPTION

1.1 SS7 - Transport

1.1.1 SS7 transport provides for the routing and screening of SS7 messages from PACIFIC's pair of STPs (i.e. a mated pair) to a regional pair of STPs. The screening of messages provides for Pac-West designation of signaling points associated with Pac-West and controls which messages may be allowed or not allowed by PACIFIC's STP pairs. The routing of messages provides for the transfer of a complete message between signaling links, and for a Global Title Translation of the message address, if needed.

1.1.2 SS7 transport provides routing of messages for all parts of the SS7 protocol including, for example, Message Transfer Part ("MTP") messages, Integrated Services Digital Network User Part ("ISDNUP" or "ISUP") messages, Signaling Connection and Control Part ("SCCP") messages, and Transaction Capability Application Part ("TCAP") messages. SS7 transport provides for screening and routing of signaling messages based on the SS7 protocol. These messages may support other applications and services, such as, Toll Free Database services. SS7 transport will route messages to the global title address or to the signaling point code address of the message based on the translation information of PACIFIC's STP. These services are restricted to PACIFIC's existing database services.

1.1.3 SS7 transport provides screening and routing of messages that are generated by the action of Pac-West's signaling point, or messages that are generated by a signaling point connected via Pac-West's signaling point.

1.2 Signaling Links

1.2.1 Dedicated Signaling Links provide physical access to PACIFIC's signaling network. The links are fully dedicated to the use of Pac-West and provide the screening and routing usage for PACIFIC's STP to which the link is connected. Signaling Links are provided as a set of links connecting to PACIFIC's mated pair of STPs. Signaling Links are dedicated two-way digital data circuits that interconnect PACIFIC's STP locations and Pac-West's signaling points at Signaling Point of Interface ("SPOI") locations. Signaling links are available to CLECs for their use in furnishing SS7-based services or applications to their End Users or other users of SS7 signaling information.

1.2.2 Signaling links must include the following elements:

1.2.2.1 Cross Connect

The Cross Connect provides a DS-0 connection and access point for testing in PACIFIC's STP building. The cross connect connects the STP Port Termination to Pac-West's unbundled dedicated transport, to a collocation cage or to a STP Access Link. It must be purchased separately from Appendix UNE.

1.2.2.2 STP Port

The STP Port is the physical termination of the signaling link (i.e. 56 kbps circuit) at PACIFIC's STP. An STP Port is used for each 56 kbps Cross Connect terminated at PACIFIC's STP.

1.2.2.3 SS7 Link

The SS7 Link provides a 56 kilobit per second digital facility when Pac-West requires an interoffice facility to connect from Pac-West's Dedicated Transport or Entrance Facility to the STP building location.

1.2.3 The STP Port shall provide for the use of PACIFIC's STP to which the port is connected.

1.2.4 Pac-West shall provide the portion of the signaling link from Pac-West's premises within the LATA to PACIFIC's STP location using unbundled dedicated transport, or the optional bundled SS7 link and STP port. Pac-West shall notify PACIFIC that the facility contains a signaling link service. Multiple facilities provided by PACIFIC will be identified so that PACIFIC may maintain facility diversity between links and linksets that require diversity. Pac-West shall identify the DS-1 and the channel of a DS-1 that will be used for the signaling link.

1.2.5 Pac-West shall identify to PACIFIC the facility and channel to which the SS7 Link Cross Connect shall connect. If the facility does not terminate in the STP location PACIFIC shall provide a STP Link. The STP Access Link will connect to the DS-0 Cross Connect at the STP location.

1.2.6 When Pac-West uses an alternative DS-1 facility or arrangements, or agrees to allow a physical degree of diversity or performance that is not in accordance with the specifications of Bellcore, GR-905-CORE, PACIFIC acknowledges that the performance and reliability of the SS7 protocol may be affected and the performance and reliability standards described in GR-905-CORE may be disqualified.

1.2.7 Signaling links are subject to PACIFIC interoperability testing and certification requirements per the Network Operations Forum Reference Document, per Bellcore, GR-905-CORE and per (PUB L-780023-PB/NB). First interconnections to PACIFIC's signaling network per Pac-West and per signaling point type of equipment will require Pac-Wests completion of PACIFIC's CCS/SS7 interconnection questionnaire and pre-ordering meetings to exchange information and schedule inter-operability testing and pre-ordering meetings.

1.3 Transit Signaling

Transit signaling will provide the ability for an Interconnecting Network ("ICN") to pass signaling information through PACIFIC's signaling network to a third party without requiring a trunking connection by the third party with PACIFIC. The ICN will not be required to purchase signaling links to the third party. Instead, the ICN will provide PACIFIC with information necessary to complete local calls.

2. DEFINITIONS

2.1 Common Channel Signaling ("CCS")

A high-speed specialized packet switched communications network that is separate (out-of-band) from the public packet switched and message networks. CCS carries addressed signaling messages for individual trunk circuits and/or database related services between Signaling Points (SS7 nodes) in the CCS network.

2.2 Interoperability Testing

Testing performed by representatives from PACIFIC and Pac-West to determine proper interconnection of CCS network facilities for accurate transmission of system signals and messages. This is often referred to as TR-905 Compatibility Testing.

2.3 Octet

8-bits of binary information.

2.4 Service Control Point ("SCP")

A node in the CCS network that provides a database functionality.

2.5 Service Switching Point ("SSP")

A signaling point that can launch queries to databases and receive/interpret responses used to provide specific End User services.

2.6 Signal Transfer Point ("STP")

A packet switch in the CCS network that is used to route SS7 protocol signaling messages between signaling nodes. A STP provides screening and routing of SS7 messages. STPs transfer signaling messages to other networks. PACIFIC's signaling network includes mated pairs of local and regional STPs.

2.7 Signaling Link

An end-to-end high-capacity digital, data quality, link operating at 56 kilobits per second that transmits signaling information in the form of signaling messages from one network SS7 node to another node in a CCS network. The Link Type identifies the functionality of the signaling link sets. Signaling links provide physical interconnection between signaling points of another party and PACIFIC's STPs.

2.8 Signaling Point ("SP")

A node in the CCS network that originates and/or receives signaling messages, or transfers signaling messages from one signaling link to another, or both.

2.9 Signaling Point Code ("SPC")

An identifier code that identifies a signaling point in the CCS network. The signaling point code provides an address within the CCS network which enables messages to be routed to signaling points. Signaling Point Codes are 24-bit binary numbers comprised of three segments:

(a) the Network Identification;

(b) the Network Cluster; and

(c) the Member number within the cluster.

Signaling Point Codes are represented digitally as AAA-AAA-AAA, where "AAA" represents a decimal number from 000 to 255.

2.10 Signaling Point of Interface ("SPOI")

A mutually agreed point at which PACIFIC hands off signaling information to Pac-West.

2.11 Signaling System 7 ("SS7")

See SS7 Protocol.

2.12 Signaling System 7 ("SS7") Protocol

The signaling protocol, Version 7, used by the nodes of the CCS network. The SS7 protocol used by PACIFIC is the American National Standards Institute ("ANSI") standard protocol defined by Bellcore Generic Requirement, GR-246-CORE, defined by Bellcore requirements (GR-317-CORE, GR-394-CORE, GR-444-Core, GR-606-CORE, GR-82-CORE, GR-905-CORE and various other documents) and defined by PACIFIC's Technical Publication L-780023 PB/LB.

3. MANNER OF PROVISIONING

3.1 SS7 Transport

3.1.1 Pac-West shall use SS7 transport subject to the screening and routing information of PACIFIC's STPs. PACIFIC shall provide information to Pac-West on the routes and signaling point codes served by PACIFIC's STPs.

3.1.2 SS7 transport shall route ISUP messages for the purpose of establishing trunk voice paths between switching machines.

3.1.3 Pac-West shall route TCAP to PACIFIC's "regional" STP pair that directly serves the database of TCAP messages.

3.1.4 When Pac-West requires modification of PACIFIC's SS7 Service components not otherwise provided in this Appendix, the modifications may be furnished pursuant to the Network Element Bona Fide Request ("BFR") process as outlined in Appendix UNE.

3.1.5 SS7 transport provides a signaling route for messages only to signaling points to which PACIFIC has a route. SS7 Transport does not include the provision of a signaling route to every possible signaling point. When PACIFIC does establish a route to a signaling point in a mated pair of STPs, the route may not be available to other PACIFIC pairs of STPs, until ordered. When PACIFIC or Pac-West, pursuant to a service order, arranges to establish a route to a signaling point, such route to the other signaling point or other signaling network will be used by all signaling points within and connected to PACIFIC's signaling network per the standard requirements of the SS7 protocol.

3.1.6 Disputes concerning the association of a signaling point among specific link sets associated with PACIFIC's mated STP will be resolved by consultation with the signaling point owner, as defined in the Local Exchange Routing Guide ("LERG"), Section 1, Assignment of Signaling Point Codes.

3.2 Signaling Links

3.2.1 Pac-West shall provide the signaling points and signaling point codes associated with Pac-West. Pac-West shall provide information to PACIFIC to allow PACIFIC to translate PACIFIC STPs. The information shall define the screening and routing information for the signaling point codes of Pac-West. This information may include global title address, translation type and subsystem designations as needed.

3.2.2 PACIFIC mated pairs of STPs shall connect to Pac-West premises (including collocation locations) within the same LATA. A set of links can be either:

(a) "A" Link Sets from Pac-West's Signaling Point ("SP")/Service Switching Point ("SSP"). A minimum of two links will be required, one from the SP/SSP to each STP; or,

(b) "B/D" Link Sets from STPs that are connected to PACIFIC's mated pair of STPs. A minimum of four links will be required (i.e., a "quad") between the two pairs of STPs. When Pac-West provides its own channelized facility, an STP Port and Cross Connect is required for each 56 kbps access link utilized for the Service. STP locations are set forth in the National Exchange Carrier Association, Inc. ("NECA") Tariff FCC No. 4.

3.3 A pre-order meeting will define PACIFIC's facility availability and the degree of diversity in both PACIFIC's physical network and Pac-West's physical network from signaling point to signaling point for the link.

3.4 When Pac-West requires an SS7 Link, Pac-West and PACIFIC shall jointly negotiate the degree of diversity provided among and between multiple dedicated signaling links. The degree of diversity in both PACIFIC's network and Pac-West's network shall be exchanged. The negotiation shall consider the requirements of the SS7 standard protocol, the degree of diversity available in each network and the possible alternatives. If Pac-West requires a degree of diversity greater than is available in PACIFIC's network, Pac-West shall submit a BFR.

3.5 All applicable signaling point codes for each signaling link must be installed at each of PACIFIC's interconnecting STPs.

3.6 Call set-up times may be adversely affected when Pac-West, using SS7 signaling, employs intermediate Access Tandems in its network. PACIFIC makes no warranties with respect to call set-up times when multiple STP pairs are involved or when the signaling traffic is exchanged between two non-PACIFIC signaling points.

3.7 Provisioning of the SS7 Service is in accordance with PACIFIC's CCS/SS7 Network Interface Specifications (PUB L780023-PB/NB) and Bellcore Common Channel Network Interface Specification (GR-905-CORE), as amended.

3.8 When Pac-West uses the SS7 Links of another party (the Signaling Service Provider), Pac-West shall submit a Shared Service Agreement to PACIFIC. The Signaling Service Provider shall also submit an order for PACIFIC to change the routing or screening information associated with its signaling links.

4. DESCRIPTION OF RATE ELEMENTS

Where applicable the following rate elements apply to SS7 Service:

4.1 SS7 Transport

4.1.1 SS7 Transport shall be measured per octet of information screened and routed.

4.1.2 Pac-West shall pay the SS7 Transport Per Octet rate element, at such time as PACIFIC is able to measure, for the screening and routing of messages by each additional PACIFIC STP pair. A usage rate will apply per octet generated by action of Pac-West.

4.2 Dedicated Signaling Links

4.2.1 SS7 Link Cross Connect

When Pac-West cross connects signaling links to a collocation cage, Pac-West shall purchase the cross connect as specified in Appendix PRICING.

4.2.2 STP Port

4.2.2.1 Pac-West shall pay the STP Port rate element for each termination of the SS7 Link Cross Connect at PACIFIC's STP. One STP Port must be installed at PACIFIC's interconnecting STP for each SS7 Link.

4.2.2.2 A fixed recurring monthly rate and nonrecurring rate applies per port.

4.2.3 SS7 Link

Pac-West shall pay the SS7 Link rate element for each SS7 Link when the STP Access Link is provided. The charge includes a fixed rate per month plus a rate per mile per month in addition to the appropriate nonrecurring rates.

4.3 Transit Signaling

Pac-West shall pay the nonrecurring charge for Transit Signaling for translations work performed for each STP.

4.4 Service Rearrangement

Pac-West shall pay charges for rearrangement of the SS7 Service which are not specifically addressed pursuant to the "BFR" process.

5. RATES AND CHARGES

5.1 Appendix PRICING, which is attached hereto and made a part hereof, contains the Rates and Charges for the elements described above.

5.2 Mileage is calculated based on the airline distance between the locations involved, using the V & H coordinates method, as set forth in the National Exchange Carrier Association, Inc. Tariffs FCC No. 4 and 5.

6. ORDERING THE SERVICE

Pac-West shall abide by the following ordering guidelines:

6.1 SS7 Service

Pac-West shall submit an LSR, identifying the set of links Pac-West will use and identifying the service(s) associated with each SPC. Pac-West shall identify Signaling Point Code and Global Title Translation information that must be translated into PACIFIC's STPs.

6.2 Dedicated Signaling Links

Pac-West shall submit an LSR identifying PACIFIC's STPs, Pac-West's premises, the circuit interconnection arrangement at Pac-West's Dedicated Transport location and Pac-West's signaling point. Pac-West shall identify Signaling Point Code and the services associated with each SPC.

6.3 Call Set-Up Translations

Pac-West shall submit an LSR identifying PACIFIC's STPs and Pac-West's signaling point code information that must be added or changed in PACIFIC's STP translations. Pac-West shall identify the SPC(s) and the services associated with each SPC.

6.4 Transit Signaling

Pac-West shall submit an ISR containing the following in addition to the normally supplied information of the ordering Party's ACNA and Third Party Circuit ID ("TSC"):

(a) Origination Point Code ("OPC");

(b) Destination Point Code ("DCP");

(c) Third Party ACNA

(d) Third Party Circuit ID ("TSC")

6.5 Service Rearrangement

Pac-West shall order a SS7 Signaling Service Rearrangement per a BFR. The Parties shall meet to develop guidelines for SS7 service rearrangements on a case-by-case basis.

7. RESPONSIBILITIES OF PACIFIC

7.1 PACIFIC shall manage the network and, at its sole discretion, apply protective controls. Protective controls include actions taken to control or minimize the effect of network failures or occurrences, which include, but are not limited to, failure or overload of PACIFIC or Pac-West facilities, natural disasters, mass calling, or national security demands.

7.2 PACIFIC shall determine the GTT and Translation Type ("TT") route for messages routed to GTT which are associated with PACIFIC signaling points.

7.3 Regional functions and local functions of PACIFIC's STPs are decided in the technical publication (PUB L-780023-PB/NB). PACIFIC will route ISUP messages within PACIFIC's signaling network subject to technical feasibility. Capacity limitations shall define a temporary technical infeasibility until the capacity limit can be resolved.

7.4 In the event that PACIFIC provides under this contract special service arrangements associated with diversity or other arrangements that do not strictly adhere to GR-905-CORE and PUB L-780023-PB/NB and are of non-compliance to the technical publications or not certified by PACIFIC, Pac-West acknowledges that the service performance standards need not be met in the provision of the total service.

7.5 PACIFIC shall route messages generated by the action of Pac-West throughout PACIFIC's signaling network. The content of the messages is for the use of signaling points of origination and destination. PACIFIC will not use any information within messages for any purpose not required by or related to the use of PACIFIC's signaling network. PACIFIC will not divulge any message or any part of messages generated by Pac-West to any other party, except as required to manage PACIFIC's signaling network or as may be required by law.

7.6 PACIFIC shall determine the monthly charges and issue an invoice to the billing address of Pac-West for the respective service(s) requested by Pac-West and provided by PACIFIC. The invoice will identify nonrecurring charges, recurring charges, and other charges and credits, as they apply.

7.7 PACIFIC shall work cooperatively and provide knowledgeable personnel to meet with Pac-West in order to provision, test, and install the SS7 Service in a timely fashion.

8. RESPONSIBILITIES OF PAC-WEST

8.1 Pac-West shall provision the signaling links at Pac-West's premises and from Pac-West's premises to PACIFIC's STP location in a diverse, reliable, and technically acceptable manner in accordance with the standard SS7 protocol, as described in Bellcore GR-905-CORE, and PACIFIC's network.

8.2 If Pac-West requires a greater degree of diversity than PACIFIC provides in the existing network, a special facility, or a special routing of services, Pac-West agrees to initiate a Wholesale Construction request and pay additional charges as PACIFIC may reasonably determine.

8.3 Pac-West shall identify to PACIFIC the SPC(s) associated with Pac-West's set of links.

8.4 When Pac-West orders the use of PACIFIC's STP, Pac-West shall specify the set of signaling links to be used. If the links are provided to another party, Pac-West shall warrant to PACIFIC that the other party is aware of the charges associated with the use of the STP and that the other party will pay the monthly charges for the use of PACIFIC's STP.

8.5 Pac-West shall identify to PACIFIC the Global Title and Translation Type information for messages that route to Pac-West.

8.6 When routing messages addressed to PACIFIC's Subsystem Number ("SSN"), Pac-West shall use PACIFIC's defined SSN designation of PACIFIC's mated STP pair to which the message is routed.

8.7 Pac-West shall transfer Calling Party Number Parameter information unchanged, including the "privacy indicator" information, when ISUP Initial Address Messages are interchanged with PACIFIC's signaling network.

8.8 Pac-West shall verify the accuracy of information concerning the services ordered by Pac-West.

8.9 Pac-West shall designate the level of diversity associated with Pac-West's premises. PACIFIC shall provide the same degree of diversity as Pac-West provides.

8.10 Pac-West shall work cooperatively and provide knowledgeable personnel to meet with PACIFIC in order to provision, test, and install the SS7 Service in a timely fashion.

8.11 Pac-West shall furnish to PACIFIC, at the time the SS7 Service is ordered and annually thereafter, an updated three-year forecast of usage of the SS7 Signaling network. The forecast shall include total annual volume and busy hour/busy month volumes. PACIFIC shall utilize the forecast in its own efforts to project further facility requirements.

9. RESPONSIBILITIES OF THE PARTIES (PAC-WEST AND PACIFIC)

The Parties will exchange TCAP messages to facilitate full interoperability of CCS-based features and functions, to the extent each Party offers such features and functions to its own End Users. All CCS signaling parameters will be provided including CPN. All privacy indicators will be honored.

APPENDIX UNE

Appendix: Unbundled Network Elements

1. INTRODUCTION

This Appendix UNE (Unbundled Network Elements) to the Agreement sets forth the terms and conditions pursuant to which PACIFIC agrees to furnish Pac-West access to UNEs. CLECs seeking to provide service to End Users through use of multiple PACIFIC UNEs are responsible for combining those PACIFIC UNEs into finished services. PACIFIC will provide access to UNEs under the terms and conditions listed below. The connection between a PACIFIC UNE and a non PACIFIC facility will be performed as prescribed in the applicable tariff or as otherwise agreed upon by the parties in an interconnection agreement. The prices for Network Elements are set forth in Appendix PRICING. These prices are interim prices only and are subject to change to conform with the rates for unbundled Network Elements and non-recurring charges adopted by the Commission subsequent to the Effective Date of this Agreement. Once the Commission-determined prices are adopted, said prices will be substituted for the interim prices and shall apply for the remainder of the Term of this Agreement.

2. GENERAL TERMS AND CONDITIONS

2.1 PACIFIC and Pac-West may agree to connect Pac-West's facilities with PACIFIC's network at any technically feasible point for access to Unbundled Network Elements for the provision by Pac-West of a Telecommunications Service. ((Act, § 251 (c)(2)(B); 47 CFR § 51.305(a)(2)(vi))

2.2 PACIFIC will provide Pac-West nondiscriminatory access to Unbundled Network Elements: (Act, § 251(c)(3), Act, § 271(c)(2)(B)(ii); 47 CFR § 51.307(a))

(a) at any technically feasible point (Act, § 251(c)(3); 47 CFR § 51.307(a));

(b) at the rates, terms, and conditions herein and in Appendix PRICING which are just, reasonable, and nondiscriminatory (Act, § 251(c)(3); 47 CFR § 51.307(a));

(c) in a manner that allows Pac-West to provide any telecommunications service that may be offered by means of that element (Act, § 251(c)(3); 47 CFR § 51.307(c));

(d) in a manner that allows access to the facility or functionality of a network element to be provided separately from access to other elements, and for a separate charge (47 CFR § 51.307(d));

(e) with technical information regarding PACIFIC's facilities to enable Pac-West to achieve access to elements (47 CFR § 51.307(e));

(f) without limitations, restrictions, or requirements on requests that would impair Pac-West's ability to provide a telecommunications service in a manner it intends (47 CFR § 51.309(a));

(g) in a manner that allows Pac-West to purchase access to an Unbundled Network Element to use such network element to provide exchange access service to itself, in order to provide interexchange services to subscribers (47 CFR § 51.309(b)); and

(h) where applicable, on terms and conditions of access to elements shall be no less favorable than terms and conditions under which PACIFIC provides such elements to itself (47 CFR § 51.313(b)).

2.3 Pac-West is entitled to exclusive use of an unbundled network facility for a period of time, and to use of an unbundled feature, function, or capability for a period of time (47 CFR § 51.309(c)).

2.4 PACIFIC shall retain the duty to maintain, repair, or replace Unbundled Network Elements (47 CFR § 51.309(c)) as provided for in Section 12.5, below.

2.5 Where technically feasible, quality of the element and access to the element shall be at least equal to what PACIFIC provides itself or any subsidiary, affiliate, or other party (47 CFR § 51.311(a),(b)).

2.6 PACIFIC shall offer terms and conditions of access to elements equally to all CLECs through Section 30.16 of General Terms and Conditions to this Agreement. (47 CFR § 51.313(a))

2.7 Each Party is solely responsible for the services it provides to its End Users and to other Telecommunications Carriers.

2.8 Network elements provided to Pac-West under the provisions of this Appendix will remain the property of PACIFIC.

2.9 Access to Unbundled Network Elements

This Section 2.9 describes the methods under which PACIFIC agrees to provide CLECs (both those CLECs which own facilities and those who operate without owning facilities) with access on an unbundled basis to loops, switch ports, and dedicated transport and the conditions under which PACIFIC makes these methods available. These methods provide Pac-West access to multiple PACIFIC UNEs which the Pac-West may then combine. The methods listed below provide Pac-West with access to UNEs without compromising the security, integrity, and reliability of the Public Switch Network, as well as to minimize potential service disruptions.

2.9.1 Subject to availability of space and equipment, Pac-West may use the methods listed below to access and combine loops, switch ports, and dedicated transport within a requested PACIFIC central office.

2.9.1.1 (Method 1)

If a Pac-West is physically collocated, PACIFIC will extend PACIFIC UNEs that require cross connection to Pac-West's physical collocation Point of Termination (POT) frame within the same Central Office where the UNEs which are to be combined are located.

2.9.1.2 (Method 2)

If Pac-West is physically collocated, PACIFIC will extend PACIFIC UNEs that require cross connection to the Pac-West UNE Frame located in a collocation common area within the same Central Office where the UNEs which are to be combined are located.

2.9.1.3 (Method 3)

PACIFIC will extend PACIFIC UNEs to the Pac-West's UNE frame that is located outside the PACIFIC Central Office where the UNEs are to combined in a closure such as a cabinet provided by PACIFIC on PACIFIC property.

2.9.1.4 (Method 4)

PACIFIC will extend PACIFIC UNEs to the Pac-West's UNE frame that is located outside the PACIFIC Central Office where the UNEs are to be combined in a closure such as a cabinet provided by PACIFIC on PACIFIC property.

2.9.2 The following terms and conditions apply when PACIFIC provides access pursuant to Sections 2.9.1.1 through 2.9.1.5:

2.9.2.1 The terms and conditions for CLECs choosing to access PACIFIC's UNEs through physical collocation arrangements are set forth in Appendix PHYSICAL COLLOCATION which may be added to this Agreement by written amendment.

2.9.2.2 Access to UNEs via Method 1 is only available to physically collocated CLECs. Access to UNEs via Method 2 and Method 3 is available to both Collocated and Non-Collocated CLECs. Method 2 and Method 3 are subject to availability of PACIFIC Central Office space and equipment.

2.9.2.4 Within ten (10) business days of receipt of a written request for access to UNEs involving three (3) or fewer central offices, PACIFIC will provide a written reply notifying the requesting Pac-West of the method(s) of access available in the requested central offices. For requests impacting four (4) or more central offices the Parties will agree to an implementation schedule for access to UNEs.

2.9.2.6 The Pac-West may cancel the request at any time, but will pay PACIFIC's reasonable and demonstrable costs for modifying its central office up to the date of cancellation.

2.9.2.7 A CLEC electing to exercise Method 5 shall perform all construction, cabling, and connection work required to reach the PACIFIC manhole nearest the requested PACIFIC Central Office, including the excess cable as outlined in 2.9.1.5. Pac-West shall obtain all necessary rights of way, easements, and other third party permissions.

2.9.2.8 Pac-West shall be responsible for initial testing and trouble sectionalization of facilities containing Pac-West installed cross connects.

2.9.2.9 Pac-West shall refer trouble sectionalized in the PACIFIC UNE to PACIFIC.

2.9.2.10 Prior to PACIFIC providing access to UNEs under this Appendix, Pac-West and PACIFIC shall provide each other with a point of contact for overall coordination.

2.9.2.11 Pac-West shall provide all tools and materials required to place and remove the cross connects necessary to combine and disconnect UNEs.

2.9.2.12 All tools, procedures, and equipment used by Pac-West to connect to PACIFIC's network shall comply with technical standards set out in PACIFIC's Technical Publication- Access to UNEs for CLECs, to reduce the risk of damage to the network and customer disruption.

2.9.2.13 Pac-West shall be responsible for Pac-West's personnel observing PACIFIC's site rules and regulations, including but not limited to safety regulations and security requirements, and for working in harmony with others while present at the site. If PACIFIC for any reasonable and lawful reason requests Pac-West to discontinue furnishing any person provided by Pac-West for performing work on PACIFIC's premises, Pac-West shall immediately comply with such request. Such person shall leave PACIFIC's premises promptly, and Pac-West shall not furnish such person again to perform work on PACIFIC's premises without PACIFIC's consent.

2.9.2.14 Pac-West shall provide positive written acknowledgment that the requirements stated in Section 2.9.2.13 have been satisfied for each employee requiring access to PACIFIC premises and/or facilities. PACIFIC identification cards will be issued for any Pac-West employees who are designated by Pac-West as meeting the necessary requirements for access. Entry to PACIFIC premises will be granted only to Pac-West employees with such identification.

2.9.2.15 Pac-West shall designate each network element being ordered from PACIFIC. Pac-West shall provide an interface (telephone number )to receive assignment information from PACIFIC regarding location of the extended UNEs. This interface may be manual or mechanized.

2.9.2.16 PACIFIC will provide Pac-West with contact telephone numbers as necessary to resolve assignment conflicts encountered. All contact with PACIFIC shall be referred to such contact numbers.

2.9.2.17 The Pac-West shall provide its own administrative telecommunication service at each facility and all materials needed by Pac-West at the work site. The use of Cellular Telephones is not permitted in PACIFIC equipment areas.

2.9.2.18 Certain construction and preparation activities may be required to modify a building or prepare the premises for access to Unbundled Network Elements.

2.9.2.19 Where applicable, costs for modifying a building or preparing the premises for access to PACIFIC UNEs will be made on an individual case basis (ICB).

2.9.2.20 PACIFIC will provide Access to UNEs (floor space, floor space conditioning, cage common systems materials, and safety and security charges) in increments of one (1) square foot. For this reason, PACIFIC will ensure that the first Pac-West obtaining Access to UNEs in an PACIFIC premises will not be responsible for the entire cost of site preparation and security.

2.9.2.21 PACIFIC will contract for and perform the construction and preparation activities using same or consistent practices that are used by PACIFIC for other construction and preparation work performed in the building.

2.10 Additional Network Elements

2.10.1 Various subsections below list the UNEs that Pac-West and PACIFIC have identified as of the Effective Date of this Agreement. Upon request, PACIFIC will provide access to additional Unbundled Network Elements or modifications to previously identified Unbundled Network Elements for the provision by Pac-West of a Telecommunications Service. Such requests shall be processed in accordance with the Bona Fide Request process as described in Section 2.13 below.

2.10.2 PACIFIC will provide access to network elements on an unbundled basis where technically feasible. Where facilities and equipment are not available, PACIFIC shall not be required to provide UNEs. Provided however, Pac-West may request and PACIFIC may agree, at its sole discretion, to provide Unbundled Network Elements, even where facilities do not exist, through the Bona Fide Request process.

2.11 Provisioning/Maintenance Of Network Elements

2.11.1 Access to Unbundled Network Elements are provided under this agreement over such routes, technologies, and facilities as PACIFIC may elect at its own discretion. If Pac-West requests special facilities, equipment or routing of Unbundled Network Elements, such requests will be handled under the Bona Fide Request process.

2.11.2 Subject to the terms herein, PACIFIC is responsible only for the installation, operation and maintenance of the Network Elements it provides. PACIFIC is not otherwise responsible for the Telecommunications Services provided by Pac-West through the use of those elements.

2.11.3 Where unbundled elements provided to Pac-West are dedicated to a single End User, if such elements are for any reason disconnected they will be made available to PACIFIC for future provisioning needs, unless such element is disconnected in error. Pac-West agrees to relinquish control of any such unbundled element within 24 hours of the disconnection of Pac-West's End User service.

2.11.4 Pac-West shall make available at mutually agreeable times the elements provided pursuant to this Appendix in order to permit PACIFIC to make tests and adjustments appropriate for maintaining the elements in satisfactory operating condition. No credit will be allowed for any interruptions involved during such testing and adjustments.

2.11.5 Pac-West's use of any PACIFIC network element, or of its own equipment or facilities in conjunction with any PACIFIC network element, will not materially interfere with or impair service over any facilities of PACIFIC, its affiliated companies or its connecting and concurring carriers involved in its services, cause damage to their plant, impair the privacy of any communications carried over their facilities or create hazards to the employees of any of them or the public. Upon reasonable written notice and opportunity to cure, PACIFIC may discontinue or refuse service if Pac-West violates this provision, provided that such termination of service will be limited to Pac-West's use of the element(s) causing the violation.

2.11.6 When a PACIFIC provided tariffed or resold service is replaced by Pac-West's facility based service using any PACIFIC provided Unbundled Network Elements (including service provided exclusively via PACIFIC provided UNE(s)), Pac-West shall issue appropriate service requests in accordance with OBF guidelines, to both disconnect the existing service and connect new service to Pac-West's End User. These requests will be processed by PACIFIC, and Pac-West will be charged the applicable UNE service order charge(s). Similarly, when an End User is served by one CLEC using PACIFIC provided UNEs, the requesting CLEC shall issue appropriate service requests in accordance with OBF guidelines to both disconnect the existing service and connect new service to the requesting CLEC's End User. These requests will be processed by PACIFIC and Pac-West will be charged the applicable service order charge(s).

2.11.7 Unbundled Network Elements may not be connected to or combined with PACIFIC access services or other PACIFIC tariffed service offerings with the exception of tariffed collocation services.

2.12 Performance of Network Elements

Nothing in this Agreement will limit either Party's ability to modify its network through the incorporation of new equipment, new software or otherwise. Each Party will provide the other Party written notice of any such upgrades in its network which will materially impact the other Party's service consistent with the timelines established by the FCC in the Second Report and Order, CC Docket 96-98. Pac-West will be solely responsible, at its own expense, for the overall design of its telecommunications services and for any redesigning or rearrangement of its telecommunications services which may be required because of changes in facilities, operations or procedure of PACIFIC, minimum network protection criteria, or operating or maintenance characteristics of the facilities.

2.13 Bona Fide Request

Various sections below identify specific Unbundled Network Elements and provide the terms and conditions on which PACIFIC will offer them to Pac-West. Any request by Pac-West for an additional Unbundled Network Element, or undefined UNE, may be considered under this Bona Fide Request ("BFR") process, Where facilities and equipment are not available, Pac-West may request and PACIFIC may, at its sole discretion, agree to provide Network Elements through the BFR process.

2.13.1 Each Party will promptly consider and analyze access to new Unbundled Network Element(s) with the submission of a Network Element Bona Fide Request hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (reel. Oct. 19, 1992) paragraph 259 and n. 603 and subsequent rulings.

2.13.2 A Network Element Bona Fide Request will be submitted in writing and will include an adequate technical description of each requested Network Element to determine technical feasibility and development requirements, the date when interconnection is requested and the projected quantity of interconnection points ordered with a demand forecast.

2.13.3 The requesting Party may cancel a Network Element Bona Fide Request at any time, but will pay the other Party's reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

2.13.4 Within ten (10) business days of its receipt, the receiving Party will acknowledge receipt of the Network Element Bona Fide Request (BFR) and acknowledge that the BFR is complete and accurate or whether changes are required.

2.13.5 Except under extraordinary circumstances, within forty-five (45) calendar days of its receipt of a complete and accurate Bona Fide Request, the receiving Party will provide to the requesting Party a preliminary analysis of such Bona Fide Request. The preliminary analysis will confirm that the receiving Party will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not technically feasible and/or that the request does not qualify as a Network Element that is required to be provided under the Act.

2.13.6 If the receiving Party determines that the Network Element Bona Fide Request is technically feasible and otherwise qualifies under the Act, it will promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

2.13.7 Unless the Parties otherwise agree, the Network Element Bona Fide Request must be priced in accordance with Section 252(d)(1) of the Act.

2.13.8 As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

2.13.9 Within thirty (30) days of its receipt of the Network Element Bona Fide Request quote, the requesting Party must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote, or cancel the Network Element Bona Fide Request and pay the costs of the receiving Party pursuant to Section 2.13.3 above, or seek arbitration by the Commission pursuant to Section 252 of the Act.

2.13.10 If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may seek mediation or arbitration by the Commission pursuant to Section 252 of the Act.

3. NETWORK INTERFACE DEVICE

Pac-West may connect its local loops to customer's inside wiring through NID and an adjoining NID deployed by requesting carrier (47 CFR § 51.319(b)(2)).

3.1 The Network Interface Device ("NID") is a cross-connect used to connect loop facilities to inside wiring. The fundamental function of the NID is to establish the official network demarcation point between a carrier and its end-user customer. The NID contains the appropriate and accessible connection points or posts to which the service provider and the end-user customer each make its connections. (Note: If Pac-West purchases a PACIFIC Loop, a separate NID will not be required.)

3.1.1 Under this Agreement, PACIFIC shall offer two general types of NIDs:

3.1.1.1 Simple NID

A Simple NID is a standard network interface ("SNI") the use of which permits the End User's inside wiring to be isolated from PACIFIC's network.

3.1.1.2 Complex NID

A Complex NID is a building terminal where an End User's inside wiring terminates on PACIFIC's network.

3.2 Pac-West will provide its own NID and will interface to the customer's premises wiring through connections in the customer chamber of the PACIFIC NID.

3.3 Unless requested by Pac-West, no coordination is provided. If Pac-West requests coordination, Additional Labor Billing charges will be applied if PACIFIC incurs these costs as a result of Pac-West request, as specified in PACIFIC's general exchange tariff. In addition, unless otherwise agreed by Pac-West and PACIFIC, neither Party shall access the network side of the other Party's NID unless the owning Party's service technician is present, or unless the owning Party has already made the necessary modifications to isolate its network.

3.3.1 Upon request, PACIFIC will dispatch a technician to tag the End User's inside wire facilities on the End User's side of the NID. In such cases, a Premise Visit charge shall apply as specified in Appendix PRICING, as a Dispatch without Installation of NID.

3.4 The PACIFIC NIDs that Pac-West uses under this Appendix will be existing NIDs installed by PACIFIC to serve its customers.

3.5 Pac-West shall not attach to or disconnect PACIFIC's ground. Pac-West shall not cut or disconnect PACIFIC's loop from its protector. Pac-West shall not cut any other leads in the NID. Pac-West shall protect all disconnected leads with plastic sleeves and will store them within the NID enclosure. Pac-West shall tighten all screws or lugs loosened by Pac-West in the NID's enclosure and replace all protective covers.

4. LOCAL LOOP

4.1 A "loop" is a dedicated transmission facility between a distribution frame (or its equivalent) in a PACIFIC central office and an End User customer premises. (47 CFR § 51.319(a))

4.2 PACIFIC will provide at the rates, terms, and conditions set out in Appendix PRICING the following types of Loops:

4.2.1 2-Wire Analog Loop

A 2-Wire Analog Loop supports analog voice frequency, voice band services with loop start signaling with the frequency spectrum of approximately 300 Hz and 3000 Hz.

4.2.1.1 PACIFIC will offer 5dB conditioning on a 2-Wire Analog Loop as the standard conditioning option available for ground start signaling and Reverse Battery. Applicable rates are outlined in Appendix Pricing.

4.2.2 4-Wire Analog Loop

A 4-Wire Analog Loop provides a non-signaling voice band frequency spectrum of approximately 300 Hz to 3000 Hz. The 4-Wire Analog Loop provides separate transmit and receive paths.

4.2.3 2-Wire Digital Loop

A 2-Wire Digital Loop supports Basic Rate ISDN ("BRI") digital exchange services The 2-Wire digital loop 160 Kbps supports usable bandwidth up to 160 Kbps

4.2.3.1 A Facility(ies) Request Form specifying the desired loop application must be processed by PACIFIC for each new 2-Wire Digital Loop ordered to assure the facilities meet the parameters specified for such loop type. The Facility Request Form rate will be billed to Pac-West as displayed in Appendix PRICING for each loop analyzed whether or not it will support the desired application.

4.2.3.2 If the results of the Facility(ies) Request analysis indicates that special conditioning (i.e., adding or removing an existing mid-span repeater) is required to meet the parameters for this requested usage, Pac-West will be notified before commencement of the work. If Pac-West authorizes PACIFIC offered conditioning or loop modification, Pac-West will be billed for such work in addition to normal monthly and nonrecurring charges for the loop.

4.2.4 4-Wire Digital Loop

A 4-Wire Digital Loop supports DS-1 digital services including Primary Rate ISDN ("PRI"). The 4-Wire Digital Loop supports usable bandwidth up to 1.544 Mbps.

4.2.5 Enhanced Extended Loop Combination

An Enhanced Extended Loop (EEL) consists of a combination of an unbundled loop, multiplexing/concentrating equipment, and dedicated transport. The EEL allows Pac-West to serve a customer by extending a customer's loop from the end office serving that customer to either (1) a Pac-West local switch or (2) a different end office in which Pac-West is collocated. PACIFIC agrees to provide Pac-West with extended loop functionality which is a combination of currently combined UNEs.

        The existing combination of UNEs (meaning a combination of UNEs where no physical work is required by Pacific Bell at a Pacific Bell premises, an outside plant location, or a customer premises, in order to establish physical connections between the UNEs that constitute the UNE combination) will be made available at the prices set forth in Appendix Pricing, subject to modification as set forth therein. PACIFIC shall also offer Pac-West extended loop functionality at the DS-3 level, and charges for combining such network elements shall be limited to recovering the costs PACIFIC incurs for combining such elements, without any additional markup related to the combining. Extended loop will only be available to Pac-West when Pac-West certifies that it provides a significant amount of the End User's local telephone exchange service as defined by the FCC in Supplemental Order Clarification, Section 22, released on November 24, 1999, in Docket 96-98.

        New combinations of UNEs will be made available to the extent required by FCC rules and orders and subject to the limitations as set forth in Verizon Comm. Inc. v. FCC, 122 S. Ct. 1646, at 1683-87 (2002), and to the extent not inconsistent therewith, the rules and orders of the relevant State Commission and any other applicable law.

4.3 Pac-West may request additional loop types and conditioning pursuant to the Bona Fide Request process.

4.4 If Pac-West requests one or more unbundled Loops serviced by Integrated Digital Loop Carrier ("IDLC") PACIFIC will, where available, move the requested unbundled Loop(s) to a spare, existing physical or a universal digital loop carrier unbundled Loop at no additional charge to Pac-West. If, however, no spare unbundled Loop is available, PACIFIC will within two (2) business days, excluding weekends and holidays, of Pac-West's request, notify Pac-West of the lack of available facilities. Pac-West may request alternative arrangements through the Bona Fide Request process.

4.5 Forecasts

For the first six (6) months after Pac-West's first order for a Loop, Pac-West shall provide to PACIFIC forecasts of the number of loops at the LATA level. Thereafter, Pac-West shall make a good-faith effort to provide such forecasts to PACIFIC at a Wire Center level. This includes associated additional line ("ADL") requirements when PACIFIC's primary residential POTS service is not to be disconnected in the establishment of loop service. Pac-West shall provide such forecasts to PACIFIC on a semi-annual basis.

5. LOCAL SWITCHING

5.1 The local switching element encompasses line-side and trunk-side facilities plus the features, functions, and capabilities of the switch. The line side facilities include the connection between a loop termination at, for example, a main distribution frame ("MDF"), and a switch line card. Trunk-side facilities include the connection between, for example, trunk termination at a trunk-side cross-connect panel and a trunk card. The local switching element includes all features, functions, and capabilities of the local switch, including but not limited to the basic switching function of connecting lines to lines, lines to trunks, trunks to lines and trunks to trunks. It also includes the same basic capabilities that are available to PACIFIC customers, such as a telephone number and dial tone. In addition, the local switching element includes access to features that PACIFIC uses or is authorized to use in that switch, including Custom Calling, CLASS features, and Centrex-like capabilities.

5.2 Until such time that a Pac-West purchases unbundled Local Switching and elects to provide customized routing for local calls to its customers, PACIFIC will route local calls as defined by the exchange dialing plan. Where Pac-West elects to provide customized routing for local calls, PACIFIC will provide the functionality and features required to route all multiple switch local calls from Pac-West End Users to Pac-West designated, dedicated trunks. Intraswitch local calls will continue to be routed via PACIFIC intraoffice facilities. Pac-West custom routed local calls will be routed based on the class of call. All Pac-West Custom Routed traffic must be handed off to a dedicated trunk group in the end office in which the call originates. These trunk groups may not overflow to the PACIFIC network for call completion. A single customized routing configuration will be provided for all of Pac-West's customers in an individual switch. Implementation of Pac-West customized local interconnection routing arrangements will be on a project-specific basis as mutually agreed by the Parties.

5.3 When Pac-West uses unbundled Local Switching, PACIFIC will route interLATA, interstate and international calls via Pac-West End User's presubscription or casually dialed interLATA carrier. Until such time that intraLATA presubscription is deployed PACIFIC will route intraLATA toll calls as defined by the exchange dialing plan when Pac-West uses Local Switching elements. When intraLATA presubscription is deployed, PACIFIC will route intraLATA toll calls to Pac-West End User's presubscribed or casually dialed intraLATA carrier.

5.4 Prior to IntraLATA Dialing Parity when Pac-West purchases unbundled Local Switching, PACIFIC's Local Switching element will route local and toll calls on Pacific's common/shared network for call completion. Once dialing parity is implemented IntraLATA toll calls will be directed to the presubscribed IntraLATA carrier.

5.5 Where Pac-West purchases unbundled Local Switching ("ULS") and elects to provide Directory Assistance and/or Operator Services to its customers through its own or third party Directory Assistance and/or Operator Services platforms, Subject to switch limitations, Custom Routing is available upon Pac-West request to handle Operator Services, Directory Assistance, and/or other traffic as required by state jurisdiction. Pac-West will pay the customized routing charges reflected in Appendix Pricing.

5.6 DA calls dialed within the customer's NPA) and/or Operator Services to Pac-West designated, dedicated trunks for the provision of Pac-West Directory Assistance and/or Operator Services as agreed to by the Parties. Such dedicated trunks must be available in the end office where the Directory Assistance and/or Operator Services call originates and overflow to PACIFIC trunk groups will not be permitted.

5.6.1 Trunk signaling will be appropriate to the technology used to provide access to Pac-West Directory Assistance and/or Operator Services Platform. All Pac-West Directory Assistance and Operator Services trunk group(s) will be dedicated final and will not overflow to PACIFIC's network for call completion. A single customized routing configuration will be provided for all of Pac-West's customers in an individual switch. Implementation of Pac-West customized Directory Assistance and/or Operator Services routing arrangements will be on a project-specific basis as mutually agreed by the Parties.

5.6.2 Charges are dependent upon switch type and include Switching Establishment in addition to the Customized Routing charges to be determined on a project specific basis outlined in Section 5.2 above.

5.7 PACIFIC will provide the Local Switching element only with standard central office treatments (e.g., busy tones, vacant codes, fast busy, etc.), supervision and announcements.

5.8 PACIFIC will control congestion points such as those caused by radio station call-ins, and network routing abnormalities, using capabilities such as Automatic Call Gapping, Automatic Code Gapping, Automatic Congestion Control, and Network Routing Overflow. Pac-West agrees to respond to PACIFIC's notifications regarding network congestion.

5.9 PACIFIC will provide switch interfaces to adjuncts in the same manner it provides them to itself. Pac-West requests for use of PACIFIC's adjuncts will be handled through the Bona Fide Request process.

5.10 In ordering ULS, Pac-West will designate the features and functions that are to be activated on a particular unbundled switch port. PACIFIC will provide features to the extent such features and functions are available or as may be requested by the Bona Fide Request process.

5.11 Switch Ports

5.11.1 Analog Line Port

An Analog Line Port is a line side switch connection available in either a loop or ground start signaling configuration used primarily for Switched voice communications.

5.11.2 ISDN Basic Rate Interface ("BRI") Port

An ISDN BRI Port is a line side switch connection which provides ISDN Basic Rate Interface ("BRI") based capabilities.

5.11.3 ISDN Primary Rate Interface (PRI) Trunk Side Port: trunk side switch connection which provides Primary Rate Interface (PRI) ISDN Exchange Service capabilities.

5.11.4 Analog DID Truck Port: A trunk side 2-wire connection for Direct Inward Dialing (DID) service.

5.11.5 DS1 Trunk Port: A trunk side DS1 interface intended for digital trunk service for the end user PBX or a custom -routed network trunk.

5.12 Basic Switching Functions

5.12.1 Originating

When any call originates from an ULS Port, Pac-West will pay the Unbundled Local Switching Originating (ULS-O) rates. ULS-O rate elements include a charge for Setup per Attempt and a charge per Minute of Use ("MOU"). Charges for unbundled transport as outlined in Section 8 below will also apply.

5.12.2 Terminating

When a call terminates to an ULS Port, Pac-West will pay Unbundled Local Switching - Terminating (USL-T) rates. USL-T rate elements include a charge for Setup per Call and a charge per MOU.

5.12.3 Intraoffice

Pac-West will pay only ULS-O Setup per Call and per MOU for a call originating from a Pac-West ULS line or trunk port that terminates to any other end user service line or any other unbundled line or trunk port which is connected to the same end office switch.

5.13 Forecasts

At the time that Pac-West first orders unbundled Switch Ports, Pac-West shall provide to PACIFIC forecasts of the number of such unbundled Switch Port arrangements (quantities of lines and trunks) at an End Office level. Thereafter, Pac-West shall provide such forecasts to PACIFIC on a semi-annual basis.

6. TANDEM SWITCHING

6.1 Tandem Switching is defined as trunk-connect facilities, including but not limited to the connection between trunk termination at a cross-connect panel and a switch trunk card;It includes the basic switching function of connecting trunks to trunks; andall technically feasible functions, that PACIFIC uses or is authorized to use, that are centralized in tandem switches (as distinguished from separate end-office switches), including but not limited to call routing, call recording, and signaling conversion features. Tandem Switching will provide trunk-to-trunk connections for local calls between two end offices. When used in this manner (i.e., in conjunction with originating unbundled local switching) the Pac-West will pay Blended Transport rates which include recovery of tandem switching. Blended Transport rates are described in Section 8 below. When used as a stand-alone function (i.e., call handoffs from one non Pacific network to another non Pacific network), Tandem Switching rate elements billed will include a charge for Setup Per Call and a charge Per MOU. To the extent all signaling is SS7, Tandem Switching will preserve CLASS/LASS features and Caller ID as traffic is processed. Additional signaling information and requirements are provided in Section 9 of this Appendix.

6.2 Forecasts

At the time that Pac-West first orders Tandem Switching, Pac-West shall provide to PACIFIC forecasts of the number of such Tandem Switching arrangements (quantities of trunks) at a central office level. Thereafter, Pac-West shall provide such forecasts to PACIFIC on a semi-annual basis.

7. OPERATOR SERVICES AND DIRECTORY ASSISTANCE

PACIFIC will provide access to operator service and directory assistance facilities where technically feasible. (47 CFR § 51.319(g)). In addition, Operator Services and Directory Assistance ("OS/DA") are available as described in Appendix DA, and Appendix OS.

8. INTEROFFICE TRANSPORT

The Interoffice Transport network element is defined as PACIFIC's interoffice transmission facilities dedicated to a particular customer or carrier, or shared by more than one customer or carrier, that provides telecommunications between wire centers owned by PACIFIC or Pac-West or third parties acting on behalf of Pac-West, or between switches owned by PACIFIC or Pac-West or third parties acting on behalf of Pac-West. Interoffice Transport includes Common Transport/,Shared Transport, and unbundled Dedicated Transport, which is comprised of interoffice transport, Entrance Facilities, DCS, and Multiplexing.

PACIFIC will be responsible for the engineering, provisioning, and maintenance of the underlying equipment and facilities that are used to provide Interoffice Transport.

8.1 Common/Shared Transport

Common/Shared Transport is an interoffice transmission path between a PACIFIC tandem and a PACIFIC end office or between two PACIFIC end offices. Common/Shared Transport permits the Pac-West to access the interoffice network of PACIFIC for the origination and completion of calls to and from unbundled local switch ports. Common/Shared Transport is charged on a Minute-of-Use basis (both fixed and per mile), as outlined in Appendix PRICING.

8.2 Shared Transport

The Unbundled Shared Transport capability is defined as set forth in FCC Rule 51.319.

8.2.1 PACIFIC provides access to unbundled shared transport only when purchased in conjunction with a ULS port that Pac-West subscribes to for the purpose of delivering traffic from/to a Pac-West End User as set forth below.

8.2.1.1 Unbundled Local Switching is provided under Section 11 of this Appendix UNE.

8.3 Dedicated Transport

8.3.1 Dedicated Transport is an interoffice transmission path dedicated to a particular customer or carrier that provides telecommunications between wire centers owned by PACIFIC or Pac-West, or between switches owned by PACIFIC or Pac-West. Dedicated Transport includes the following rate elements:

(a) Interoffice Transport Fixed - Billed per termination at each PACIFIC end office.

(b) Interoffice Transport Variable - Billed per mile for the transmission path which extends between each PACIFIC end office.

(c) Entrance Facility - Applies from PACIFIC's wire center (serving wire center) to the Pac-West's location.

(d) Multiplexing - Applies when Pac-West orders multiplexing.

(e) Digital Cross Connect System ("DCS") - PACIFIC will offer access to Digital Cross-Connect System(s) ("DCS") in conjunction with the unbundled dedicated transport element with the same functionality that is offered to interexchange carriers.

8.3.1.1 PACIFIC will offer Dedicated Transport as a circuit (e.g., DS-1, DS-3) dedicated to Pac-West.

8.3.1.2 PACIFIC will provide Dedicated Transport at the following speeds: DS-1 (1,544 Mbps), and DS-3 (45 Mbps). Availability of unbundled transport services at transmission rates other than those provided in Appendix PRICING are subject to Pac-West's request according to Section 2.13 of this Appendix.

8.3.2 See Appendix PRICING for rate elements for Interoffice Transport.

8.4 Forecasts

For the first six (6) months after Pac-West's first order for unbundled Dedicated Transport, unbundled Entrance Facilities, or Digital Cross-Connect System, Pac-West shall provide to PACIFIC forecasts of the number of such unbundled Transport/interoffice/Entrance Facilities/DCS arrangements/multiplexing at a LATA level. Thereafter, Pac-West shall make a good faith effort to provide such forecasts to PACIFIC at a wire center level. Pac-West shall provide such forecasts to PACIFIC on a semi-annual basis.

9. SIGNALING NETWORKS AND CALL-RELATED DATABASES

Signaling Networks and Call-Related Databases are Network Elements that include Signaling Link Transport, Signaling Transfer Points, Service Control Points, and Call-Related Databases. Access to PACIFIC's signaling network and call related databases will be provided as described in the following Appendices: SS7, 800, and 10.

10. OPERATIONS SUPPORT SYSTEMS FUNCTIONS

Operations Support Systems Functions consist of pre-ordering, ordering, provisioning, maintenance and repair, and billing functions supported by PACIFIC's databases and information. PACIFIC will provide Pac-West access to its Operations Support Systems Functions as outlined in Appendix OSS.

11. CROSS CONNECTS

11.1 The cross connect is the media between the PACIFIC distribution frame and a Pac-West designated point of access as described in 2.9, above, or the media between a PACIFIC UNE and a collocation area (Physical or Virtual) for the purpose of connecting the PACIFIC UNE to Pac-West's own facilities.

11.2 The applicable loop cross connects to point of access for the purpose of combining a PACIFIC loop with another PACIFIC UNE are as follows:

(a) 2 wire analog loop to point of access

(b) 4 wire analog loop to point of access

(c) 2 wire digital loop to point of access

(d) 4 wire digital loop to point of access

11.3 The applicable Unbundled Dedicated Transport cross connects to point of access for the purpose of combining to another PACIFIC UNE are as follows:

(a) DS-1 to point of access

(b) DS-3 to point of access

(c) OC3 to point of access

(d) OC12 to point of access

(e) OC48 to point of access

11.4 The applicable Switch Port cross connects to point of access for the purpose of combining to another PACIFIC UNE are as follows:

(a) Analog Line Port to point of access

(b) ISDN Basic Rate Interface (BRI) to point of access

(c) ISDN Primary Rate Interface (PRI) to point of access

(d) Analog DID Trunk Port to point of access

(e) DS1 Trunk Port to point of access.

11.5 The applicable loop cross connects (EISCC) for the purpose of connecting a PACIFIC UNE to a Pac-West's collocated facilities (either physical or virtual) are as follows:

(a) 2 wire analog loop to collocation

(b) 4 wire analog loop to collocation

(c) 2 wire digital loop to collocation

(d) 4 wire digital loop to collocation

11.6 The applicable dedicated transport cross connects (EISCC) for the purpose of connecting a PACIFIC UNE to a Pac-West's collocated facilities (either physical or virtual) are as follows:

(a) DS-1 to collocation

(b) DS-3 collocation

(c) OC3 to collocation

(d) OC12 to collocation

(e) OC48 to collocation

11.7 The applicable Switch Port cross connects (EISCC) for the purpose of connecting a PACIFIC UNE to a Pac-West's collocated facilities (either physical or virtual) are as follows:

(a) Analog Line Port to collocation

(b) ISDN Basic Rate Interface (BRI) to collocation

(c) ISDN Primary Rate Interface (PRI) to collocation

(d) Analog DID Trunk Port to collocation

(e) DS1 Trunk Port to collocation

12. PRICING

12.1 Attached hereto as Appendix PRICING is a schedule which reflects the prices at which PACIFIC agrees to provide Pac-West with access to Unbundled Network Elements. Pac-West agrees to compensate PACIFIC for Unbundled Network Elements at the terms and conditions contained in this Appendix. Unbundled Network Elements are available from PACIFIC on a per Unbundled Network Element basis at prices as contained in Appendix PRICING.

12.1.1 For any rate element and/or charge contained in or referenced to in this Appendix that are not listed in the attached Appendix PRICING, including Bona Fide Requests, PACIFIC and Pac-West will not negotiate prices. However, Pacific will disclose the components used to develop the quote and Pac-West may review the pricing components to verify the quote, upon request. If Pac-West disputes the quote for the BFR it may seek to resolve the dispute through the dispute resolution procedures of this Agreement.

12.2 Unless otherwise stated, PACIFIC will render a monthly bill for Network Elements provided hereunder. Remittance in full will be due within thirty (30) days of the date of the invoice. Interest will apply on overdue amounts.

12.3 Recurring Charges

12.3.1 Unless otherwise listed below, where Rates are shown as monthly, a month will be defined as a calendar month. The minimum term for each monthly rated element will be one (1) month. After the initial month, billing will be on the basis of whole or fractional months used.

12.3.2 Where rates are based on minutes of use, usage will be accumulated at the end office or other measurement point without any per call rounding and total minutes by end office are rounded to the next higher minute. Pac-West shall pay for all usage on such calls including those that are not completed due to busy or don't answer conditions.

12.3.3 Where rates are based on miles, the mileage will be calculated on the airline distance involved between the locations. To determine the rate to be billed, PACIFIC will first compute the mileage using the V&H coordinates method, as set forth in the National Exchange Carrier Association, Inc. Tariff FCC No 4. When the calculation results in a fraction of a mile, PACIFIC will round up to the next whole mile before determining the mileage and applying rates.

12.4 Nonrecurring Charges

12.4.1 Consistent with CFR 51.307(d), there are nonrecurring charges for each Unbundled Network Element on the first connection on a Pac-West order as well as separate nonrecurring charges for each additional connection associated with the same Pac-West order at the same Pac-West specified premises.

12.4.2 The appropriate nonrecurring charges shall apply for each service request processed by PACIFIC, including but not limited to the following:

(a) installation (Service Order and Connect);

(b) disconnection (Disconnect);

(c) rearrangement/modification (Change); or

(d) cancellation (per PACIFIC's tariff P.S.C.N. C, Section 5).

12.5 Maintenance of Elements

12.5.1 The network elements provided by PACIFIC pursuant to this Appendix will be maintained by PACIFIC.

12.5.2 If trouble occurs with Unbundled Network Elements provided by PACIFIC, Pac-West will first determine whether the trouble is in Pac-West's own equipment and/or facilities or those of the End User. If Pac-West determines the trouble is in PACIFIC's equipment and/or facilities, Pac-West will issue a trouble report to PACIFIC.

12.5.3 Pac-West will pay Additional Labor charges when Pac-West reports a suspected failure of a network element and PACIFIC dispatches personnel to the End User's premises or a PACIFIC central office and trouble was not caused by PACIFIC's facilities or equipment. Additional Labor charges will include all technicians dispatched, including technicians dispatched to other locations for purposes of testing. Rates for Additional Labor will be billed pursuant to PACIFIC's tariff P.S.C.N. C, Section 13.

12.5.4 Pac-West shall pay Additional Labor charges when PACIFIC dispatches personnel and the trouble is in equipment or communications systems provided by an entity other than PACIFIC or in detariffed CPE provided by PACIFIC.

12.5.5 If Pac-West issues a trouble report allowing PACIFIC access to the End User's premises and PACIFIC personnel are dispatched but denied access to the premises, then Additional Labor charges will apply for the period of time that PACIFIC personnel are dispatched.

12.5.6 Additional Labor charges apply on a first and additional basis for each half hour or fraction thereof. If more than one technician is dispatched in conjunction with the same trouble report, the total time for all technicians dispatched will be aggregated prior to the distribution of time between the "First Half Hour or Fraction Thereof" and "Each Additional Half Hour or Fraction Thereof" rate categories. Basic Time is work related efforts of PACIFIC performed during normally scheduled working hours on a normally scheduled work day. Overtime is work related efforts of PACIFIC performed on a normally scheduled work day, but outside of normally scheduled working hours. Premium Time is work related efforts of PACIFIC performed other than on a normally scheduled work day.

12.5.7 If Pac-West requests or approves a PACIFIC technician to perform services in excess of or not otherwise contemplated by the nonrecurring charges herein, Pac-West will pay for any additional work to perform such services, including requests for installation or conversion outside of normally scheduled working hours.

12.6 Other Pricing Terms and Conditions for Unbundled Local Switching ("ULS")

12.6.1 When Pac-West purchases unbundled Local Switching, Pac-West may also order available PACIFIC vertical features that the switch is equipped to provide. Pac-West will pay the monthly and nonrecurring charges for such features as listed in Appendix PRICING.

12.6.2 Use of PACIFIC's SS7 signaling network will be provided for unbundled local switching. Pac-West does not separately order SS7 under this method.

12.6.3 With unbundled Local Switching, PACIFIC will make available features that require resources outside the switch, but Pac-West will pay additional charges (e.g., TCAP messages, SS7 Signaling, database queries, etc.) for such features.

APPENDIX WP

Appendix Wp

White Pages Directory Appendix

PACIFIC and Pac-West agree to the following terms and conditions for the printing and distribution of White Pages directories:

(a) PACIFIC publishes White Pages directories for geographic areas in which Pac-West also provides local exchange telephone service, and Pac-West wishes to include listings information for its End Users in the appropriate PACIFIC White Pages directories.

(b) Pac-West also desires distribution to its End Users of the White Pages directories that include listings of Pac-West's End Users.

NOW THEREFORE, in consideration of these premises, PACIFIC and Pac-West agree as follows:

1. SERVICE PROVIDED

1.1 Subject to PACIFIC's practices, as well as the rules and regulations applicable to the provision of White Pages directories, PACIFIC will include in appropriate White Pages directories the primary alphabetical listings of all Pac-West End Users located within the local directory scope. The rules, regulations, and PACIFIC practices are subject to change from time to time.

1.2 Pac-West shall furnish to PACIFIC, in a form acceptable to both Parties, subscriber listing information pertaining to Pac-West End Users located within the local directory scope, along with such additional information as PACIFIC may require to prepare and print the alphabetical listings of said directory.

1.3 Pac-West may provide Pac-West's subscriber listing information to PACIFIC for inclusion in the White Pages directory via an electronic feed of the listing information to PACIFIC's listing database. Upon receipt of a request from a third party directory publisher, including Pacific Bell Directory, for subscriber listing information, PACIFIC will provide to that third party directory publisher Pac-West subscriber's listing information on an alphabetically interfiled (interspersed) basis and indistinguishable from PACIFIC's subscriber listing information. Pac-West is responsible in using all available information to validate Pac-West's End User listings for the directory(ies) prior to the directory(ies) deadline.

1.4 Pac-West must provide a Main Listing (whether the End User's number is to be published or non-published) for each end-user that requires delivery. PACIFIC will arrange for the delivery of newly published local directories to Pac-West end-users in accordance with current practices.

1.5 Each Pac-West subscriber will receive one copy of PACIFIC's White Pages directory, and a Yellow Pages directory when cobound with the White Pages, in the same manner and at the same time that they are provided to PACIFIC's subscribers.

1.6 If Pac-West's End User already has a current PACIFIC directory, PACIFIC shall not be required to deliver a directory to that End User until new directories are published for that End User's location.

1.7 At Pac-West's request, PACIFIC will include Pac-West specific information (i.e., business office, residence office, repair bureau, etc.) in the White Pages directory on an "index-type" informational page. This page will also include specific information pertaining to other Pac-Wests. At its option, Pac-West shall provide PACIFIC with its logo and information in the form of a camera ready copy, sized at 1/8th of a page.

2. USE OF SUBSCRIBER LISTING INFORMATION

Pac-West authorizes PACIFIC or its affiliated directory publisher to use the subscriber listing information provided to PACIFIC pursuant to this Appendix, for inclusion in the appropriate printed directories and directory assistance databases where such service is provided by PACIFIC.

Note: PACIFIC uses Pac-West and PACIFIC listings to update/publish the Directory Assistance Data Base and the WP directory(ies).

3. PRICING

3.1 Additional Listing Services (e.g., foreign listings) can be purchased by Pac-West for its End Users on a per listing basis. Pac-West shall pay PACIFIC for all such listings provided to Pac-West's End Users. The rates for additional listing services described herein are identified in PACIFIC's tariff rates as defined in P.S.C.N. A5.

3.2 Where Pac-West's End User requires additional listings to appear in the White Pages directory, PACIFIC will assess Pac-West a monthly charge for such listings at existing PACIFIC tariff rates as defined in P.S.C.N. A5.

4. ASSIGNMENT

The subscriber listing information shall remain the property of Pac-West. Except as stated in Section 3 herein, PACIFIC shall not sublicense, assign, sell or transfer the subscriber listing information provided hereunder, nor shall PACIFIC authorize any other company, outside the Southwestern Bell Company family of companies, or any person to use the subscriber listing information for any other purpose. PACIFIC shall take appropriate measures to guard against any unauthorized use of the listings provided to it hereunder (at least the same measures PACIFIC takes to protect its own listings from unauthorized use), whether by PACIFIC, its agents, employees, or others.

5. LIABILITY

5.1 Pac-West hereby releases PACIFIC from any and all liability for damages due to errors or omissions in Pac-West's subscriber listing information as provided to PACIFIC under this appendix, and/or Pac-West's subscriber listing information as it appears in the White Pages directory, including, but not limited to, special, indirect, consequential, punitive or incidental damages.

5.2 Pac-West shall indemnify, protect, save harmless, and defend PACIFIC (or PACIFIC's officers, employees, agents, assigns, and representatives) from and against any and all losses, liability, damages and expense arising out of any demand, claim, suit, or judgment by a third party in any way related to any error or omission in Pac-West's subscriber listing information as it appears in the White Pages directory, including any error or omission related to non-published or non-listed subscriber listing information. Pac-West shall so indemnify regardless of whether the demand, claim or suit by the third party is brought jointly against Pac-West and PACIFIC, and/or against PACIFIC alone. However, if such demand, claim or suit specifically alleges that an error or omission appears in Pac-West's subscribers listing information in the White Pages directory, PACIFIC may, at its option, assume and undertake its own defense, or assist in the defense of Pac-West, in which event Pac-West shall reimburse PACIFIC for reasonable attorney's fees and other expenses incurred by PACIFIC in handling and defending such demand, claim and/or suit.

5.3 This Appendix shall not establish, be interpreted as establishing, or be used by either party to establish or to represent their relationship as any form of agency, partnership or joint venture. Neither party shall have any authority to bind the other or to act as an agent for the other unless written authority, separate from this Appendix, is provided. Nothing in the Appendix shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties. Nothing herein shall be construed as making either Party responsible or liable for the obligations and undertakings of the other Party.

6. BREACH OF CONTRACT

If either Party is found to have materially breached this Appendix, the non-breaching Party may terminate the Appendix by providing written notice to the breaching party, whereupon this Appendix shall be null and void with respect to any issue of PACIFIC'S White Pages directory published sixty (60) or more days after the date of the receipt of such written notice.